     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

           BERMUDA                           7382                NOT APPLICABLE
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                              THE GIBBONS BUILDING
                           10 QUEEN STREET, SUITE 301
                             HAMILTON HM11 BERMUDA
                                 (441) 292-8674
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

* Tyco International Ltd. maintains its registered and principal executive offices at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.

                         ------------------------------

                                   COPIES TO:

        JOSHUA M. BERMAN, ESQ.                    PAUL T. SCHNELL, ESQ.
  KRAMER, LEVIN, NAFTALIS & FRANKEL        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                                           LLP
           919 THIRD AVENUE                          919 THIRD AVENUE
       NEW YORK, NEW YORK 10022                  NEW YORK, NEW YORK 10022

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger, dated as of May 25, 1998, described in the Proxy Statement/ Prospectus included in this Registration Statement have been satisfied or waived.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED        PER SECURITY       OFFERING PRICE     REGISTRATION FEE
Common Shares, par value $0.20 per share..........    68,565,595(1)            N/A          $4,149,566,205(2)       $1,224,125

(1) Represents the estimated number of Common Shares issuable upon consummation of the merger (the "Merger") of a subsidiary of the Registrant with and into United States Surgical Corporation ("US Surgical"), assuming the exercise prior to the effective time of the Merger of all exercisable options or other rights to purchase or acquire shares of common stock, par value $0.10, of US Surgical (the "US Surgical Common Stock").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 ("Rule 457") promulgated under the Securities Act of 1933, as amended, on the basis of $46.03125, the average of the high and low prices of the US Surgical Common Stock on the New York Stock Exchange on July 7, 1998, multiplied by 90,146,720, the maximum number of shares of US Surgical Common Stock to be acquired in the Merger.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                                     [LOGO]
                       UNITED STATES SURGICAL CORPORATION
                               150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                 (203) 845-1290

                                                                          , 1998

To our Stockholders:

    Enclosed are a Notice of Special Meeting, a Proxy Statement/Prospectus and a proxy card in connection with a Special Meeting of stockholders (the "Special Meeting") of United States Surgical Corporation ("US Surgical") to be held at
[10:00 a.m.] local time on             , 1998 at [                        ]. At
the Special Meeting you will be asked to consider and vote upon a proposal to approve the Merger (the "Merger") of US Surgical and T11 Acquisition Corp., a Delaware subsidiary of Tyco International Ltd. ("Merger Sub"), and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 1998, among Tyco International Ltd., a Bermuda company ("Tyco"), Merger Sub and US Surgical, providing for the Merger.

    The terms of the Merger Agreement provide that each issued and outstanding share of common stock, par value $0.10 per share, of US Surgical ("US Surgical Common Stock") will, upon the terms and subject to the conditions set forth in the Merger Agreement, be converted into the right to receive 0.7606 (the "Exchange Ratio") validly issued, fully paid and nonassessable Tyco Common Shares, par value $0.20 per share ("Tyco Common Shares"). The closing price of
the Tyco Common Shares as reported on the NYSE Composite Tape on             ,
1998 was $      . Outstanding options to acquire shares of US Surgical Common
Stock issued under US Surgical's stock option plans will be assumed by Tyco and will be deemed to constitute options to acquire Tyco Common Shares.

    Details of the matters to be considered at the Special Meeting are set forth in the accompanying Proxy Statement/Prospectus. In addition, you may obtain additional information about US Surgical and Tyco from documents filed with the Securities and Exchange Commission. We encourage you to read this document carefully, in its entirety.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities regulators have approved the Merger described in this Proxy Statement/Prospectus or the securities to be issued under this Proxy Statement/Prospectus nor have they determined if this Proxy Statement/Prospectus is accurate or adequate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merit of the Merger. Any representation to the contrary is a criminal offense. The information in this Proxy Statement/Prospectus is not complete and may be amended. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

This Proxy Statement/Prospectus is dated       , 1998 and is first being mailed
to stockholders on or about       , 1998.

    The Board of Directors of US Surgical has carefully considered the terms and conditions of the proposed Merger, as well as a number of other factors, including the oral opinion of Chase Securities Inc. ("Chase") (subsequently confirmed in writing) that the Exchange Ratio was fair to US Surgical stockholders from a financial point of view as of the date of such opinion. The full text of the written opinion of Chase, which sets forth a description of the matters considered, assumptions made and limits on the review undertaken by Chase, is attached to the accompanying Proxy Statement/Prospectus as Annex B. THE BOARD OF DIRECTORS OF US SURGICAL HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF US SURGICAL AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF SHARES OF US SURGICAL COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

    To be certain that your shares are voted at the Special Meeting, whether or not you plan to attend in person, please sign, date and return the enclosed proxy as soon as possible. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR the approval of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby. If you fail to return your card, the effect will be a vote AGAINST the approval of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby. YOUR VOTE IS VERY IMPORTANT. You may attend the Special Meeting and vote in person, whether or not you have executed and returned your proxy. You may revoke your proxy at any time prior to its use.

                                          Sincerely,
                                          LEON C. HIRSCH
                                          CHAIRMAN OF THE BOARD,
                                          AND CHIEF EXECUTIVE OFFICER

NORWALK, CONNECTICUT
            , 1998

                              [U.S SURGICAL LOGO]

                       UNITED STATES SURGICAL CORPORATION

                               150 Glover Avenue

                           Norwalk, Connecticut 06856

                                   ----------
                           NOTICE OF SPECIAL MEETING
                       TO BE HELD ON               , 1998
                                   ----------

To the Stockholders of United States Surgical Corporation:

    Notice is hereby given that a Special Meeting of Stockholders of United States Surgical Corporation, a Delaware corporation ("US Surgical"), will be
held at [10:00]a.m., local time, on [           ], 1998, at
[                    ] (the "Special Meeting") for the following purposes:

    1. To consider and vote upon a proposal to approve the Merger (the "Merger") of US Surgical and T11 Acquisition Corp. ("Merger Sub") a Delaware subsidiary of Tyco International Ltd.("Tyco"), a Bermuda Company, and adopt the Agreement and Plan of Merger, dated as of May 25, 1998 (the "Merger Agreement"), by and among US Surgical, Tyco, Merger Sub, and the transactions contemplated thereby, pursuant to which, among other things, (i) Merger Sub will merge with and into US Surgical, with the result that US Surgical will become a wholly owned subsidiary of Tyco and (ii) each issued and outstanding share of common stock, par value $0.10 per share, of US Surgical will be converted into the right to receive 0.7606 validly issued, fully paid and nonassessable Tyco Common Shares, par value $0.20 per share.

    2. To consider and vote upon such other matters which may properly come before the Special Meeting or any adjournment or postponement thereof.

    The accompanying Proxy Statement/Prospectus contains information regarding the business to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus.

    You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed envelope. If you attend the Special Meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy. A proxy may be revoked at any time prior to its use.

    ATTENDANCE AT THE SPECIAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF US SURGICAL. ADMITTANCE TICKETS WILL BE REQUIRED.

    If you are a stockholder and plan to attend, you must request an admittance ticket by writing to the Office of the Secretary at the address shown above
prior to             , 1998. If your shares are not registered in your own name, evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter. An admittance ticket will be sent to you.

    Only stockholders of record at the close of business on
[                    ], 1998, the record date established by the Board of
Directors in connection with the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A list of stockholders will be made available at the principal executive offices of US Surgical during normal business hours at least 10 days prior to the date of the Special Meeting for examination by any stockholder for any purpose germane to the Special Meeting. Our principal executive offices are located at 150 Glover Avenue, Norwalk, Connecticut 06856. Our telephone number is (203) 845-1290.

                       UNITED STATES SURGICAL CORPORATION

                               150 Glover Avenue

                           Norwalk, Connecticut 06856

THE BOARD OF DIRECTORS OF US SURGICAL HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF US SURGICAL AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF SHARES OF US SURGICAL COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT. Failure to return your properly endorsed proxy card will have the same effect as a vote AGAINST the approval of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby. Your cooperation is appreciated.

                                                    By Order of the Board of Directors

                                               PAMELA KOMENDA
NORWALK, CONNECTICUT                           Corporate Secretary
               , 1998

                            YOUR VOTE IS IMPORTANT.
        TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID RETURN
                                   ENVELOPE.

                       DO NOT SEND ANY STOCK CERTIFICATES
                             WITH YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
QUESTIONS AND ANSWERS ABOUT THE TYCO/US SURGICAL MERGER....................................................
SUMMARY....................................................................................................
    The Companies..........................................................................................
    The Special Meeting....................................................................................
    Reasons for the Merger.................................................................................
    Recommendation to Stockholders.........................................................................
    The Merger.............................................................................................
    Certain Considerations.................................................................................
    Forward Looking Information............................................................................
CURRENT DEVELOPMENTS.......................................................................................
SELECTED FINANCIAL DATA FOR TYCO AND US SURGICAL...........................................................
    Selected Tyco Historical Financial Information.........................................................
    Selected US Surgical Historical Financial Information..................................................
    Selected Tyco and US Surgical Unaudited Pro Forma Combined Financial Information.......................
    Comparative Per Share Information......................................................................
US SURGICAL SPECIAL MEETING................................................................................
    Purpose of the US Surgical Special Meeting.............................................................
    Record Date; Voting Rights; Proxies....................................................................
    Solicitation of Proxies................................................................................
    Quorum.................................................................................................
    Required Vote..........................................................................................
THE MERGER.................................................................................................
    General................................................................................................
    Effective Time.........................................................................................
    Conversion of Shares; Procedures for Exchange of Certificates..........................................
    Background of the Merger...............................................................................
    Reasons of Tyco for the Merger.........................................................................
    Recommendation of the Board of Directors of US Surgical; Reasons of US Surgical for the Merger.........
    Opinion of US Surgical's Financial Advisor.............................................................
    Interests of Certain Persons in the Merger.............................................................
    Certain United States Federal Income Tax and Bermuda Tax Consequences..................................
    Anticipated Accounting Treatment.......................................................................
    Effect on Stock Plans and Agreements...................................................................
    Certain Legal Matters..................................................................................
    U.S. Federal Securities Law Consequences...............................................................
    Stock Exchange Listing.................................................................................
    Dividends..............................................................................................
    Appraisal Rights.......................................................................................
    Fees and Expenses......................................................................................
THE MERGER AGREEMENT AND RELATED AGREEMENTS................................................................
    Terms of the Merger....................................................................................
    Exchange of Certificates...............................................................................
    Representations and Warranties.........................................................................
    Conduct of Business Pending the Merger.................................................................
    Additional Agreements..................................................................................
    Conditions to the Merger...............................................................................

                                                                                                               PAGE
                                                                                                             ---------
    Termination............................................................................................
    Amendment and Waiver...................................................................................
    Stockholder Agreements.................................................................................
COMPARATIVE PER SHARE PRICES AND DIVIDENDS.................................................................
    Tyco...................................................................................................
    US Surgical............................................................................................
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................
BUSINESSES OF TYCO.........................................................................................
    Disposable and Specialty Products......................................................................
    Fire and Security Services.............................................................................
    Flow Control Products..................................................................................
    Electrical and Electronic Components...................................................................
BUSINESS OF US SURGICAL....................................................................................
DESCRIPTION OF SHARE CAPITAL OF TYCO.......................................................................
    Authorized Share Capital...............................................................................
    Tyco Common Shares.....................................................................................
    Tyco Preference Shares.................................................................................
    Stock Exchange Listing.................................................................................
COMPARISON OF SHAREHOLDER RIGHTS...........................................................................
OTHER MATTERS..............................................................................................
LEGAL MATTERS..............................................................................................
EXPERTS....................................................................................................
FUTURE STOCKHOLDER PROPOSALS...............................................................................
WHERE TO FIND MORE INFORMATION.............................................................................
GLOSSARY...................................................................................................        G-1
ANNEXES
    Annex A Agreement and Plan of Merger
    Annex B Opinion of Chase Securities Inc.

                             QUESTIONS AND ANSWERS
                       ABOUT THE TYCO/US SURGICAL MERGER

    Q: WHY HAS UNITED STATES SURGICAL CORPORATION AGREED TO MERGE WITH A SUBSIDIARY OF TYCO INTERNATIONAL LTD.?

    A: US Surgical develops, manufactures and markets to hospitals throughout the world a line of surgical wound closure products and advanced surgical products. Tyco is a diversified manufacturing and service company with expected annual revenues in excess of $13 billion. Through its Disposable and Specialty Products Group, Tyco designs, manufactures and distributes disposable medical supplies and other specialty products.

    For the two companies, the merger is an attractive strategic combination which will benefit from synergies and cost savings. For US Surgical stockholders, among other things, the merger offers a significant premium above the average price of their shares over the month preceding the execution of the merger agreement.

    For a more detailed discussion of the reasons for the merger, see "The Merger--Reasons of Tyco for the Merger"; and "--Recommendation of the Board of Directors of US Surgical; Reasons of US Surgical for the Merger."

    Q: WHAT WILL HAPPEN TO THE STOCK OF US SURGICAL IN THE MERGER?

    A: In the merger, US Surgical stockholders will receive 0.7606 of a Tyco share in exchange for each of their shares of US Surgical common stock. Cash will be paid instead of the distribution of fractional shares.

    FOR EXAMPLE, A US SURGICAL STOCKHOLDER THAT OWNED 100 SHARES OF US SURGICAL COMMON STOCK WILL OWN 76 TYCO SHARES AND RECEIVE A CHECK FOR THE MARKET VALUE OF
0.06 OF A TYCO SHARE.

    Q: HOW MUCH WILL MY SHARES IN TYCO BE WORTH AFTER THE MERGER?

    A: That will depend on the market price of Tyco shares after the merger. On
July   , 1998, the closing price per Tyco share on the New York Stock Exchange
was   . If Tyco shares had that market value after the merger, holders of US
Surgical common stock would receive Tyco shares (and cash for fractional shares)
with a value of     for each of their US Surgical shares. However, the market
price for Tyco shares is likely to change between now and the merger. You are urged to obtain current quotes for Tyco and US Surgical shares.

    Q: WHEN WILL THE MERGER TAKE EFFECT?

    A: Tyco and US Surgical expect that the merger will become effective promptly after the stockholders of US Surgical approve the merger at a special
stockholders meeting. The meeting is scheduled for           , 1998.

    Q: WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR THE STOCKHOLDERS OF US SURGICAL?

    A: The receipt of Tyco shares in the merger will generally be tax free to the stockholders of US Surgical; however, a stockholder may be required to pay taxes on cash received in lieu of a fractional share of Tyco. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you. For a discussion of the general tax consequences of the merger, see "-- Certain Considerations" and "The Merger--Certain U.S. Federal Income Tax and Bermuda Tax Consequences."

    Q: WILL STOCKHOLDERS HAVE APPRAISAL RIGHTS?

    A: Stockholders of US Surgical will not have any appraisal rights as a result of the merger.

    Q: WHAT SHOULD STOCKHOLDERS DO NOW?

    A: Stockholders should mail their signed proxy card in the enclosed postage pre-paid return envelope, as soon as possible, so that their shares will be represented at the US Surgical special stockholders meeting. The Board of Directors of US Surgical recommends that US Surgical stockholders vote in favor of the merger and the merger agreement. After the merger is completed, stockholders will receive written instructions for exchanging their stock certificates.

    Q: CAN STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED IN A SIGNED PROXY CARD?

    A: Yes. Stockholders can change their vote in one of three ways at any time before their proxies are tabulated at the special stockholders meeting. First, stockholders can revoke their proxies by written notice. Second, stockholders can complete new, later dated proxy cards. Third, stockholders can attend the special stockholders meeting and vote in person.

    Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

    A: Your broker will vote your shares only if you provide instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted by that broker and the failure to vote will have the same effect as a vote AGAINST the approval of the merger and adoption of the merger agreement and the transactions contemplated thereby.

    Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

    A: No. After the merger is completed, we will send you written instructions for sending in your stock certificates and receiving the merger consideration for your shares.

    Q: WHOM SHOULD STOCKHOLDERS CALL WITH QUESTIONS?

    A: Stockholders who have questions about the merger should call US Surgical at 1-203-845-1404.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE TO FIND MORE INFORMATION." A GLOSSARY OF CAPITALIZED TERMS USED IN THIS SUMMARY AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS BEGINS ON PAGE G-1.

                                 THE COMPANIES

UNITED STATES SURGICAL CORPORATION
150 Glover Avenue
Norwalk, Connecticut 06856
(203) 845-1290

    United States Surgical Corporation ("US Surgical") was reincorporated in Delaware in 1990. Prior to its reincorporation in Delaware, US Surgical was a New York corporation. US Surgical primarily develops, manufactures and markets a proprietary line of technologically advanced surgical products to hospitals throughout the world. US Surgical's products include surgical staplers, laparoscopic products, electrosurgical and ultrasonic products and sutures and products in numerous surgical specialties including spine surgery, vascular and cardiovascular surgery and interventional cardiology, urology and breastcare.

    For further information on the business of US Surgical, see "Business of US Surgical."

TYCO INTERNATIONAL LTD.
The Gibbons Building
10 Queen Street, Suite 301
Hamilton HM11, Bermuda
(441) 292-8674

    Tyco International Ltd., a Bermuda company ("Tyco"), is the continuing public company resulting from the business combination (the "ADT Merger") on July 2, 1997 of Tyco International Ltd. (now Tyco International (US) Inc.), a Massachusetts corporation ("Former Tyco" or "Tyco US"), and a wholly-owned subsidiary of what was formerly called ADT Limited, a Bermuda company ("ADT"). Upon consummation of the ADT Merger, ADT (the continuing public company) changed its name to Tyco International Ltd.

    Tyco is a diversified manufacturing and service company that, through its subsidiaries, operates in four segments: (i) the design, manufacture and distribution of disposable medical supplies and other specialty products, and the conduct of vehicle auctions and related services; (ii) the design, manufacture, installation and service of fire detection and suppression systems, and the installation, monitoring and maintenance of electronic security systems;
(iii) the design, manufacture and distribution of flow control products; and
(iv) the design, manufacture and distribution of electrical and electronic components, and the design, manufacture, installation and service of undersea cable communication systems.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco's registered and principal executive offices are located at the above address in Bermuda. The executive offices of Tyco US, Tyco's principal United States subsidiary, are located at One Tyco Park, Exeter, New Hampshire 03833, and its telephone number is (603) 778-9700.

    For further information on the businesses of Tyco, see "Businesses of Tyco."

                              THE SPECIAL MEETING

    The Special Meeting of the US Surgical stockholders will be held on       at
      .

    The Record Date for US Surgical stockholders entitled to receive notice of
and to vote at the Special Meeting is       . On that date there were
shares of US Surgical Common Stock outstanding, each of which entitles its registered holder to one vote.

                             REASONS FOR THE MERGER

    For Tyco, the Merger is consistent with its strategy of complementing its internal growth with acquisitions that are likely to benefit from synergies and cost savings with Tyco's existing operations and that are expected to be accretive to earnings per share. For US Surgical stockholders, among other things, the Merger presents the opportunity to receive a significant premium above the average price for their shares over the month preceding execution of the Merger Agreement and to participate in a larger and more diversified company.

    To review the reasons for the Merger in greater detail, see "The Merger--Reasons of Tyco for the Merger"; and "--Recommendation of the Board of Directors of US Surgical; Reasons of US Surgical for the Merger."

                         RECOMMENDATION TO STOCKHOLDERS

    The US Surgical Board of Directors believes that the Merger is fair and in the best interests of US Surgical and the US Surgical stockholders and has unanimously (with one director absent) recommended that stockholders vote FOR the proposal to approve the Merger and adopt the Merger Agreement.

                                   THE MERGER

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY
STATEMENT/PROSPECTUS. YOU SHOULD READ THE MERGER AGREEMENT, AS IT IS THE LEGAL DOCUMENT WHICH GOVERNS THE MERGER.

    CONSEQUENCES OF THE MERGER

    In the Merger, US Surgical will merge with a subsidiary of Tyco. As a result, US Surgical will become a wholly-owned subsidiary of Tyco, and the former stockholders of US Surgical will become shareholders of Tyco.

    WHAT US SURGICAL STOCKHOLDERS WILL RECEIVE IN THE MERGER

    In the Merger, US Surgical stockholders will receive 0.7606 Tyco Common Shares in exchange for each of their shares of US Surgical Common Stock. Cash will be paid in lieu of the distribution of fractional shares.

    CERTAIN U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

    The transaction is intended to be a tax free reorganization under the United States Internal Revenue Code of 1986, as amended (the "Code"). Stockholders of US Surgical generally should not have any taxable gain or loss for United States ("U.S.") federal income tax purposes upon receipt of Tyco Common Shares in the Merger; however, a stockholder may be required to pay taxes on cash received in lieu of a fractional Tyco Common Share. There will be no Bermuda tax of any kind payable in respect of the exchange of shares in the Merger.

    For further details, see "--Certain Considerations" and "The Merger--Certain U.S. Federal Income Tax and Bermuda Tax Consequences."

    STOCKHOLDER VOTE REQUIRED

    The favorable vote of a majority of the outstanding shares of US Surgical Common Stock is required to approve the Merger and adopt the Merger Agreement. IF YOU FAIL TO RETURN YOUR CARD, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER (UNLESS YOU APPEAR IN PERSON AT THE SPECIAL MEETING AND VOTE FOR THE
MERGER). As of the Record Date, approximately    % of the outstanding shares of
US Surgical Common Stock were held by the officers and directors of US Surgical
and their affiliates (   % including exercisable stock options). Two of these
officers and directors, beneficially owning    % of the outstanding shares of US
Surgical Common Stock (   % including exercisable options), have agreed to vote
their shares in favor of the Merger and Merger Agreement. For further details, see "The Merger Agreement and Related Agreements -- Stockholder Agreements."

    INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

    In considering the recommendation of the US Surgical Board of Directors in favor of the Merger, US Surgical stockholders should be aware that members of its management and Board of Directors will receive benefits as a result of the Merger that will be in addition to benefits received by stockholders generally. For further details, see "The Merger--Interests of Certain Persons in the Merger."

    CONDITIONS OF THE MERGER

    The consummation of the Merger depends upon satisfaction of a number of conditions, including the following:

    (1) effectiveness of the Registration Statement registering with the Commission the Tyco Common Shares to be issued to the US Surgical stockholders in the Merger;

    (2) approval of the Merger and the adoption of the Merger Agreement by the stockholders of US Surgical;

    (3) receipt of any required regulatory approvals;

    (4) absence of governmental action prohibiting the Merger or requiring Tyco to dispose of or hold separate any material portion of its business or assets;

    (5) absence of any law that makes the Merger illegal;

    (6) receipt by each of Tyco and US Surgical of the written opinion of its counsel that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code and that the transfer of US Surgical Common Stock, other than by US Surgical stockholders who will be "5% transferee shareholders", pursuant to the Merger will qualify for an exception under United States Treasury Regulation Section 1.367(a)-3;

    (7) receipt by Tyco of the opinion of PricewaterhouseCoopers regarding the qualification of the Merger as a pooling of interests for accounting purposes;

    (8) conformity (subject to certain variances permitted by the Merger Agreement) of the capitalization of US Surgical as of the Effective Time with the capitalization of US Surgical set forth in, or disclosed pursuant to, the Merger Agreement; and

    (9) listing on the NYSE of the Tyco Common Shares to be issued in the Merger.

    For further details, see "The Merger Agreement and Related
Agreements--Conditions to the Merger."

    TERMINATION OF THE MERGER AGREEMENT

    Either US Surgical or Tyco may terminate the Merger Agreement if:

    (1) the Merger is not completed by December 31, 1998;

    (2) a court or governmental agency permanently prohibits the Merger;

    (3) the stockholders of US Surgical do not approve the Merger and adopt the Merger Agreement by December 31, 1998, or if the US Surgical stockholders do not approve the Merger and adopt the Merger Agreement at the Special Meeting; or

    (4) the other party breaches its representations, warranties or obligations under the Merger Agreement and that breach cannot be remedied.

    US Surgical may also terminate the Merger Agreement if:

    (5) the Board of Directors of US Surgical adversely modifies its approval of the Merger, but US Surgical may only terminate under these circumstances if the Board's modification is in keeping with its fiduciary obligations to its stockholders.

    Tyco may also terminate the Merger Agreement if:

    (6) the US Surgical Board of Directors recommends a tender offer or merger proposal made by a third party; or

    (7) subject to certain variances permitted by the Merger Agreement, if the capitalization of US Surgical does not conform to the capitalization of US Surgical set forth in, or disclosed pursuant to, the Merger Agreement.

    For further details, see "The Merger Agreement and Related
Agreements--Termination."

    TERMINATION FEE AND EXPENSES

    US Surgical is required to pay to Tyco a termination fee of $125 million, plus up to $5 million of reasonable out-of-pocket expenses, if the Merger Agreement is terminated under certain circumstances, and up to $5 million of Tyco's reasonable out-of-pocket expenses (but not a termination fee) if the Merger Agreement is terminated in certain other circumstances. Tyco is required to pay to US Surgical up to $5 million of reasonable out-of-pocket expenses if the Merger Agreement is terminated under certain other circumstances.

    For further details, see "The Merger--Fees and Expenses" and "The Merger Agreement-- Termination."

    REGULATORY APPROVALS

    Tyco and US Surgical have given each other a commitment to use their reasonable best efforts to take whatever actions are required to obtain necessary regulatory approvals.

    The U.S. Hart-Scott-Rodino statute prohibits Tyco and US Surgical from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has expired. This waiting period is expected to expire on July 19, 1998, unless earlier terminated or extended. The Antitrust Division and the FTC have the authority to challenge the Merger on antitrust grounds before or after the Merger is completed.

    The Merger is subject to notification to, and the approval of, the Commission of the European Communities (the "EC Commission") under Council Regulation (EEC) No. 4064/89 of 21 December, 1989 on the control of concentrations (the "EC Merger Regulation"). Tyco and US Surgical made the requisite notification filing with the EC Commission on July 14, 1998. The EC Commission has until on or about August 14, 1998 (subject to extension in certain circumstances) to inform Tyco and US Surgical whether it has serious doubts as to the compatibility of the Merger with the European Common Market. Each other state and country where either Tyco or US Surgical has operations may also review the Merger under such jurisdiction's antitrust law.

    ANTICIPATED ACCOUNTING TREATMENT

    Tyco and US Surgical expect the Merger to qualify as a pooling of interests for accounting purposes, which means that the companies will be treated as if they had always been combined for accounting and financial reporting purposes. As a condition to the Merger, Tyco must receive an opinion from its independent accounting firm regarding qualification of the Merger as a "pooling of interests" for accounting purposes. See "The Merger--Anticipated Accounting Treatment."

    OPINION OF FINANCIAL ADVISOR

    Chase Securities, Inc. ("Chase") delivered its opinion to the Board of Directors of US Surgical to the effect that, as of the date of the Merger Agreement, the Exchange Ratio was fair to the holders of US Surgical Common Stock from a financial point of view.

    The full text of the written opinion of Chase, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated herein by reference. HOLDERS OF SHARES OF US SURGICAL COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger--Opinion of US Surgical's Financial Advisor."

    APPRAISAL RIGHTS

    US Surgical stockholders do not have appraisal rights by reason of the Merger.

    COMPARATIVE PER SHARE MARKET PRICE INFORMATION; LISTING

    Tyco Common Shares are listed on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange. US Surgical Common Stock is listed on the NYSE. The NYSE closing price per Tyco Common Share was $55.875 on May 22, 1998, the last trading day prior to the public announcement of the proposed Merger. Based upon multiplying such closing price by the Exchange Ratio, US Surgical stockholders would receive in the Merger Tyco Common Shares (or cash in lieu of a fractional share) with a market value of $42.50 for each share of US Surgical Common Stock
held. On       , 1998, the closing price per Tyco Common Share on the New York
Stock Exchange was $         . Based upon mutiplying such closing price by the
Exchange Ratio, US Surgical stockholders would receive in the Merger Tyco Common Shares (or cash in lieu of a fractional share) with a market value of $
for each share of US Surgical Common Stock held. The closing price per share on
the NYSE of US Surgical Common Stock was $39.25 on May 22, 1998 and       on
      , 1998. Stockholders are urged to obtain current market quotations. See also "Certain Considerations--Fixed Exchange Ratio" below.

    Application will be made to list the Tyco Common Shares issuable in the Merger on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange.

                             CERTAIN CONSIDERATIONS

    The following information should be considered by US Surgical stockholders with respect to the approval of the Merger and the adoption of the Merger Agreement.

    FIXED EXCHANGE RATIO. Under the terms of the Merger Agreement, each share of US Surgical Common Stock will be exchanged for 0.7606 Tyco Common Shares. This ratio was determined on the basis of the closing price per Tyco Common Share on the NYSE of $55.875 on May 22, 1998, the trading day immediately preceding the public announcement of the Merger. Because the Exchange Ratio is fixed, US Surgical stockholders will be entitled to receive a fixed number of Tyco Common Shares based upon their US Surgical Common Stock holdings and the Exchange Ratio. Such number of Tyco Common Shares will not be affected by the price of Tyco Common Shares at the time of the Merger, which price will likely differ from the price of the Tyco Common Shares on May 22, 1998. Such a difference may result from changes in the business, operations or prospects of Tyco, regulatory considerations, general market and economic conditions and other factors. In particular, US Surgical stockholders will not receive a greater number of Tyco Common Shares if the price per Tyco Common Share at the time of the Merger is less than $55.875. US Surgical stockholders are urged to obtain current market quotations for Tyco Common Shares.

    TAX TREATMENT. The Merger is intended to be treated as a reorganization within the meaning of Section 368 of the Code, and generally to be tax free to the stockholders of US Surgical. It is a condition to the obligations of each of US Surgical and Tyco to consummate the Merger that it receive opinions from its counsel that the Merger will be treated as such a reorganization within the meaning of Section 368 of the Code and that the transfer of US Surgical Common Stock by US Surgical stockholders pursuant to the Merger, other than US Surgical stockholders who will be "5% transferee shareholders" within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii), will qualify for an exception under United States Treasury Regulation Section 1.367(a)-3. In rendering their opinions, counsel to US Surgical and Tyco will rely upon certain representations, made as of the Effective Time, by Tyco and US Surgical. If such representations are incorrect in certain material respects, the conclusions reached in the opinions could be jeopardized and the receipt in the Merger by US Surgical stockholders of Tyco Common Shares may be taxable. See "The Merger--Certain U.S. Federal Income Tax and Bermuda Tax Consequences-U.S. Federal Tax Consequences."

    HISTORICAL PERFORMANCE NO INDICATION. The historical share price and earnings performance of Tyco are not necessarily indicative of Tyco's future share price or earnings results.

    BERMUDA COMPANY. If the Merger is consummated, stockholders of US Surgical will become shareholders of a Bermuda company. There are significant differences between the corporate laws of Bermuda and the corporate laws of Delaware and between the constitutional documents of US Surgical and Tyco. See "Comparison of Shareholder Rights." These differences may materially affect the rights of US Surgical stockholders.

                          FORWARD LOOKING INFORMATION

    Certain statements in this Proxy Statement/Prospectus are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the consummation and benefits of the Merger, as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and/or US Surgical, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things, overall economic and business conditions, the demand for the Tyco and/or US Surgical goods and services, competitive factors in the industries in which Tyco and/or US Surgical competes, changes in government regulation and the timing, impact and other uncertainties of future acquisitions.

                              CURRENT DEVELOPMENTS

    In July 1998, a subsidiary of Tyco completed its acquisition of the outstanding shares of Sigma Circuits, Inc. for a total purchase price of approximately $59 million. Sigma, with estimated fiscal 1998 revenues of approximately $94 million, is a leading manufacturer of electronic interconnect products.

    On May 29, 1998, a subsidiary of Tyco acquired the Wells Fargo Alarm business of Borg-Warner Security Corporation for $425 million in cash. Wells Fargo Alarm, with annual revenues of approximately $250 million, is a full service provider of electronic security services, including intrusion, fire detection and monitoring, as well as closed circuit television and access control.

    On May 25, 1998, a subsidiary of Tyco purchased 6.7 million shares of capital stock of CIPE S.A., representing approximately 63% of the outstanding shares of CIPE, for approximately $265 million. This subsidiary is conducting a simplified tender offer for the remaining outstanding shares of CIPE. In July 1998, this subsidiary completed a simplified tender offer resulting in aggregate ownership of up to 98% of the outstanding shares of CIPE with the expectations of owning 100% of the outstanding shares by August 1998. The total purchase price for all of the outstanding shares is estimated to be approximately $415 million. CIPE, with annual revenues of approximately $230 million, is a full service provider of electronic security services and equipment throughout Europe, with operations in France, Belgium, the Netherlands, Spain, Germany and Switzerland.

    On April 13, 1998, a subsidiary of Tyco acquired Confab, Inc. for approximately $200 million in cash. Confab, with sales in excess of $200 million, is a major manufacturer of adult incontinence and other hygiene products sold to retailers and, to a lesser extent, institutions in the United States.

    Tyco and its subsidiaries review acquisition opportunities in the ordinary course of their business, some of which may be material and some of which are currently under investigation, discussion or negotiation. There can be no assurance that any of such acquisitions will be consummated.

    In June 1998, Tyco International Group S.A., a Luxembourg company and a subsidiary of Tyco, issued $750 million 6 1/8% Notes due 2001, $750 million
6 3/8% Notes due 2005 $750 million 6 1/4% Dealer Remarketable Securities-SM- (Drs.)-SM- due 2013, and $500 million 7.0% Notes due 2028. Repayment of amounts outstanding under these debt securities are fully and unconditionally guaranteed by Tyco. The net proceeds of approximately $2.74 billion were ultimately used to repay borrowings under a $2.2 billion bank credit facility and uncommitted lines of credit of Tyco US.

                SELECTED FINANCIAL DATA FOR TYCO AND US SURGICAL

    The following information is being provided to assist in analyzing the financial aspects of the Merger. The selected consolidated financial data for Tyco reflect the combined results of operations and financial position of Tyco, Former Tyco and Keystone International, Inc. ("Keystone"), which was acquired in Fiscal 1997, restated for all periods presented pursuant to the pooling of interests method of accounting. The selected consolidated financial data of Tyco prior to January 1, 1997 does not reflect the results of operations and financial position of INBRAND Corporation ("INBRAND"), which was acquired in Fiscal 1997 and accounted for under the pooling of interests method of accounting, due to immateriality. The data presented for Tyco for the six months ended March 31, 1998 and 1997 are unaudited and, in the opinion of Tyco's management, include all adjustments, consisting of normal recurring adjustments necessary for the fair presentation of such data. Tyco's results for the six months ended March 31, 1998 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 1998. The information for US Surgical has been derived from US Surgical's audited financial statements for the fiscal years ended December 31, 1993 through 1997 and US Surgical's unaudited financial statements for the three months ended March 31, 1998 and March 31, 1997. The information is only a summary. The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Tyco and US Surgical with the Commission. See "Where to Find More Information."

    The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates indicated, nor is it necessarily indicative of future operating results of the combined company. References in the Proxy Statement/Prospectus to "$" mean United States dollars.

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO

                                             SIX MONTHS
                                               ENDED           NINE MONTHS
                                             MARCH 31,            ENDED               YEAR ENDED DECEMBER 31,
                                        --------------------  SEPTEMBER 30,  ------------------------------------------
                                          1998       1997        1997(1)      1996(2)    1995(2)    1994(2)    1993(2)
                                        ---------  ---------  -------------  ---------  ---------  ---------  ---------
                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Net sales.............................  $ 5,539.5  $ 4,564.9    $ 7,588.2    $ 8,103.7  $ 6,915.6  $ 6,240.9  $ 5,964.0
Operating income (loss)(3)(4)(5)......      847.6      294.4       (476.5)       (18.8)     649.6      653.6      522.5
Income (loss) from continuing
  operations..........................      517.0      215.4       (776.8)      (296.7)     267.5      304.8      244.3
Income (loss) from continuing
  operations per common share(6):
  Basic...............................       0.94       0.44        (1.50)       (0.62)      0.58       0.65       0.52
  Diluted.............................       0.91       0.43        (1.50)       (0.62)      0.57       0.63       0.51
Cash dividends per common
  share(6)(7).........................       0.05            See (7) below.

CONSOLIDATED BALANCE SHEET DATA:
Total assets..........................  $13,338.5               $10,447.0    $ 8,471.3  $ 7,357.8  $ 7,053.2  $ 7,098.9
Long-term debt........................    3,144.4                 2,480.6      1,878.4    1,760.7    1,755.3    1,800.8
Shareholders' equity..................    5,402.8                 3,429.4      3,288.6    3,342.7    3,030.0    2,674.2

------------------------

(1) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. Accordingly, the nine-month transition period ended September 30, 1997 ("Fiscal 1997") is presented.

(2) On July 2, 1997, Tyco (formerly ADT) merged with Former Tyco. On August 27, 1997 and August 29, 1997, Tyco merged with INBRAND and Keystone, respectively. These three combinations are more fully described in Notes 1 and 2 to the Consolidated Financial Statements contained in Tyco's Transition Report on Form 10-K for the nine-month period ended September 30, 1997 ("Tyco's Form 10-K"), incorporated herein by reference. Prior to their respective mergers, ADT and Keystone had a December 31 fiscal year end and Former Tyco had a June 30 fiscal year end. The historical results have been combined using a December 31 fiscal year end for ADT, Keystone and Former Tyco for the year ended December 31, 1996. For 1995, 1994 and

    1993, the results of operations and financial position reflect the combination of ADT and Keystone with a December 31 fiscal year end and Former Tyco with a June 30 fiscal year end. Net sales and net income for Former Tyco for the period July 1, 1995 through December 31, 1995 (which results are not included in the historical combined results) were $2.46 billion and $136.4 million, respectively.

(3) Operating loss in Fiscal 1997 includes charges related to merger, restructuring and other non-recurring costs of $917.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone, and INBRAND. See Notes 11 and 15 to the Consolidated Financial Statements contained in Tyco's Form 10-K. Fiscal 1997 also includes a charge of $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp.

(4) Operating loss in 1996 includes non-recurring charges of $744.7 million related to the adoption of SFAS 121, $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and United Kingdom and $8.8 million of fees and expenses related to ADT's acquisition of Automated Security (Holdings) PLC, a United Kingdom company. See Notes 11 and 15 to the Consolidated Financial Statements contained in Tyco's Form 10-K.

(5) Operating income in 1995 includes a loss of $65.8 million on the disposal of the European auto auction business and a gain of $31.4 million from the disposal of the European electronic article surveillance business. See Note 3 to the Consolidated Financial Statements contained in Tyco's Form 10-K. Operating income also includes non-recurring charges of $97.1 million for restructuring charges at ADT and at Keystone and for the fees and expenses related to the merger of Kendall International, Inc. and Former Tyco, as well as a charge of $8.2 million relating to the divestiture of certain assets by Keystone. See Notes 11 and 15 to Consolidated Financial Statements contained in Tyco's Form 10-K.

(6) Per share amounts for all periods presented have been restated to give effect to the mergers with Former Tyco, Keystone and INBRAND, a 0.48133 reverse stock split effected on July 2, 1997, and a two-for-one stock split distributed on October 22, 1997, effected in the form of a stock dividend.

(7) Tyco declared a dividend of $0.025 per share in each of the first two quarters of Fiscal 1998 and the third quarter of Fiscal 1997. Prior to the ADT Merger, ADT had not declared any dividends on its common shares since April 1991. Former Tyco declared quarterly dividends of $0.025 per share in the first two quarters of Fiscal 1997 and aggregate dividends of $0.10 per share in 1996, 1995 and 1994 and $0.095 per share in 1993. Keystone declared quarterly dividends of $0.19 per share in each of the three quarters in Fiscal 1997, aggregate dividends of $0.76 per share in 1996, 1995 and 1994 and $0.74 per share in 1993. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

         SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF US SURGICAL

                                         THREE MONTHS
                                       ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                                ------------------------------  ------------------------------------------------------
                                     1998            1997        1997(1)     1996       1995       1994      1993(2)
                                --------------  --------------  ---------  ---------  ---------  ---------  ----------
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Net sales...................    $    317.3      $    284.6    $ 1,172.1  $ 1,112.7  $ 1,022.3  $   918.7  $  1,037.2
  Operating income (loss).....          41.3            41.4        122.2      150.7      110.5       50.9      (118.9)
  Income (loss) from
    continuing operations.....          25.0            29.7         94.1      109.1       79.2       19.2      (138.7)
  Income (loss) from
    continuing operations per
    common share:
    Basic.....................          0.33            0.39         1.24       1.48       1.05       0.08       (2.48)
    Diluted...................          0.32            0.38         1.21       1.43       1.04       0.08       (2.48)
  Cash dividends per common
    share.....................          0.04            0.04         0.16       0.08       0.08       0.08       0.245
CONSOLIDATED BALANCE SHEET
  DATA:
  Total assets................    $  2,209.0                    $ 1,726.0  $ 1,514.8  $ 1,265.5  $ 1,103.5  $  1,170.5
  Long-term debt..............         582.1                        131.3      142.4      256.5      248.5       505.3
  Total shareholders'
    equity(3).................       1,293.7                      1,256.9    1,053.8      741.1      662.0       443.9

------------------------

(1) Operating income in 1997 includes charges of $24.3 million for litigation and other related costs and $17.8 million for restructuring charges.

(2) Operating loss in 1993 includes restructuring charges of $137.6 million.

(3) Included in shareholders' equity in 1996, 1995 and 1994 is $191.5 million of convertible preferred stock which had a liquidation value of $200.0 million. The preferred stock was redeemed and converted into common shares on April 1, 1997.

                    SELECTED TYCO AND US SURGICAL UNAUDITED
                    PRO FORMA COMBINED FINANCIAL INFORMATION

                                       SIX MONTHS ENDED MARCH  NINE MONTHS
                                                31,               ENDED               YEAR ENDED DECMEMBER 31,
                                       ----------------------   SEPTEMBER    ------------------------------------------
                                        1998(1)     1997(1)    30, 1997(1)     1996       1995       1994       1993
                                       ----------  ----------  ------------  ---------  ---------  ---------  ---------
                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
  DATA:
  Net sales..........................  $  6,159.3  $  5,132.6   $  8,457.8   $ 9,216.4  $ 7,937.9  $ 7,159.6  $ 7,001.2
  Operating income (loss)............       910.6       377.8       (376.0)      131.9      760.1      704.5      403.6
  Income (loss) from continuing
    operations (2)...................       557.0       276.9       (697.7)     (187.6)     346.7      324.0      105.6
  Income (loss) from continuing
    operations per common
    share(2)(3):
    Basic............................        0.91        0.50        (1.23)      (0.40)      0.65       0.60       0.18
    Diluted..........................        0.89        0.48        (1.22)      (0.40)      0.64       0.59       0.18
  Cash dividends per common
    share(4).........................                         see (4) below
CONSOLIDATED BALANCE SHEET DATA:
  Total assets.......................  $ 15,547.5              $  12,141.6   $ 9,986.1  $ 8,623.3  $ 8,156.7  $ 8,269.4
  Long-term debt.....................     3,726.5                  2,613.2     2,020.8    2,017.2    2,003.8    2,306.1
  Total shareholders' equity.........     6,646.5                  4,659.3     4,342.4    4,083.8    3,692.0    3,118.1

------------------------

(1) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. US Surgical has a calendar year end. For purposes of the pro forma financial information, the historical results for the six months ended March 31, 1998 and 1997 and for the nine months ended September 30, 1997 have been combined using the results of Tyco and US Surgical for those periods.

(2) See Notes (3) and (4) to "Selected Consolidated Historical Financial Data of Tyco" and Note (1) to "Selected Consolidated Historical Financial Data of US Surgical" for information on the combined income per common share before certain non-recurring items. On a pro forma combined basis, diluted income per share for the six months ended March 31, 1998 and 1997 before these non-recurring items is $0.90 and $0.64, respectively. On a pro forma combined basis, diluted income per common share for Fiscal 1997 and 1996 before these non-recurring items is $1.07 and $1.15, respectively.

(3) The unaudited pro forma combined per share data are based on US Surgical shareholders receiving 0.7606 of a Tyco Common Share for each share of US Surgical Common Stock held.

(4) Tyco declared a dividend of $0.025 per share in each of the first two quarters of Fiscal 1998 and in the third quarter of Fiscal 1997. Prior to the ADT Merger, ADT had not declared any dividends on its common shares since April 1991. Former Tyco declared quarterly dividends of $0.025 per share in the first two quarters of Fiscal 1997, and aggregate dividends of $0.10 in 1996, 1995 and 1994 and $0.095 per share in 1993. US Surgical declared dividends of $0.04 per share in each of the two quarters in the six months ended March 31, 1998 and in each of the three quarters in the nine months ended September 30, 1997, and aggregate dividends of $0.08 per share in 1996, 1995 and 1994 and $.245 per share in 1993. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

                       COMPARATIVE PER SHARE INFORMATION

                                                                                          TYCO AND
                                                                                         US SURGICAL      US SURGICAL
                                                                                          UNAUDITED       EQUIVALENT
                                                         TYCO          US SURGICAL        PRO FORMA        PRO FORMA
                                                      HISTORICAL     HISTORICAL PER       COMBINED         PER SHARE
                                                    PER SHARE DATA     SHARE DATA     PER SHARE DATA(1)     DATA(1)
                                                    ---------------  ---------------  -----------------  -------------
AT OR FOR THE SIX MONTHS ENDED MARCH 31, 1998
Income from continuing operations per common
  share(2):
  Basic...........................................     $    0.94        $    0.52         $    0.91        $    0.69
  Diluted.........................................          0.91             0.52              0.89             0.67
Cash dividends declared per common share(3).......          0.05             0.08
Book value per common share.......................          9.31            16.88              9.78             7.44
AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
(Loss) income from continuing operations per
  common share(2):
  Basic...........................................         (1.50)            1.05             (1.23)           (0.93)
  Diluted.........................................         (1.50)            1.02             (1.22)           (0.93)
Cash dividends declared per common share(3).......                           0.12
Book value per common share.......................          6.39            16.25              7.84             5.97
AT OR FOR THE YEAR ENDED DECEMBER 31, 1996
(Loss) income from continuing operations per
  common share(2):
  Basic...........................................         (0.62)            1.48             (0.40)           (0.30)
  Diluted.........................................         (0.62)            1.43             (0.40)           (0.30)
Cash dividends declared per common share(3).......                           0.08
Book value per common share(4)....................          6.84            13.49              7.83             5.95
AT OR FOR THE YEAR ENDED DECEMBER 31, 1995
Income from continuing operations per common
  share(2):
  Basic...........................................          0.58             1.05              0.65             0.49
  Diluted.........................................          0.57             1.04              0.64             0.48
Cash dividends declared per common share(3).......                           0.08
Book value per common share(4)....................          7.04             9.47              7.50             5.70

------------------------

(1) The unaudited pro forma (loss) income and book value per share are based on US Surgical stockholders receiving 0.7606 of a Tyco Common Share for each share of US Surgical Common Stock held. The US Surgical equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 0.7606.

(2) See Notes (3) and (4) to "Selected Consolidated Historical Financial Data of Tyco" and Note (1) to "Selected Consolidated Historical Financial Data of US Surgical" for information on the combined income per common share before certain non-recurring items. On a pro forma combined basis, diluted income per common share for the six months ended March 31, 1998 before these non-recurring items is $0.90. On an equivalent pro forma basis, diluted income per common share for the six months ended March 31, 1998 before these non-recurring items is $0.68. On a pro forma combined basis, diluted income per common share for Fiscal 1997 and 1996 before these non-recurring items is $1.07 and $1.15, respectively. On an equivalent pro forma basis, diluted income per common share before non-recurring items for Fiscal 1997 and 1996 is $0.81 and $.87, respectively.

(3) Tyco declared a dividend of $0.025 per share in each of the first two quarters of Fiscal 1998 and in the third quarter of Fiscal 1997. Prior to the ADT Merger, ADT had not declared any dividends on its common shares since April 1991. Former Tyco declared quarterly dividends of $0.025 per share in the first two quarters of Fiscal 1997, and aggregate dividends of $0.10 in 1996 and 1995. US Surgical declared dividends of $0.04 per share in each of the two quarters in the six months ended March 31, 1998 and in each of the three quarters in the nine months ended September 30, 1997, and aggregate dividends of $0.08 per share in 1996 and 1995. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

(4) Book value per common share excludes the $200.0 million liquidation value of US Surgical's convertible redeemable preferred stock, included in stockholders' equity as of December 31, 1996 and 1995. The preferred stock was redeemed and converted into common shares on April 1, 1997.

                          US SURGICAL SPECIAL MEETING

PURPOSE OF THE US SURGICAL SPECIAL MEETING

    At the Special Meeting, holders of US Surgical Common Stock will consider and vote upon: (i) a proposal to approve the Merger of US Surgical and T11 Acquisition Corp., a Delaware subsidiary of Tyco ("Merger Sub"), and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 1998, among Tyco, Merger Sub, and US Surgical, providing for the Merger; and (ii) such other matters as may properly be brought before the Special Meeting.

    THE BOARD OF DIRECTORS OF US SURGICAL HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE MERGER AND ADOPTION OF THE MERGER AGREEMENT AND RECOMMENDS THAT US SURGICAL STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF THE MERGER," "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF US SURGICAL; REASONS OF US SURGICAL FOR THE MERGER" AND "--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

RECORD DATE; VOTING RIGHTS; PROXIES

    The US Surgical Board of Directors has fixed the close of business on as the Record Date for determining holders entitled to notice of and to vote at the Special Meeting.

    As of the Record Date, there were          shares of US Surgical Common
Stock issued and outstanding, each of which entitles its holder to one vote. All shares of US Surgical Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF US SURGICAL COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AND THE ADOPTION OF THE MERGER AGREEMENT.US Surgical does not know of any matters other than approval of the Merger and the adoption of the Merger Agreement that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary of US Surgical, by signing and returning a later dated proxy, or by voting in person at the Special Meeting. However, mere attendance at the Special Meeting will not, in and of itself, have the effect of revoking the proxy.

    Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Accordingly, since approval of the Merger requires the affirmative vote of a majority of the holders of the outstanding shares of US Surgical Common Stock, an abstention will be the same as a vote against the Merger. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum but will not be entitled to vote on such matter. Without instruction from the beneficial owner, brokers will not have authority to vote shares held in "street name" at the Special Meeting. Accordingly, since approval of the Merger requires the affirmative vote of a majority of the holders of the outstanding shares of US Surgical Common Stock, such "broker non-votes" will be the same as a vote against the Merger.

SOLICITATION OF PROXIES

    US Surgical will bear its own cost of solicitation of proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names.

QUORUM

    The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of US Surgical Common Stock is necessary to constitute a quorum at the Special Meeting.

REQUIRED VOTE

    The approval of the Merger and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of US Surgical Common Stock. Accordingly, abstentions and broker non-votes will have the effect of votes against approval of the Merger and adoption of the Merger
Agreement. As of the Record Date, approximately    % of the outstanding shares
of US Surgical Common Stock were held by the officers and directors of US
Surgical and their affiliates (   % including exercisable stock options). Two of
these officers and directors, beneficially owning    % of the outstanding shares
of US Surgical Common Stock (   % including exercisable Stock options), have
agreed to vote their shares in favor of the Merger and Merger Agreement. For further details, see "The Merger Agreement and Related Agreements -- Stockholder Agreements."

    In certain circumstances, including if US Surgical stockholders fail to approve the Merger and adopt the Merger Agreement and an Acquisition Proposal (as described in the Merger Agreement) is announced within one year of the date of the Special Meeting and is subsequently consummated, US Surgical will be obligated to pay to Tyco a termination fee of $125 million, plus up to $5 million of reasonable out-of-pocket expenses. See "The Merger Agreement--Termination--Fees and Expenses."

    THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF US SURGICAL. ACCORDINGLY, US SURGICAL STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID RETURN ENVELOPE.

                                   THE MERGER

    This section of the Proxy Statement/Prospectus as well as the next section of the Proxy Statement/ Prospectus entitled "The Merger Agreement and Related Agreements" describe certain aspects of the proposed Merger. The following discussion is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Proxy Statement/Prospectus, and to the other agreements and documents that are discussed, which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part. All stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

    The Merger Agreement provides that the Merger will be consummated if the required approval of the US Surgical stockholders is obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into US Surgical, and US Surgical will become a wholly-owned subsidiary of Tyco.

    Pursuant to the Merger Agreement, each outstanding share of US Surgical Common Stock will be converted into Tyco Common Shares in a ratio (the "Exchange Ratio") of 0.7606 Tyco Common Shares for each share of US Surgical Common Stock. The Exchange Ratio will be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization, split up, combination or exchange of shares or other like event with respect to the Tyco Common Shares or US Surgical Common Stock.

    Based upon the number of shares of US Surgical Common Stock outstanding on the Record Date and the number of outstanding Stock Options currently exercisable, a maximum number of [77,525,599] Tyco Common Shares may be issued in the Merger. Based upon the capitalization of Tyco and US Surgical as of the
Record Date, the stockholders of US Surgical will own approximately [      ]% of
the outstanding Tyco Common Shares following consummation of the Merger.

EFFECTIVE TIME

    As promptly as practicable after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware. The time of such filing is the Effective Time of the Merger. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before December 31, 1998. The Merger Agreement may also be terminated under certain other circumstances. See "The Merger Agreement and Related Agreements--Conditions to the Merger," and "--Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    The conversion of US Surgical Common Stock into the right to receive Tyco Common Shares will occur automatically at the Effective Time.

    As soon as practicable after the Effective Time, a transmittal letter and instructions to effect the surrender of US Surgical stock certificates will be mailed by the Exchange Agent to each US Surgical stockholder informing stockholders of the procedures to follow in forwarding stock certificates representing US Surgical Common Stock to the Exchange Agent. Upon receipt of a stockholder's US Surgical stock certificates with a duly executed letter of transmittal and such other documents as may be required, the Exchange Agent will deliver certificates for whole Tyco Common Shares to such stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder is entitled.

    No certificates or scrip representing less than one Tyco Common Share shall be issued in connection with the transaction. In lieu of any such fractional share, each holder of US Surgical Common Stock who would otherwise have been entitled to a fraction of a Tyco Common Share shall be paid cash (without interest) upon surrender of US Surgical Common Stock in an amount equal to such fraction multiplied by the Closing Price of the Tyco Common Shares on the date of the Effective Time.

    After the Effective Time and until surrendered, shares of US Surgical Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of whole Tyco Common Shares into which such shares of US Surgical Common Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Tyco Common Shares will be paid to the holders of any certificates for shares of US Surgical Common Stock until such certificates are surrendered. Upon surrender of such certificates, however, all such declared dividends and distributions which shall have become payable with respect to such Tyco Common Shares in respect of a record date after the Effective Time will be paid to the holder of record of the Tyco Common Shares represented by the certificate issued in exchange therefor, without interest.

    After the Effective Time, there will be no further transfers of US Surgical Common Stock on the stock transfer books of US Surgical. If a certificate representing US Surgical Common Stock is presented for transfer, it will be cancelled and a certificate representing the appropriate number of whole Tyco Common Shares and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor.

    For more information, see "The Merger Agreement and Related
Agreements--Exchange of Certificates."

    US SURGICAL STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. US SURGICAL STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

    In early April 1998, US Surgical determined to consider more closely the competitive advantages and increased stockholder value that might be obtained through a strategic business combination of US Surgical with another entity. Accordingly, US Surgical instructed Chase, US Surgical's financial advisor, to contact potential merger partners to explore their possible interest in a transaction with US Surgical.

    On April 8, 1998, Leon C. Hirsch, US Surgical's Chairman of the Board and Chief Executive Officer, telephoned L. Dennis Kozlowski, Tyco's Chairman of the Board and Chief Executive Officer, to inquire whether Tyco would be interested in a potential combination with US Surgical. Mr. Kozlowski indicated that Tyco would be willing to investigate such a possibility. On April 9, 1998, Tyco received from US Surgical a form of confidentiality agreement regarding the disclosure to Tyco of non-public US Surgical information. Following discussions between representatives of Tyco and US Surgical, the confidentiality agreement was executed. In mid-April other interested parties executed confidentiality agreements with US Surgical as well and received non-public information concerning US Surgical.

    On April 14, representatives of Tyco, including Mr. Kozlowski and Mark H. Swartz, Tyco's Executive Vice President and Chief Financial Officer, met at US Surgical's offices in North Haven, Connecticut with representatives of US Surgical, including Mr. Hirsch and Howard K. Rosenkrantz, President and Chief Operating Officer of US Surgical, and representatives of Chase, to discuss US Surgical's business. During the week ended April 17, 1998, representatives of US Surgical met with representatives of other potential merger partners to determine if such companies were interested in exploring a transaction with US Surgical.

    On April 17, 1998, representatives of Tyco, including Messrs. Kozlowski and Swartz, met with representatives of US Surgical, including Messrs. Hirsch, and Rosenkrantz, in New Hampshire and discussed the possibility of a merger between Tyco and US Surgical. No discussions of price were held at such time.

    On or about April 23, 1998, Tyco representatives, including Messrs. Kozlowski and Swartz, representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Tyco's financial advisor with respect to a potential acquisition of US Surgical, and representatives of Chase, in several telephone conversations discussed preliminary per share valuations of US Surgical. At that time, Tyco stated that any transaction would be subject to its continued due diligence investigations and the approval of Tyco's Board of Directors and governmental regulators.

    On April 28, 1998, the Board of Directors of US Surgical met and authorized US Surgical's management to proceed with discussions with all interested parties in an effort to seek to obtain a bona fide offer for a business combination transaction with US Surgical. Also on April 28, 1998, Tyco representatives contacted Chase and confirmed Tyco's interest in exploring a transaction with US Surgical in which US Surgical stockholders would receive Tyco Common Shares in exchange for their shares of US Surgical Common Stock. While continuing discussions with other parties who had expressed varying degrees of interest in a transaction with US Surgical, US Surgical determined to focus on negotiating a transaction with Tyco.

    Between April 29 and May 12, 1998, Tyco and US Surgical conducted additional due diligence. On May 14, 1998, Tyco communicated to US Surgical an indication of interest for a transaction pursuant to which US Surgical stockholders would receive a fraction of a Tyco Common Share having a value of $41.00 for each share of US Surgical Common Stock.

    On May 15, 1998, the US Surgical Board of Directors discussed this proposal. The US Surgical Board reviewed the competitive advantages to be achieved by a merger with Tyco and the value to US Surgical's stockholders that the proposed transaction could provide. The US Surgical Board determined that a business combination with Tyco could be in the best interests of US Surgical and its stockholders and instructed Chase to seek to obtain an indication of interest at a higher price from Tyco.

    Between May 15 and May 18, 1998, representatives of Tyco and US Surgical negotiated the principal terms of a possible agreement while due diligence investigations continued. On May 18, 1998, Mr. Kozlowski telephoned Mr. Hirsch to express an interest, subject, among other things, to the conclusion of Tyco's due diligence investigations, approval by Tyco's Board of Directors and negotiation of satisfactory documentation, in a merger transaction in which US Surgical stockholders would receive $42.50 in value of Tyco Common Shares for each share of US Surgical Common Stock.

    Later on May 18, 1998, Tyco's Board of Directors met in Bermuda to discuss a potential transaction with US Surgical. The Tyco Board determined that a transaction with US Surgical was in the best interests of Tyco's shareholders and authorized Tyco's officers to complete the transaction within certain parameters.

    On May 19, 1998, the US Surgical Board of Directors discussed Tyco's proposal of May 18, 1998. The US Surgical Board instructed US Surgical's management to continue negotiations with Tyco.

    On May 21, 1998, US Surgical concluded its due diligence review of Tyco. Between May 21 and May 25, 1998, representatives of Tyco and US Surgical negotiated the terms of the Merger Agreement. On May 25, 1998, the parties agreed upon the terms of the Merger Agreement, including the Exchange Ratio, subject to the approval of US Surgical's Board of Directors. Based on the closing price per Tyco Common Share on the NYSE on May 22, 1998 (the last trading day prior to the conclusion of negotiations) the 0.7606 Exchange Ratio represented $42.50 in value of Tyco Common Shares for each share of US Surgical Common Stock.

    On May 25, 1998, following the conclusion of negotiations, US Surgical's Board of Directors held a special meeting to consider the terms of the proposed transaction. At this meeting, management of US Surgical discussed the results of the negotiations between the parties and the terms of the proposed merger agreement; representatives of Chase presented an analysis of the financial terms of the proposed transaction and delivered an opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of US Surgical Common Stock; and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, US Surgical's outside legal counsel, outlined the terms of the proposed transaction and the proposed Merger Agreement and reviewed the US Surgical Board's legal duties and responsibilities. Following these presentations and the related discussions by the US Surgical Board, the members of US Surgical's Board who were not officers of US Surgical discussed the proposed transaction with US Surgical's financial and legal advisors. The entire US Surgical Board then unanimously (with one director absent) concluded that the Merger was in the best interests of US Surgical and US Surgical's stockholders, unanimously (with one director absent) approved the proposed terms of the Merger and the Merger Agreement and authorized US Surgical's officers to complete the negotiation of and execute the Merger Agreement.

    After approval of the Merger by the US Surgical Board of Directors, on May 25, 1998 the Merger Agreement was executed by the parties and publicly announced.

REASONS OF TYCO FOR THE MERGER

    The Tyco Board of Directors believes that the Merger is in keeping with Tyco's corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies with Tyco's existing operations and that are expected to be accretive to earnings per share. In particular, the Tyco Board of Directors believes that there are several significant benefits from this transaction, including: (i) combination of the product lines manufactured by US Surgical with the complementary products manufactured by Tyco, enabling Tyco to broaden substantially the line of medical supplies offered to its customers; (ii) realization of synergies from the manufacturing and distribution expertise of both US Surgical and Tyco in the medical supplies markets; (iii) access to US Surgical's worldwide distribution network for advanced surgical supply products to complement Tyco's existing distribution channels for these products; (iv) utilization of the US Surgical acquisition as a platform for future growth in the segments of the disposable and specialty medical products markets in which US Surgical is active; and (v) reduction of certain US Surgical corporate costs, possible elimination of excess facilities and potential cost reduction for materials and services.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF US SURGICAL; REASONS OF US SURGICAL
  FOR THE MERGER

    The Board of Directors of US Surgical has unanimously (with one director absent) approved the Merger and the Merger Agreement, has unanimously (with one director absent) determined that the Merger is fair and in the best interests of US Surgical and its stockholders and has unanimously (with one director absent) recommended that holders of shares of US Surgical Common Stock vote FOR approval of the Merger and adoption of the Merger Agreement.

    The decision of US Surgical's Board of Directors to approve the Merger and the Merger Agreement and to recommend approval of the Merger and adoption of the Merger Agreement by the holders of the Company's Common Stock was based upon a number of factors. The following are the material factors considered by US Surgical's Board:

    i. the understanding by US Surgical's Board of the impact upon US Surgical of the present and anticipated environment in the medical supply industry, including the need to compete by offering a more extensive product line to customers as a result of increasing use of managed care, centralized purchasing decisions by group purchasing organizations, consolidations among hospitals and hospital groups, and integration of health care providers which prefer to purchase surgical supplies from a single vendor;

    ii. information concerning the financial condition, results of operations, prospects and businesses of US Surgical and Tyco, including the revenues of the companies, their complementary businesses, the recent stock price performance of US Surgical Common Stock and Tyco Common Shares, the ratio of the price of US Surgical Common Stock to the price of Tyco Common Shares over various periods, and the percentage of the combined company to be owned by US Surgical's stockholders following the Merger;

    iii. current industry, economic and market conditions;

    iv. the financial and business prospects for the combined company, including general information relating to possible synergies, cost reductions, operating efficiencies and consolidations; and the ability of the combined company to offer customers a more complete line of surgical products;

    v. the fact that the Exchange Ratio represented, as of the signing of the Merger Agreement, consideration having a value (based upon a price of $55.875 per Tyco Common Share) of $42.50 per share of US Surgical Common Stock, representing a premium of approximately 8.3% over the $39.25 closing price of US Surgical Common Stock on the NYSE Composite Transaction Tape on May 22, 1998, the last trading day prior to the US Surgical Board of Directors approval of the Merger and the Merger Agreement, a premium of approximately 29.5% over the $32.81 average closing price of US Surgical Common Stock on the NYSE Composite Transactions Tape over the month period prior to the announcement of the execution of the Merger Agreement, a premium of approximately 6% over the highest closing price of US Surgical Common Stock over the 52 week period prior to such date, and a premium of approximately 73% over the lowest closing price of US Surgical Common Stock over the 52 week period prior to such date;

    vi. the opportunity for the holders of US Surgical Common Stock to benefit from ownership in a higher growth and higher price-to-earnings ratio business and to participate in the enhanced prospects of the combined company through ownership of Tyco Common Shares.

    vii. presentations from, and discussions with, senior executives of US Surgical, representatives of Chase and representatives of US Surgical's outside counsel regarding the business, financial and accounting aspects, and the results of legal due diligence, with respect to and the terms of and conditions to the Merger Agreement;

    viii. the recommendation of US Surgical's management that the Merger be approved;

    ix. the understanding of US Surgical's Board of the risks involved in successfully integrating the business and managements of the two companies;

    x. the fact that Tyco, subject to applicable fiduciary obligations of Tyco's Board of Directors, will cause the US Surgical Chairman of the Board and Chief Executive Officer, Mr. Leon Hirsch, to be appointed to fill any vacancy occurring on Tyco's Board prior to, or to be nominated for election to the Tyco Board at, the next annual general meeting of Tyco shareholders, and that, while this arrangement presents a potential conflict of interest, and after considering that conflict in connection with its approval of the Merger, the US Surgical Board's belief that this arrangement will contribute to the successful integration of the companies and to the achievement of the potential benefits offered by the combination;

    xi. the recognition by US Surgical's Board that certain of its members and members of US Surgical's management have interests in the Merger that are in addition to, and not necessarily aligned with, the interests of holders of US Surgical Common Stock, which interests were considered in connection with its approval and adoption of the Merger Agreement. See "--Interests of Certain Persons in the Merger and Related Matters"; and

    xii. the financial and other analysis presented by Chase, including the oral opinion of Chase (subsequently confirmed in writing) that the Exchange Ratio was fair to the Company's stockholders from a financial point of view. A copy of the opinion, dated as of May 25, 1998, setting forth the assumptions and qualifications made, facts considered and the scope of the review undertaken is attached hereto as Annex B and is incorporated by reference herein. Stockholders of US Surgical are encouraged to read the opinion of Chase carefully and in its entirety.

    The May 25, 1998 meeting of US Surgical's Board of Directors was attended by US Surgical's Senior Vice President and General Counsel and US Surgical's outside law firm, which advised US Surgical's Board on issues relating to the corporation law of Delaware, the state of US Surgical's incorporation. Before making its decision, US Surgical's Board was advised by counsel of the standards of conduct for directors of a Delaware corporation, including a director's duty to act in good faith and without self-interest. The directors were also given the opportunity and encouraged to discuss with legal counsel any questions they might have concerning their duties to the US Surgical's stockholders.

    US Surgical's Board of Directors also considered (i) the risk that the benefits sought in the Merger would not be obtained, (ii) the risk that the Merger would not be consummated, (iii) the potential adverse effect of the public announcement of the Merger on US Surgical's sales, and its customer and supplier relationships, operating results and ability to retain employees, and on the trading price of US Surgical Common Stock, (iv) the substantial management time and effort that will be required to consummate the Merger and integrate the operations of the two companies, (v) the possibility that certain provisions of the Merger Agreement might have the effect of discouraging other persons potentially interested in merging with or acquiring US Surgical from pursuing such an opportunity and (vi) other matters described under "Summary--Certain Considerations" and "--Forward Looking Statements." In the judgment of US Surgical's Board, the potential benefits of the Merger outweighed these considerations.

    The foregoing discussion of the information and factors considered and given weight by US Surgical's Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, US Surgical's Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of US Surgical's Board of Directors may have given different weights to different factors. For a discussion of the interest of certain members of US Surgical's management and the US Surgical's Board in the Merger, see "--Interests of Certain Persons in the Merger."

    THE US SURGICAL BOARD OF DIRECTORS HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) RECOMMENDED THAT THE HOLDERS OF US SURGICAL COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF US SURGICAL'S FINANCIAL ADVISOR

    On May 25, 1998, Chase delivered its oral opinion to the US Surgical Board of Directors, which was subsequently confirmed in a written opinion dated the date of the oral opinion, to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review in connection with such opinion, the Exchange Ratio pursuant to the Merger was fair to the holders of shares of US Surgical from a financial point of view. References herein to the Chase Opinion refer to such written opinion.

    The full text of the Chase Opinion, which sets forth the assumptions made, matters considered, and limitations on the review undertaken, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Holders of US Surgical Common Stock should read the Chase Opinion carefully in its entirety. The Chase Opinion is for the benefit of the Board of Directors of US Surgical and Chase's determination of the fairness of the Exchange Ratio from a financial point of view is directed to the holders of shares of US Surgical, and it does not address any other aspect of the Merger nor does it constitute a recommendation to any holder of US Surgical Common Stock as to how to vote regarding the Merger. The summary of the Chase Opinion set forth in this Proxy Statement/Prospectus, while containing all material provisions of such opinion, is qualified in its entirety by reference to the full text of such opinion.

    In arriving at the Chase Opinion, Chase: (1) reviewed US Surgical's Annual Reports, Forms 10-K and related information for the three fiscal years ended December 31, 1997 and September 30, 1997, respectively, the unaudited financial information for the three months ended March 31, 1998, and the six months ended March 31, 1998, respectively; (2) reviewed Tyco's Annual Report, Form 10-K and related information for the nine-month transitional period ended September 30, 1997 and the two years ended December 31, 1996 and the unaudited financial information for the six months ended March 31, 1998; (3) reviewed certain information, including information relating to the future prospects of US Surgical and Tyco furnished to Chase by US Surgical's and Tyco's management, respectively; (4) conducted discussions with members of senior management of US Surgical and Tyco concerning the business and prospects of US Surgical and Tyco, respectively; (5) reviewed the historical market prices and trading activity for US Surgical Common Stock and Tyco Common Shares and compared them with that of certain publicly traded companies which Chase deemed to be comparable to US Surgical and Tyco, respectively; (6) compared the results of operations of US Surgical and Tyco with that of certain publicly traded companies which Chase deemed to be comparable to US Surgical and Tyco, respectively; (7) compared the proposed financial terms of the transaction contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Chase deemed to be comparable; (8) considered the pro forma effects of the Merger on Tyco's revenues, operating income, and earnings, including pre-tax amounts of synergies expected by US Surgical to be realized among the various affiliated companies following the Merger; and (9) reviewed the Merger Agreement.

    Chase reviewed certain trading information for each of US Surgical and Tyco, including market value, enterprise value, and historical and forward trading multiples for each company.

    In preparing the Chase Opinion, Chase assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Chase by US Surgical and Tyco, or publicly available. Chase did not conduct any valuation or appraisal of any assets or liabilities of US Surgical or Tyco nor were any such valuations or appraisals provided to it. Chase did not make any physical inspections of the properties and facilities of US Surgical or Tyco. With respect to information relating to the future prospects of US Surgical and Tyco, Chase assumed that such information was reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of US Surgical and Tyco, respectively, as to the expected future prospects of US Surgical and Tyco to which such information relates. Chase also assumed that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and is intended to qualify for accounting treatment as a pooling of interests.

    The Chase Opinion was necessarily based upon economic, market and other conditions as in effect on, and information made available to it as of, the date of the Chase Opinion. Chase expressed no opinion as to the price at which Tyco Common Shares will trade at any future time.

    The following is a summary of certain financial and comparative analyses performed by Chase in arriving at its oral opinion delivered to the US Surgical Board of Directors on May 25, 1998.

    HISTORICAL STOCK PERFORMANCE. Chase reviewed the historical trading prices and volumes for the US Surgical Common Stock and Tyco Common Shares. In addition, Chase reviewed the consideration to be received by holders of US Surgical shares pursuant to the Merger in relation to the May 22, 1998 closing market price of US Surgical Common Stock and the closing price of Tyco Common Shares on the NYSE. Chase determined that the price of US Surgical Common Stock to be paid pursuant to the Merger Agreement represented a premium of 8.3% based on (i) the May 22, 1998 closing price of $39.25 per share of US Surgical Common Stock on the NYSE and (ii) the May 22, 1998 closing price of $55.875 per share of Tyco Common Shares on the NYSE. Chase also determined that the price of US Surgical Common Stock to be paid pursuant to the Merger Agreement represented a premium of 29.5% based on (i) the $32.81 per share average closing price of US Surgical Common Stock from April 23, 1998 to May 22, 1998 and (ii) the May 22, 1998 closing price of $55.875 per share of Tyco Common Shares on the NYSE.

    DISCOUNTED CASH FLOW ANALYSIS. Chase performed a discounted cash flow analysis to calculate a present value of the stand-alone unlevered free cash flows that US Surgical and Tyco are expected to generate if US Surgical and Tyco perform in accordance with certain assumed scenarios. With respect to US Surgical, Chase analyzed three scenarios: (i) the "US Surgical Management Case" which was based upon projections provided by US Surgical management; (ii) the "US Surgical Management Sensitivity Case" which adjusted downward the aforementioned US Surgical Management Case based on a range of several contingencies reviewed by US Surgical management, and (iii) the "US Surgical Street Case" which was based on a set of financial forecasts that comprised an average of publicly available analysts' estimates of US Surgical's future performance (estimates were chosen based on the level of detail, the proximity to the Institutional Brokers Estimate System ("IBES") mean estimates, and their timeliness). With respect to Tyco, Chase analyzed two scenarios: (i) the "Tyco Street Case" which was based on discussions with Tyco management and a set of financial forecasts that comprised an average of publicly available analysts' estimates of Tyco's future performance (estimates were chosen based on the level of detail, the proximity to IBES mean estimates, and their timeliness), and (ii) the "Tyco Street Case with Synergies" which added synergies to the aforementioned Tyco Street Case. Chase discounted the estimated unlevered free cash flows using a range of discount rates of capital as follows: (i) 14% to 16% for the US Surgical Management and US Surgical Management Sensitivity Cases,
(ii) 13% to 15% for the US Surgical Street Case, and (iii) 11.5% to 13.5% for the Tyco Street Case and Tyco Street Case with Synergies. Chase added to the present values of the cash flows the terminal values of US Surgical and Tyco, respectively, in the year 2002, and discounted the terminal values using the relevant range of discount rates of capital. The terminal values were calculated by applying a range of EBITDA multiples as follows: (i) 9.5x to 11.5x for the US Surgical Cases, and (ii) 14.5x to 16.5x for the Tyco Cases. Based on this analysis, Chase calculated a per share equity value of US Surgical ranging from $44.75 to $58.00 based on the US Surgical Management Case, $29.25 to $43.00 based on the US Surgical Management Sensitivity Case, and $31.75 to $41.50 based on the US Surgical Street Case. The per share equity values calculated for Tyco ranged from $53.25 to $65.25 using the Tyco Street case, and $56.00 to $68.75 using the Tyco Street Case with Synergies.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, Chase compared certain financial information for each of US Surgical and Tyco to the corresponding financial information of certain other comparable companies. Chase calculated the following multiples for such companies: (i) market value per share to calendarized next fiscal year projected EPS based on information from IBES,

(ii) multiples of market capitalization to latest twelve months' ("LTM") sales and EBITDA, and (iii) 1998 EPS multiples (based on IBES estimates) expressed as a ratio to the IBES five year forecast of EPS growth plus the dividend yield.

    Chase compared US Surgical to a group of nine medical products companies:
Arrow International Inc.; Baxter International Inc.; Becton, Dickinson & Co.; C.R. Bard, Inc. (the "US Surgical Selected Comparables") and Arterial Vascular Engineering Inc. (AVEI); Boston Scientific Corp.; Guidant Corp.; Medtronic Corp.; and Sofamor/Danek Group, Inc. (along with the US Surgical Selected Comparables, the "US Surgical Broad Universe Comparables"). An analysis of the multiples for the US Surgical Selected Comparables produced the following results (i) market value to next fiscal year projected EPS yielded a range of 17.5x to 25.5x with a mean of 20.8x, relative to 19.3x for US Surgical; (ii) market capitalization to LTM sales yielded a range of 2.0x to 3.3x with a mean of 2.8x, relative to 2.3x for US Surgical; (iii) market capitalization to LTM EBITDA yielded a range of 10.2x to 13.5x with a mean of 11.7x, relative to 10.2x for US Surgical; and (iv) 1998 EPS multiples (based on IBES estimates) expressed as a ratio to the IBES five year forecast of EPS growth plus the dividend yield produced a range of 1.01x to 1.75x with a mean of 1.38x, relative to 1.26x for US Surgical.

    An analysis of the multiples for the US Surgical Broad Universe Comparables produced the following results (i) market value to next fiscal year projected EPS yielded a range of 17.5x to 36.3x with a mean of 25.7x; (ii) market capitalization to LTM sales yielded a range of 2.0x to 9.4x with a mean of 5.2x;
(iii) market capitalization to LTM EBITDA yielded a range of 10.2x to 24.7x with a mean of 16.9x; and (iv) 1998 EPS multiples (based on IBES estimates) expressed as a ratio to the IBES five year forecast of EPS growth plus the dividend yield produced a range of 0.55x to 1.84x with a mean of 1.46x.

    Chase compared Tyco to a group of 11 diversified products companies deemed by Chase to be reasonably similar to Tyco: Allied Signal Inc.; Cooper Industries Inc.; Corning Inc.; Dover Corp.; Emerson Electric Corp.; General Electric Co.; Honeywell Inc.; Illinois Tool Works Inc., Minnesota Mining & Manufacturing Company; Textron Inc.; and United Technologies (the "Tyco Comparables"). An analysis of the multiples for the Tyco Comparables produced the following results (i) market value to 1998 projected EPS yielded a range of 18.4x to 30.2x with a mean of 22.5x, relative to 27.1x for Tyco; (ii) market capitalization to LTM sales yielded a range of 1.0x to 5.1x with a mean of 2.5x, relative to 3.3x for Tyco; (iii) market capitalization to LTM EBITDA yielded a range of 8.4x to 23.8x with a mean of 13.1x, relative to 17.4x for Tyco; and (iv) 1998 EPS multiples (based on IBES estimates) expressed as a ratio to the IBES five year forecast of EPS growth plus the dividend yield produced a range of 1.18x to 2.06x with a mean of 1.48x, relative to 1.32x for Tyco.

    PRECEDENT TRANSACTION ANALYSIS. Chase reviewed certain publicly available information regarding 15 transactions from 1994 to 1998 involving the acquisition of manufacturers of medical products. For each transaction, where available, Chase calculated the transaction value as a multiple of sales (11 transactions available) and EBITDA (9 transactions available). Such analysis indicated that transaction value as a multiple of sales and EBITDA, respectively: (i) ranged from 1.6x to 3.7x, with a mean of 2.4x and a median of 2.9x; and (ii) ranged from 8.3x to 16.1x, with a mean of 11.3x and a median of 11.9x. With respect to US Surgical, the transaction value as a multiple of sales and EBITDA were 3.0x and 13.4x, respectively.

    Chase also analyzed 21 merger transactions each with an aggregate value in excess of $3 billion announced from 1994 to 1997. Such analysis indicated that the premium to unaffected price ranged from 1.9% to 79.7%, with a mean of 36.8% and a median of 29.2%. Such analysis also indicated that, assuming the Exchange Ratio of 0.7606 shares of Tyco Common Shares for each share of US Surgical Common Stock and a Tyco stock price of $55.875 per share, the premium to unaffected price (one month prior average) was 29.5%.

    HISTORICAL EXCHANGE RATIO ANALYSIS. Chase analyzed the historical exchange ratio between Tyco Common Shares and US Surgical Common Stock over several time periods. For each time period, the average exchange ratios were calculated. The time periods as of May 25, 1998 selected for the analysis were as follows: last twelve months, last six months, last 90 days, last 30 days, last 5 days, and closing price on May 22, 1998 (which for Tyco was the closing price on the NYSE). The average exchange ratio for each aforementioned time period was 0.7437, 0.6180, 0.6028, 0.6069, 0.6473, and 0.7025, respectively.

    IMPLIED EXCHANGE RATIO. Chase reviewed the implied exchange ratios derived from the discounted cash flow analysis and comparable public company analysis of US Surgical and Tyco. For the purposes of this analysis, the US Surgical Scenarios and Tyco Scenarios were as follows: (i) US Surgical Management Case and Tyco Street Case; (ii) US Surgical Management Sensitivity Case and Tyco Street Case; (iii) US Surgical Street Case and Tyco Street Case; (iv) US Surgical Management Case and Tyco Street Case with Synergies; (v) US Surgical Management Sensitivity Case and Tyco Street Case with Synergies; (vi) US Surgical Street Case and Tyco Street Case with Synergies; and (vii) US Surgical Selected Comparable Companies and Tyco Comparable Companies. By comparing the highest implied values of US Surgical to the lowest implied values of Tyco, and vice-versa, the ranges of implied exchange ratios indicated were as follows: (i)
0.6858 to 1.0892; (ii) 0.4483 to 0.8075; (iii) 0.4866 to 0.7793; (iv) 0.6509 to
1.0357; (v) 0.4255 to 0.7679; (vi) 0.4618 to 0.7411; and (vii) 0.4762 to 0.6636,
respectively.

    PRO FORMA EPS ANALYSIS. Chase analyzed certain pro forma effects resulting from the Merger, including the potential impact of the Merger on projected EPS for the combined company (assuming, equity analysis consensus projections for both US Surgical and Tyco) and a range of expected synergies. In all scenarios, the Merger would be accretive to the holders of Tyco Common Shares in the fiscal years ended September 30, 1999 and 2000.

    RELATIVE CONTRIBUTION ANALYSIS. Chase compared the portion attributable to the holders of US Surgical Common Stock and the holders of Tyco Common Shares with respect to the pro forma fully-diluted market capitalization of the combined company of approximately 10.2% and 89.8%, respectively, to the relative contributions of each of US Surgical and Tyco to the combined company's revenues, operating income, and net income based on publicly available information, before synergies and transaction adjustments. This analysis indicated that for the twelve months ending September 30, 1998, US Surgical would contribute 10.4% of the revenues of the combined entity, 10.0% of the operating income of the combined entity, and 10.4% of the net income of the combined entity.

    The summary set forth above, while containing all material elements of the analyses performed by Chase, does not purport to be a complete description of such analyses. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Chase believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses set forth in the Chase Opinion. The matters considered by Chase in its analyses are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond US Surgical's or Tyco's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Chase are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to US Surgical or Tyco, and none of the acquisition comparables or other business combinations utilized as a comparison is identical to the proposed Merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    The US Surgical Board of Directors selected Chase to act as its financial advisor on the basis of Chase's reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger and because it is familiar with US Surgical and its business. As part of its investment banking business, Chase is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    CHASE FEES. With respect to Chase's services as a financial advisor in connection with the Merger, pursuant to a sliding fee scale contained in a letter agreement dated as of May 19, 1998, US Surgical has agreed to pay Chase a fee of between 0.335% and 0.395% (depending on the price per share of US

Surgical Common Stock received by US Surgical stockholders) of the total consideration paid by Tyco in connection with the proposed Merger. A retainer fee of $100,000 and an agreement fee of $2,500,000 will be payable upon approval of the Merger by US Surgical Stockholders, with such fees to be credited towards Chase's total fee. The balance of Chase's fee will be paid upon consummation of the Merger. US Surgical has also agreed to reimburse Chase for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and to indemnify Chase and certain related persons against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    Chase has, in the past, provided financial advisory and financing services to US Surgical and Tyco and has received fees for rendering such services. In addition, in the ordinary course of their businesses, Chase and its affiliates may actively trade the debt and equity securities of US Surgical and Tyco for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the US Surgical Board of Directors that the US Surgical stockholders approve the Merger and adopt the Merger Agreement, US Surgical stockholders should be aware that certain directors and officers of US Surgical have interests in the Merger in addition to their interests solely as stockholders of US Surgical, as described below. The US Surgical Board of Directors was aware of these interests when it considered and approved the Merger and the Merger Agreement.

    EXECUTIVE SEVERANCE AGREEMENTS; DIRECTOR APPOINTMENT. Effective as of November 25, 1997, US Surgical entered into Executive Severance Agreements with eighteen executive officers (the "Executive Officers") including Leon C. Hirsch, US Surgical's Chairman of the Board and Chief Executive Officer, Turi Josefsen, US Surgical's Executive Vice President and President, International Operations, Howard M. Rosenkrantz, US Surgical's President and Chief Operating Officer, Richard A. Douville, US Surgical's Senior Vice President and Chief Financial Officer and Robert A. Knarr, US Surgical's Executive Vice President and Group Vice President, New Technologies, (collectively, the "Executive Severance Agreements"). Pursuant to the terms of the Executive Severance Agreements, each Executive Officer may be entitled to receive certain severance benefits following a "Change in Control" as defined in the Executive Severance Agreements. Assuming the Merger is consummated, the execution of the Merger Agreement constituted a "Change in Control" for purposes of the Executive Severance Agreements. In the event an Executive Officer's employment is terminated within three years following a Change in Control (i) by US Surgical other than for "Cause" (as defined in the Executive Severance Agreements) or
(ii) by the Executive Officer for "Good Reason" (as defined in the Executive Severance Agreements), the terminated Executive Officer will be entitled to receive the following payments and benefits: (i) the Executive Officer shall receive a lump sum cash payment equal to (a) 2.99 times the Executive Officer's "Base Salary" (as defined in the Executive Severance Agreements) in effect at the time of the termination plus (b) 2.99 times certain specified annual and long term incentive bonus amounts, (ii) the Executive Officer shall be entitled to coverage and benefits for a three year period under all welfare benefit plans of US Surgical for which the Executive Officer was eligible at the time of such termination, (iii) all options and other equity awards held by the Executive Officer, whether or not then vested and exercisable, shall become vested and exercisable as of the date of such termination, (iv) the Executive Officer shall receive a lump sum cash payment equal to 2.99 times the annual amount of the Executive Officer's most recent automobile allowance, (v) the Executive Officer will receive outplacement, office space and secretarial services for twelve months following such termination, (vi) certain debt under agreements to purchase shares or options to purchase shares of US Surgical will be forgiven and (vii) the Executive Officer will receive up to $15,000 in tax advice provided by a third party at US Surgical's expense. Under the Executive Severance Agreements, US Surgical is required to make an additional "gross-up payment" to each Executive Officer to offset fully the effect of any excise tax imposed on change-in-control payments under Section 4999 of the Code, whether made pursuant to the Executive Severance Agreement or otherwise. As of the Effective Time and as a result of the Merger, all of the Executive Officers will have "Good Reason" to terminate their employment pursuant to the terms of the Executive Severance Agreements.

    If any of the Executive Officers are terminated following a Change in Control under circumstances which give rise to severance payments under the Executive Severance Agreements, the approximate amount of the cash severance payment to each Executive Officer listed above, excluding the "gross-up payment" described above, would be $14,161,537 to Leon C. Hirsch, $7,245,966 to Howard M. Rosenkrantz, $6,529,487 to Turi Josefsen, $5,714,787 to Robert A. Knarr and $3,477,893 to Richard A. Douville.

    Tyco has agreed in the Merger Agreement that, following consummation of the Merger and subject to applicable fiduciary obligations of Tyco's Board of Directors, Tyco will cause US Surgical's Chairman of the Board and Chief Executive Officer, Mr. Leon Hirsch, to be appointed to fill any vacancy occurring on Tyco's Board prior to, or to be nominated for election to the Tyco Board at, the next annual general meeting of Tyco shareholders.

    STOCK OPTIONS. As a result of the Merger, at the Effective Time each outstanding option, whether or not exercisable, to purchase US Surgical Common Stock (a "Stock Option") held by Executive Officers and directors of US Surgical will be assumed by Tyco and will be deemed to constitute an immediately exercisable (or, in the case of Stock Options issued under US Surgical's Outside Directors Stock Option Plan, exerciseable following vesting in accordance with its terms) option to acquire the number of Tyco Common Shares as each such Executive Officer or director would be entitled to receive pursuant to the Merger if the Executive Officer or director were to exercise the option in full immediately prior to the Effective Time (whether or not such option is in fact exercisable at that time).

    Based upon the options outstanding as of July 1, 1998, options to purchase 9,311,382 shares of US Surgical Common Stock held by Executive Officers will become fully vested and exercisable upon consummation of the Merger, of which options to purchase 5,921,382 shares of US Surgical Common Stock may be purchased at less than $42.50 per share (which, based on the $55.875 closing price of Tyco Common Shares on the NYSE on May 22, 1998, the last trading day prior to execution of the Merger Agreement, and the Exchange Ratio, are "in-the-money"). Based on the foregoing, the value of the in-the-money options held by each Executive Officer named above at the Effective Time will be $26,889,576 to Mr. Hirsch, $10,367,558 to Ms. Josefsen, $11,937,103 to Mr.
Rosenkrantz, $12,157,228 to Mr. Knarr and $7,634,720 to Mr. Douville.

    INDEMNIFICATION. The Merger Agreement provides that, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of US Surgical or any of its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (i) arising out of the transactions contemplated by the Merger Agreement, or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in US Surgical's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of six years after such date. The Merger Agreement further provides that the provisions with respect to indemnification in US Surgical's Certificate of Incorporation and By-Laws existing on the date of the Merger Agreement shall continue in full force and effect in the Certificate of Incorporation and By-Laws of the Surviving Corporation, and shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of US Surgical. The Merger Agreement also provides that, for a period of six years after the Effective Time, Tyco will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by US Surgical's directors' and officers' liability insurance policy on terms comparable to those applicable to directors and officers of US Surgical as of the date of the Merger Agreement; provided, however, that Tyco or the Surviving Corporation will not be required to expend in excess of 200% of the annual premium currently paid by US Surgical for such coverage, but if the premium for such coverage exceeds such amount, Tyco or the Surviving Corporation will purchase a policy with the greatest coverage available for 200% of the current annual premium.

CERTAIN U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

    U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of US Surgical Common Stock for Tyco Common Shares pursuant to the Merger and the ownership of Tyco Common Shares. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to persons who hold US Surgical Common Stock and will hold Tyco Common Shares as capital assets. The tax treatment of a US Surgical stockholder may vary depending upon such stockholder's particular situation, and certain stockholders (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, and individuals who received US Surgical Common Stock pursuant to the exercise of employee stock options or otherwise as compensation) may be subject to special rules not discussed below. In addition, this discussion does not address the tax consequences to any US Surgical stockholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco Common Shares after the Merger (determined after taking into account ownership under the applicable attribution rules of the Code) ("5% transferee shareholders") or non-U.S. Holders (defined below) who have held more than 5% of the US Surgical Common Stock at any time within the five-year period ending at the Effective Time.

    As used in this section, a "U.S. Holder" means a holder of US Surgical Common Stock who exchanges US Surgical Common Stock for Tyco Common Shares that is, for U.S. federal income tax purposes, a citizen or resident of the U.S., a corporation, partnership or other entity (other than a trust) created or organized in or under the laws of the U.S. or any political subdivision thereof, an estate whose income is subject to U.S. federal income tax regardless of its source or a trust if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions.

    As used in this section, a non-U.S. Holder is a holder of US Surgical Common Stock who exchanges US Surgical Common Stock for Tyco Common Shares that is not a U.S. Holder.

    1. CONSEQUENCES OF THE MERGER.

    Consummation of the Merger is conditioned upon the receipt by Tyco of an opinion from Kramer, Levin, Naftalis & Frankel, its counsel, and by US Surgical of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, its counsel, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and (ii) the transfer of US Surgical Common Stock by US Surgical stockholders pursuant to the Merger, other than US Surgical stockholders who will be "5% transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii), will qualify for an exception under Treasury Regulation Section 1.367(a)-3. Such opinions of counsel will be based on facts existing as of the Effective Time and on certain representations as to factual matters made by Tyco and US Surgical. Such representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither Tyco nor US Surgical is currently aware of any facts or circumstances

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
which would cause any such representations made to counsel to be untrue or incorrect in any material respect. Any opinion of counsel is not binding on the Internal Revenue Service or the courts.

    Based on the opinions discussed above, the material U.S. federal income tax consequences that will result from the Merger are as follows:

    a. A US Surgical stockholder will not recognize any income, gain or loss as a result of the receipt of Tyco Common Shares in exchange for US Surgical Common Stock pursuant to the Merger, except for cash received in lieu of a fractional Tyco Common Share.

    b. The tax basis of a US Surgical stockholder for the Tyco Common Shares received pursuant to the Merger, including any fractional share interest in Tyco Common Shares for which cash is received, will equal such US Surgical stockholder's tax basis in the US Surgical Common Stock exchanged therefor.

    c. The holding period of a US Surgical stockholder for the Tyco Common Shares received pursuant to the Merger will include the holding period of the US Surgical Common Stock surrendered in exchange therefor.

    d. A US Surgical stockholder that is a U.S. Holder and that receives cash in lieu of a fractional share interest in Tyco Common Shares pursuant to the Merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the US Surgical stock allocable to such fractional share. The tax rate applicable to capital gains of an individual taxpayer will vary depending on the taxpayer's holding period for its shares of US Surgical Common Stock. In the case of an individual, any such capital gain will be subject to a maximum federal income tax rate of (i) 20% if the individual's holding period for such shares was more than 18 months at the Effective Time or
(ii) 28% if the individual's holding period was more than one year but not more than 18 months at the Effective Time. Gains on the sale of capital assets held for one year or less by individuals are subject to tax as ordinary income at a maximum rate of 39.6%. Recent legislation passed by Congress and awaiting the President's signature would reduce the holding period for long-term capital gains entitled to the 20 percent capital gains tax rate from a holding period of more than 18 months to one of more than 12 months effective retroactively as of January 1, 1998. Non-U.S. Holders that receive cash in lieu of a fractional share interest in Tyco Common shares will not be subject to United States income or withholding tax except as set forth in paragraph 3.b below.

    e. No income, gain or loss will be recognized by Tyco, US Surgical or Merger Sub as a result of the Merger.

    2. TRANSFER TAXES

    In the event that any state or local transfer taxes ("Transfer Taxes") are imposed on US Surgical stockholders as a result of the Merger, US Surgical will pay all such Transfer Taxes, if any, directly to state and local taxing authorities on behalf of all US Surgical stockholders. Any such payments by US Surgical made on behalf of the US Surgical stockholders may result in dividend income to each US Surgical stockholder. The amount of such dividend income attributable to each share of US Surgical Common Stock cannot be calculated at this time, but is not expected to be material.

    3. OWNERSHIP OF TYCO COMMON SHARES

    a. U.S. Holders

    DISTRIBUTIONS. Distributions made to U.S. Holders of Tyco Common Shares will be treated as dividends and taxable as ordinary income to the extent that such distributions are made out of Tyco's

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
current or accumulated earnings and profits as determined for U.S. federal income tax purposes (regardless of whether such distributions are treated as a return of capital for non-tax purposes), with any excess being treated as a tax-free return of capital which reduces such U.S. Holder's tax basis in the Tyco Common Shares to the extent thereof, and thereafter as capital gain from the sale or exchange of property (which gain for individuals will be subject to tax at the rates described in 1.d above). Such dividends generally will be treated as foreign source "passive" income for foreign tax credit purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by Tyco. U.S. Holders of Tyco Common Shares that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Tyco.

    DISPOSITION. Gain or loss realized by a U.S. Holder of Tyco Common Shares on the sale, exchange or other taxable disposition of Tyco Common Shares (including a distribution in liquidation) will be subject to U.S. federal income taxation as capital gain or loss (which gain for individuals will be subject to tax at the rates described in 1.d above) in an amount equal to the difference between the amount realized on such sale or exchange and such U.S. Holder's adjusted tax basis in the Tyco Common Shares surrendered. Any gain so realized generally will be United States source income, but any loss so realized may be foreign source.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Certain U.S. Holders may be subject to information reporting with respect to payments of dividends on, and the proceeds of the disposition of, Tyco Common Shares. U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a 31% rate. U.S. Holders should consult their tax advisors.

    b. Non-U.S. Holders

    DISTRIBUTIONS AND DISPOSITION. In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Tyco Common Shares, unless either (i) the income or gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (ii) in the case of gain realized by an individual non-U.S. Holder upon a disposition of Tyco Common Shares, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

    In the event that clause (i) in the preceding paragraph applies, such income or gain generally will be subject to regular U.S. income tax in the same manner as if such income or gain, as the case may be, were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a non-U.S. corporation, such income or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty). In the event that clause (ii) (but not clause (i)) in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty).

    INFORMATION REPORTING AND BACKUP WITHHOLDING. If the Tyco Common Shares are held by a non-U.S. Holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the Tyco Common Shares are held by a non-U.S. Holder through a U.S. (or U.S.-related) broker or financial institution and the non-U.S. Holder fails to provide appropriate information. Holders should consult their tax advisors.

    BERMUDA TAX CONSEQUENCES

    In the opinion of Appleby, Spurling & Kempe, attorneys in Bermuda for Tyco, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of an exchange of Tyco Common Shares for US Surgical Common Stock pursuant to the Merger. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Tyco Common Shares or in respect of distributions by Tyco with respect to Tyco Common Shares. Furthermore, Tyco has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966, as amended, an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Tyco or any of its operations, nor to its Common Shares nor to obligations of Tyco until the year 2016. This undertaking applies to Tyco Common Shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. US SURGICAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE MERGER TO THEM.

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Tyco and US Surgical will be carried forward to the combined company at their recorded amounts, subject to any adjustments required to conform the accounting policies of the companies; income of the combined corporation will include income of Tyco and US Surgical for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined company.

    Each of Tyco and US Surgical have agreed to use its reasonable best efforts to cause its "affiliates" (as defined for purposes of the rules and regulations of the Commission relating to pooling of interests accounting treatment for merger transactions) to agree in writing that they will comply with the applicable restrictions on the sale of US Surgical Common Stock and Tyco Common Shares contained in such rules and regulations.

    The Merger Agreement provides that a condition to the consummation of the Merger is the receipt by Tyco of an opinion from PricewaterhouseCoopers, independent public accountants of Tyco, regarding the qualification of the Merger as a "pooling of interests" for accounting purposes.

EFFECT ON STOCK PLANS AND AGREEMENTS

    At the Effective Time, each then outstanding Stock Option granted under the US Surgical Stock Option Plans which by its terms is not extinguished in the Merger will be assumed by Tyco and will be deemed to constitute an option (an "Adjusted Option") to acquire, on the same terms and conditions MUTATIS MUTANDIS as were applicable under such Stock Option prior to the Effective Time (but taking into account the Merger), the number of Tyco Common Shares (rounded to the nearest whole Tyco Common Share) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time (whether or not such option was in fact exercisable at that time). The exercise price per Tyco Common Share (rounded to the nearest whole cent) under such Adjusted Options will be equal to (x) the aggregate exercise price for US Surgical Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the aggregate number of Tyco Common Shares deemed purchasable pursuant to the Adjusted Option. The other terms of each such Stock Option, and the plans under which they were issued, will continue to apply in accordance with their terms including, to the extent provided therein, the acceleration of vesting of such Stock Options in connection with the Merger. As of June 30, 1998, there were outstanding Stock Options to acquire 23,895,339 shares of US Surgical Common Stock. See "The Merger Agreement--Terms of the Merger--Options."

CERTAIN LEGAL MATTERS

    Tyco and US Surgical have given each other a commitment to use their reasonable best efforts to take whatever actions are required to obtain necessary regulatory approvals. See "The Merger Agreement-- Additional Agreements."

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), prohibits Tyco and US Surgical from completing the Merger until they have furnished certain information and materials to the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and a required waiting period has expired. Pursuant to the requirements of the HSR Act, Tyco and US Surgical have each filed a Notification and Report Form for review under the HSR Act with the FTC and the Antitrust Division and the waiting period thereunder is expected to expire on July 19, 1998, unless earlier terminated or extended. Even after the HSR Act waiting period has expired or been terminated, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Tyco or US Surgical. The Merger is subject to notification to, and the approval by, the EC Commission under the EC Merger Regulation. Tyco and US Surgical made the requisite notification filing (a Form CO) with the EC Commission on July 14, 1998. The EC Commission has an initial period of one month following acceptance of the filing to decide whether the Merger raises serious doubts as to its compatibility with the European common market, although this period may be extended to six weeks in certain circumstances (including where the parties volunteer undertakings to remedy competition concerns). If the EC Commission considers that serious doubts do arise, it will initiate a more detailed investigation, which may last for a further period of up to four months. Consummation of the Merger is conditioned upon, among other things, the absence of any pending or threatened governmental proceeding or any judgment, decree or order of any governmental authority or court or any other legal restraint that would prevent the consummation of the Merger or require Tyco to dispose of or hold separate any material portion of its business or assets, including business or assets of US Surgical. For these purposes, a line of business of US Surgical which accounts for no more than 10% of US Surgical's consolidated revenues, and a line of business of Tyco which accounts for no more than 10% of the revenues of Tyco's Disposable and Specialty Products group, will not be deemed material.

    Tyco does not believe that consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

    Tyco and US Surgical do not believe that any additional material governmental filings in the United States or the European Union, other than the Certificate of Merger, are required with respect to the Merger. In addition to the United States and the European Union, Tyco and US Surgical conduct operations in a number of countries where regulatory filings or approvals may be required in connection with the consummation of the Merger. Tyco and US Surgical believe that all such material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

    All Tyco Common Shares issued in connection with the Merger will be freely transferable under the Securities Act, except that any Tyco Common Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of US Surgical prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of US Surgical generally include individuals or entities that control, are controlled by, or are under common control with, US Surgical and may include certain officers and directors of US Surgical as well as principal stockholders of US Surgical.

    In general, under Rule 145, for one year following the Effective Time, a US Surgical affiliate (together with certain related persons) would be entitled to sell publicly Tyco Common Shares acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Tyco Common Shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only be available, however, if Tyco remained current with its informational filings with the Commission under the Exchange Act. After the end of one year from the Effective Time, a US Surgical affiliate would be able to sell Tyco Common Shares received in the Merger without such manner of sale or volume limitations provided that Tyco was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Tyco. Two years after the Effective Time, an affiliate of US Surgical would be able to sell such Tyco Common Shares without any restrictions so long as such affiliate had not been an affiliate of Tyco for at least three months prior thereto.

    US Surgical has agreed to use its reasonable best efforts to cause its affiliates to agree in writing that they will comply with Rule 145.

STOCK EXCHANGE LISTING

    It is a condition to the Merger that the Tyco Common Shares to be issued in connection with the Merger be authorized for listing on the NYSE, subject to official notice of issuance. In addition, it is contemplated that such shares will also be listed on the London Stock Exchange and the Bermuda Stock Exchange.

DIVIDENDS

    Tyco expects to declare regularly scheduled dividends consistent with the practices of Tyco prior to the Merger and of Former Tyco prior to the ADT Merger. US Surgical is not permitted under the terms of the Merger Agreement to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than its regularly scheduled dividend consistent with past practices, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time.

APPRAISAL RIGHTS

    Holders of US Surgical Common Stock will not have dissenter's appraisal rights under the Delaware General Corporation Law (the "DGCL") by reason of the Merger Agreement and the consummation of the Merger.

FEES AND EXPENSES

    US Surgical has agreed to pay Tyco a fee (a "Fee") of $125 million plus Tyco's actual, documented and reasonable out-of-pocket expenses up to $5 million, if the Merger Agreement is terminated under certain circumstances, and has agreed to pay Tyco's actual, documented and reasonable out-of-pocket expenses up to $5 million (but no Fee) if the Merger Agreement is terminated in certain other circumstances. Tyco has agreed to pay to US Surgical its actual, documented and reasonable out-of-pocket expenses up to $5 million, if the Merger Agreement is terminated under certain other circumstances. See "The Merger Agreement--Termination."

    The Fee payable under certain circumstances by US Surgical to Tyco is intended, among other things, to compensate Tyco for its costs, including lost opportunity costs, if the Merger is not consummated as a result of certain actions or inactions by US Surgical or its stockholders. The Fee may have the effect of increasing the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. The Fee may also have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in US Surgical from considering or proposing such an acquisition by increasing the costs of any such acquisition.

    Except as aforesaid, and except for printing and filing fees in respect of this Proxy Statement/ Prospectus and the Registration Statement, which will be shared equally, Tyco and US Surgical will each pay its own expenses in connection with the Merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and incorporated herein by reference. YOU SHOULD READ THE MERGER AGREEMENT, AS IT IS THE LEGAL DOCUMENT WHICH GOVERNS THE MERGER.

TERMS OF THE MERGER

    THE MERGER. At the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement and the DGCL, Merger Sub will be merged with and into US Surgical, the separate corporate existence of Merger Sub will cease, and US Surgical will continue as the Surviving Corporation.

    EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware, as contemplated by the DGCL (the time of such filing being the "Effective Time").

    CERTIFICATE OF INCORPORATION AND BY-LAWS. The Merger Agreement provides that, unless otherwise determined by Tyco prior to the Effective Time, the US Surgical Certificate of Incorporation and By-laws, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that provisions related to US Surgical's capital stock will be deleted and replaced such that the capitalization of the Surviving Corporation shall consist of 1,000 shares of common stock, par value $.01 per share.

    DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of US Surgical immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

    CONVERSION OF US SURGICAL COMMON STOCK AND THE STOCK OF MERGER SUB IN THE MERGER. At the Effective Time, each share of US Surgical Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares referred to in the following paragraph) will be converted into the right to receive 0.7606 fully paid and nonassessable Tyco Common Shares.

    Each share of US Surgical Common Stock held in the treasury of US Surgical or its subsidiaries or owned by Tyco, Merger Sub, or any other subsidiary of Tyco immediately prior to the Effective Time will be canceled and retired without payment of any consideration.

    Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    OPTIONS, ETC. At the Effective Time, each outstanding Stock Option to purchase Common Stock granted under the US Surgical Stock Option Plans will be deemed to constitute an Adjusted Option to acquire, on the same terms and conditions, MUTATIS MUTANDIS, as were applicable to such Stock Option prior to the Effective Time, the number of Tyco Common Shares (rounded to the nearest whole Tyco Common Share) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for Common Stock purchasable pursuant to such Stock Option divided by the number of Tyco Common Shares purchasable pursuant to such Adjusted Option. The Tyco Common Shares issuable upon exercise of the Stock Options are to be registered under the Securities Act as soon as practicable after the Effective Time, and Tyco will use its best efforts to maintain the effectiveness of such registration for so long as the Adjusted Options remain outstanding. See "The Merger -- Effect of Employee Benefit Plans and Agreements."

    Certain contingent obligations of US Surgical (the "PAS Obligations") to issue shares of US Surgical Common Stock to certain former stockholders of Progressive Angioplasty Systems, Inc. ("PAS") will be assumed by Tyco from and after the Effective Time and will constitute an obligation to issue, on the same terms and conditions MUTATIS MUTANDIS as were applicable to such PAS Obligations prior to the Effective Time, Tyco Common Shares (rounded to the nearest whole Tyco Common Share).

    As soon as reasonably practicable following the Effective Time, Parent will cause the Tyco Common Shares that may be issued pursuant to the PAS Obligations to be registered under the Securities Act pursuant to a resale shelf registration statement on Form S-3 (or any successor or other appropriate form) and shall use its commercially reasonable efforts, subject to the receipt of information from and as to the relevant former PAS stockholders, to cause such registration statement to become effective as promptly after filing as practicable.

    FRACTIONAL SHARES. No certificates representing fractional Tyco Common Shares will be issued in connection with the Merger. In lieu of any such fractional share, each US Surgical shareholder who would otherwise have been entitled to a fractional Tyco Common Share will be paid an amount in cash (without interest) equal to such fraction multiplied by the Closing Price on the date of the Effective Time.

EXCHANGE OF CERTIFICATES

    EXCHANGE AGENT. ChaseMellon Shareholder Services, L.L.C., or such other bank or trust company as shall be mutually designated by US Surgical and Tyco, will act as Exchange Agent for the Merger.

    EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Tyco will instruct the Exchange Agent to mail to each holder of record of US Surgical Common Stock a letter of transmittal and instructions to effect the surrender of the certificates representing US Surgical Common Stock in exchange for certificates evidencing Tyco Common Shares. Upon surrender of a certificate representing US Surgical Common Stock for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange (i) certificates evidencing that number of whole Tyco Common Shares which such holder has the right to receive in the Merger, (ii) any dividends or other distributions on the Tyco Common Shares declared or made after the Effective Time to which such holder is entitled, and (iii) cash in respect of fractional Tyco Common Shares as provided above (the Tyco Common Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the certificate so surrendered will be canceled. In the event of a transfer of ownership of shares of US Surgical Common Stock which is not registered in the transfer records of US Surgical as of the Effective Time, Tyco Common Shares, dividends and distributions may be issued and paid to a transferee if the certificate evidencing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of US Surgical Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full Tyco Common Shares, and cash in respect of fractional shares, into which such shares of US Surgical Common Stock shall have been so converted.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF US SURGICAL COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Tyco Common Shares will be paid to the holder of an unsurrendered certificate representing shares of US Surgical Common Stock. Subject to applicable law, following surrender of any certificate formerly representing shares of US Surgical Common Stock, there will be paid to the record holder of the certificates representing Tyco Common Shares issued in exchange, without interest, at the time of surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Tyco Common Shares.

    TRANSFERS OF OWNERSHIP. If any certificate for Tyco Common Shares is to be issued in a name other than that in which the certificate representing shares of US Surgical Common Stock surrendered in exchange is registered, it will be a condition of the issuance that the certificate surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Tyco or any designated agent any transfer or other taxes required by reason of the issuance of a certificate for Tyco Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Tyco or any designated agent that such tax has been paid or is not payable.

    ESCHEAT AND WITHHOLDING. Neither Tyco, Merger Sub nor US Surgical will be liable to any holder of US Surgical Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Tyco or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any US Surgical stockholder such amounts as Tyco or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law.

    LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates representing shares of US Surgical Common Stock have been lost, stolen or destroyed, the Exchange Agent will issue Tyco Common Shares in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates, PROVIDED, HOWEVER, that Tyco may, in its discretion, require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that may be made against Tyco or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO US SURGICAL STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF US SURGICAL COMMON STOCK. US SURGICAL STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of US Surgical, in respect of itself and its subsidiaries, and of Tyco, in respect of itself and its subsidiaries, relating, among other things, to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) corporate organization, standing, qualification and similar corporate matters; (ii) the absence of violation of provisions of charter documents; (iii) capitalization; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement; (v) the absence of conflict of the Merger Agreement with charter documents, laws or agreements and required consents for the execution and delivery of the Merger Agreement; (vi) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business; (vii) reports and other documents filed with the Commission, the absence of material misstatements in the information contained therein, and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles; (viii) conduct of business in the ordinary course and the absence of certain changes or events since the close of the most recent fiscal year, of US Surgical or Tyco, respectively; (ix) the absence of undisclosed liabilities; (x) the absence of litigation; (xi) employee benefit matters; (xii) labor matters;
(xiii) the absence of any material untrue statements in the Registration Statement and this Proxy Statement/Prospectus; (xiv) the absence of restrictions on business; (xv) title to property; (xvi) payment of taxes and certain other tax matters; (xvii) compliance with environmental laws; (xviii) brokers, finders and investment bankers; (xvix) ownership, rights to use and absence of violations or claims in respect of intellectual property; (xx) relationships or transactions with affiliates; (xxi) maintenance of insurance; (xxii) the absence of product liability claims or product recalls; and (xxiii) the absence of actions that, to the knowledge of certain officers of the parties, could reasonably be expected to prevent the Merger from being accounted for as a pooling of interests.

CONDUCT OF BUSINESS PENDING THE MERGER

    CONDUCT OF BUSINESS BY US SURGICAL. The Merger Agreement provides that, prior to the Effective Time, unless Tyco otherwise agrees in writing and except as previously disclosed by US Surgical to Tyco, US Surgical will conduct its business and cause the businesses of its subsidiaries to be conducted only in the ordinary course of business and in a manner consistent with past practice; and US Surgical will use reasonable commercial efforts to preserve substantially intact the business organization of US Surgical and its subsidiaries, to keep available the services of the present officers, employees and consultants of US Surgical and its subsidiaries and to preserve the present relationships of US Surgical and its subsidiaries with customers, suppliers and other persons with which US Surgical or any of its subsidiaries has significant business relations. In particular, except as contemplated by the Merger Agreement or previously disclosed to Tyco by US Surgical, neither US Surgical nor any of its subsidiaries, without the prior written consent of Tyco, will (subject, in certain cases, to specified exceptions):

    (i) amend or otherwise change US Surgical's Certificate of Incorporation or By-laws;

    (ii) issue, dispose of or encumber, or authorize the issuance, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any ownership interest in US Surgical, any of its subsidiaries or affiliates;

    (iii) dispose of or encumber any assets of US Surgical or any of its subsidiaries;

    (iv) (1) declare or pay any dividend or other distribution in respect of any of its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (3) amend the terms or change the period of exercisability of, acquire, or permit any subsidiary to acquire, any of its securities or any securities of its subsidiaries;

    (v) (1) make any acquisitions; (2) incur any indebtedness; (3) authorize capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of 110% of the amount thereof provided for in US Surgical's current business plan; or (4) enter into or amend any contract, agreement, commitment or arrangement to effect any of the foregoing;

    (vi) increase the compensation payable or to become payable to its officers or employees, or grant severance or termination pay to or enter into any employment or severance agreement in excess of $100,000 with any director, officer or other employee of US Surgical or any subsidiary, or establish, adopt, enter into or amend any collective bargaining, employment, termination, severance or benefit plan, agreement, trust, fund, policy or arrangement for any current or former directors, officers or employees;

    (vii) change accounting policies or procedures;

    (viii) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except for settlements the amount of which has been reserved for in the financial statements contained in US Surgical's SEC Reports filed prior to the date of this Agreement or other settlements not in excess of $2,000,000 in the aggregate;

    (ix) satisfy any claims, liabilities or obligations in excess of $5,000,000 in the aggregate; or

    (x) take, or agree to take, any of the foregoing actions.

    NO SOLICITATION. The Merger Agreement provides that US Surgical will not, directly or indirectly, through any officer, director, employee, representative or agent of US Surgical or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving US Surgical or any subsidiaries of US Surgical (any of the foregoing being referred to herein as an "Acquisition Proposal"). However, the Board of Directors of US Surgical is not prevented from (i) considering, negotiating, approving and recommending to the stockholders of US Surgical a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement, (ii) taking and disclosing to its stockholders a position with respect to any tender or exchange offer commenced by a third party, or amending or withdrawing such position, as contemplated by Rules 14d-9 and 14e-2 under the Exchange Act, (iii) making any disclosure to the US Surgical stockholders or (iv) furnishing information to a third party that has made a BONA FIDE Acquisition Proposal, PROVIDED that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between US Surgical and Tyco; PROVIDED that as to each of clauses (i)-(iv) above, the Board of Directors of US Surgical determines in good faith (upon advice of independent counsel) that it is required to do so in order to discharge properly its fiduciary duties.

    Under the Merger Agreement, US Surgical is required immediately to notify Tyco after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to US Surgical or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of US Surgical or any subsidiary by any person or entity that informs the Board of Directors of US Surgical or such subsidiary that it is considering making, or has made, an Acquisition Proposal.

    The Merger Agreement also provides that US Surgical will not release any third party from the confidentiality provisions of any confidentiality agreement to which US Surgical is a party.

    US Surgical is required to ensure that the officers, directors and employees of US Surgical and its subsidiaries and any investment banker or other advisor or representative retained by US Surgical are aware of the foregoing restrictions.

    CONDUCT OF BUSINESS BY TYCO. The Merger Agreement provides that, prior to the Effective Time, unless US Surgical otherwise agrees in writing, Tyco will conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Tyco or its subsidiaries in contemplation of the Merger, and will not, without the prior written consent of US Surgical (subject, in certain cases, to specified exceptions):

    (i) amend or otherwise change Tyco's Memorandum of Association or Bye-Laws;

    (ii) make or agree to make any acquisition which would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement;

    (iii) declare or pay any dividend or other distribution in respect of any of its capital stock; or

    (iv) take or agree to take, any action which would make any of the representations or warranties of Tyco contained in the Merger Agreement untrue or incorrect or prevent Tyco from performing its covenants under the Merger Agreement.

ADDITIONAL AGREEMENTS

    ACCESS TO INFORMATION; CONFIDENTIALITY. The Merger Agreement provides that, upon reasonable notice and subject to confidentiality agreements by which US Surgical or Tyco are bound, US Surgical and Tyco will each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, US Surgical and Tyco each will furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each will make available to the other the appropriate individuals for discussion of the other's business, properties and personnel as either Tyco or US Surgical may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter between US Surgical and Tyco dated April 9, 1998.

    CONSENTS; APPROVALS. US Surgical and Tyco will each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and US Surgical and Tyco will make all filings required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby.

    INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that the Certificate of Incorporation and By-Laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of US Surgical, which will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of US Surgical, unless such modification is required after the Effective Time by law.

    After the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of US Surgical or any of its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Merger Agreement, or otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in US Surgical's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of six years after the date of the Merger Agreement.

    Tyco will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, US Surgical's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Tyco and the Surviving Corporation shall not be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by US Surgical for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    Tyco has agreed to guarantee the obligations of the Surviving Corporation under the foregoing provisions.

    NOTIFICATION OF CERTAIN MATTERS. US Surgical and Tyco will each give the other prompt notice of the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of the notifying party contained in the Merger Agreement to be materially untrue or inaccurate, or any failure of the notifying party materially to comply with any covenant, condition or agreement in the Merger Agreement.

    FURTHER ACTION/TAX TREATMENT. Each of the parties to the Merger Agreement agrees to use all reasonable efforts to take, or cause to be taken, all actions and do other things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the Merger Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under the Merger Agreement. However, Tyco is under no obligation to agree to divest, abandon, license or take similar action with respect to any assets, except as to any line of business of US Surgical or its subsidiaries which accounts for no more than 10% of the total revenue of US Surgical and its subsidiaries taken as a whole, or any line of business of Tyco which accounts for no more than 10% of the total revenues of Tyco's Disposable and Specialty Products Group. In addition, each of the parties agrees to use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of

Section 368 of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to US Surgical stockholders who are or will be "5% transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from so qualifying.

    PUBLIC ANNOUNCEMENTS. Tyco and US Surgical agree to consult with each other before issuing any press release with respect to the Merger or the Merger Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the NYSE.

    LISTING OF TYCO SHARES. The Merger Agreement provides that Tyco will use its best efforts to cause the Tyco Common Shares to be issued in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    OPTION PLAN AND BENEFITS. Prior to the Effective Time, the Parties to this Agreement shall take all such actions as are necessary to effectuate the provisions of the Agreement regarding Stock Options and the PAS Obligations. Tyco and Merger Sub agree that as of the Effective Time, Tyco shall, or shall cause the Surviving Corporation and its subsidiaries to, provide those persons who, immediately prior to the Effective Time, were employees of the US Surgical or its subsidiaries ("Retained Employees") with employee welfare and retirement plans and programs which provide benefits that are, in the aggregate, substantially similar to those provided to such Retained Employees immediately prior to the Effective Time.

    ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, US Surgical or Tyco will use its respective best efforts to cause PricewaterhouseCoopers to deliver to US Surgical a letter covering such matters as are requested by US Surgical and as are customarily addressed in accountant's "comfort" letters, and US Surgical will use its best efforts to cause Deloitte & Touche LLP to deliver to Tyco a letter covering such matters as are requested by Tyco and as are customarily addressed in accountant's "comfort" letters.

    POOLING ACCOUNTING TREATMENT. Each of Tyco and US Surgical agreed not to take any action that would reasonably be expected to adversely affect the ability of Tyco to treat the Merger as a pooling of interests, and each of Tyco and US Surgical agreed to use its best efforts to take such action as may be reasonably required to negate the impact of any past actions which, to its knowledge, could reasonably be expected to adversely impact the ability of Tyco to treat the Merger as a pooling of interests. Tyco and US Surgical agreed to use their best efforts to obtain, at the Effective Time, from their respective, independent public accountants, opinions to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement.

    DIRECTOR APPOINTMENT. In the event that there shall be a vacancy in Tyco's Board of Directors occurring after the Effective Time and before Tyco's next annual general shareholders' meeting, Tyco agreed to take all necessary action, subject to applicable fiduciary obligations of its Board of Directors, to appoint Leon C. Hirsch, US Surgical's Chairman and Chief Executive Officer, to fill such a vacancy. In the absence of such a vacancy, Tyco agreed, subject to applicable fiduciary obligations of Tyco's Board of Directors, to nominate Mr. Hirsch for election as a director of Tyco at the next annual general shareholders' meeting occurring after the Effective Time.

CONDITIONS TO THE MERGER

    CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (i) EFFECTIVENESS OF REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose and no similar proceeding in respect of this Proxy Statement/Prospectus shall have been initiated or threatened by the Commission;

    (ii) SHAREHOLDER APPROVAL. The Merger Agreement and the Merger shall have been approved by the requisite vote of the stockholders of US Surgical;

    (iii) ANTITRUST. All waiting periods applicable to the consummation of the Merger under HSR Act shall have expired or terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Foreign Monopoly Laws shall have been obtained;

    (iv) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction or other legal restraint, in either case, preventing or seeking to prevent or limiting or seeking to limit Tyco from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Tyco or any of its subsidiaries of all or a material portion of the business or assets of Tyco or any of its subsidiaries, or compelling or seeking to compel Tyco or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Tyco or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement; provided that for purposes of this Section (iv) (but not for any other purpose of this Agreement or otherwise), a line of business of the Surviving Corporation and its subsidiaries which accounts for no more than 10% of the total revenues of the Surviving Corporation and its subsidiaries taken as a whole, or a line of business of Tyco which accounts for no more than 10% of the total revenues of Tyco's Disposable and Specialty Products Group shall not be deemed material;

    (v) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (vi) TAX OPINIONS. US Surgical and Tyco shall have received written opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Kramer, Levin, Naftalis & Frankel, respectively, in form and substance reasonably satisfactory to them, to the effect that (1) the Merger will constitute a reorganization within the meaning of Section 368 of the Code (2) the transfer of US Surgical Common Stock by US Surgical stockholders, other than US Surgical stockholders who are or will be "5% transferee shareholders" within the meaning of Treasury Regulation
Section 1.367(a)-3(c)(5)(ii), pursuant to the Merger will qualify for an exception under Treasury Regulation Section 1.367(a)-3 and, accordingly, Tyco will be treated as a corporation for United States federal income tax purposes; and

    (vii) OPINION OF ACCOUNTANT. Tyco shall have received the opinion of PricewaterhouseCoopers to the effect that the Merger qualifies for pooling of interests accounting treatment.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF TYCO AND MERGER SUB. The obligations of Tyco and Merger Sub to effect the Merger are also subject to the following conditions:

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of US Surgical contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for (1) changes contemplated by the Merger Agreement, (2) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and (3) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and Tyco and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of US Surgical;

    (ii) AGREEMENTS AND COVENANTS. US Surgical shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and Tyco and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of US Surgical;

    (iii) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by US Surgical for the authorization, execution and delivery of the Merger Agreement and the consummation by it of the transactions contemplated thereby shall have been obtained and made by US Surgical, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on US Surgical or Tyco;

    (iv) AFFILIATE AGREEMENTS. Tyco shall have received from each person who is identified as an "affiliate" of US Surgical an agreement to comply with restrictions on such affiliates pursuant to Rule 145 under the Securities Act and under pooling of interests accounting treatment and;

    (v) CAPITALIZATION. As of the date of the Merger Agreement and the Effective Time, the capitalization of US Surgical (including the aggregate of the excess of the value of the Merger Consideration over the aggregate exercise prices of the outstanding Stock Options) shall conform (subject to certain permitted variances) to the capitalization set forth in, or disclosed pursuant to, the Merger Agreement.

    ADDITIONAL CONDITIONS TO OBLIGATION OF US SURGICAL. The obligation of US Surgical to effect the Merger is also subject to the following conditions:

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Tyco and Merger Sub contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for (1) changes contemplated by the Merger Agreement, (2) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and (3) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and US Surgical shall have received a certificate to such effect signed by the President or Chief Financial Officer of Tyco;

    (ii) AGREEMENTS AND COVENANTS. Tyco and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time, and US Surgical shall have received a certificate to such effect signed by the President or Chief Financial Officer of Tyco;

    (iii) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Tyco and Merger Sub for the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Tyco and Merger Sub, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on US Surgical or Tyco; and

    (iv) LISTING. The Tyco Common Shares issuable in the Merger and upon exercise of the Adjustment Options shall have been authorized for listing on the NYSE upon official notice of issuance.

TERMINATION

    CONDITIONS TO TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of US Surgical:

    (i) by mutual written consent duly authorized by the Boards of Directors of Tyco and US Surgical; or

    (ii) by either Tyco or US Surgical if the Merger shall not have been consummated by December 31, 1998 (OTHER THAN for reasons set forth in (iv) below); or

    (iii) by either Tyco or US Surgical if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (iv) by Tyco or US Surgical, if the requisite vote of the stockholders of US Surgical shall not have been obtained by December 31, 1998, or if the stockholders of US Surgical shall not have approved the Merger and the Merger Agreement at the Special Meeting; or

    (v) by Tyco, if (1) the Board of Directors of US Surgical shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Tyco or shall have resolved to do so; (2) the Board of Directors of US Surgical shall have recommended to the stockholders of US Surgical an Alternative Transaction (as defined in the Merger Agreement); or
(3) a tender offer or exchange offer for 25% or more of the outstanding shares of US Surgical Common Stock is commenced (other than by Tyco or an affiliate of Tyco) and the Board of Directors of US Surgical recommends that the shareholders of US Surgical tender their shares in such tender or exchange offer; or

    (vi) by US Surgical, if the Board of Directors of US Surgical shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Tyco or shall have resolved to do so in compliance with the provisions described above under "-- No Solicitation;" or

    (vii) by Tyco or US Surgical, (1) if any representation or warranty of US Surgical or Tyco and Merger Sub, respectively, set forth in the Merger Agreement shall be untrue when made (a "Terminating Misrepresentation"), or (2) upon a breach of any covenant or agreement on the part of US Surgical or Tyco, respectively, set forth in the Merger Agreement (a "Terminating Breach"), such that the conditions set forth above in clause (i) or (ii) under "--Conditions to the Merger-Additional Conditions to Obligations of Tyco and Merger Sub" or in clause (i) or (ii) under "--Conditions to the Merger-Additional Conditions to Obligation of US Surgical" above, as the case may be, would not be satisfied, PROVIDED THAT, if such Terminating Misrepresentation or Terminating Breach is curable prior to December 31, 1998 by US Surgical or Tyco, as the case may be, through the exercise of its reasonable best efforts and for so long as US Surgical or Tyco, as the case may be, continues to exercise such reasonable best efforts, neither Tyco nor US Surgical, respectively, may terminate the Merger Agreement under this clause; or

    (viii) by Tyco, if any representation or warranty of US Surgical shall have become untrue such that the condition set forth above in clause (i) under "--Conditions to the Merger--Additional Conditions to Obligations of Tyco and Merger Sub" would not be satisfied (a "US Surgical Terminating Change"), or by US Surgical, if any representation or warranty of Tyco shall have become untrue such that the condition set forth above in clause (i) under "--Conditions to the Merger--Additional Conditions to Obligation of US Surgical" would not be satisfied (a "Tyco Terminating Change," and together with a US Surgical Terminating Change, a "Terminating Change"), in either case other than by reason of a Terminating Breach; PROVIDED THAT, if such Terminating Change is curable prior to December 31, 1998 by US Surgical or Tyco, as the case may be, through exercise of its reasonable best efforts and for so long as US Surgical or Tyco, as the case may be, continues to exercise such reasonable best efforts, Tyco or US Surgical, respectively, may not terminate the Merger Agreement under this clause; or

    (ix) by Tyco if any representation or warranty of US Surgical shall be untrue when made or shall have become untrue such that the condition set forth above in clause (v) under "--Conditions to the Merger-- Additional Conditions to Obligations of Tyco and Merger Sub" would not be satisfied (other than by reason of a Terminating Breach).

    FEES AND EXPENSES. Except as set forth below, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such expenses, whether or not the Merger is consummated, provided that Tyco and US Surgical shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of this Proxy Statement/Prospectus and the Registration Statement.

    The Merger Agreement provides that US Surgical will pay Tyco the Fee of $125 million, plus actual, documented and reasonable out-of-pocket expenses of Tyco of up to $5 million relating to the transactions contemplated by the Merger Agreement (including, but not limited to, fees and expenses of Tyco's counsel, accountants and financial advisors, but excluding any fees paid to such financial advisors) upon the first to occur of any of the following events:

    (i) the termination of the Merger Agreement by Tyco or US Surgical pursuant to clause (iv) under "--Conditions to Termination" above; PROVIDED, HOWEVER, that such fee and expenses shall not be payable under this clause if the stockholders of US Surgical shall not have approved the Merger and the Merger Agreement at the Special Meeting unless an Acquisition Proposal is publicly announced within one year of the date of the Special Meeting; or

    (ii) the termination of the Merger Agreement by Tyco pursuant to clause (v) under "--Conditions to Termination" above; or

    (iii) the termination of the Merger Agreement by US Surgical pursuant to clause (vi) under "-- Conditions to Termination" above; or

    (iv) the termination of the Merger Agreement by Tyco on account of a Terminating Breach of US Surgical, provided that such Terminating Breach is willful.

    Upon a termination of the Merger Agreement by Tyco or US Surgical, as the case may be, as a result of a Terminating Misrepresentation pursuant to clause
(vii) under "--Conditions to Termination" above, the other party shall pay to the terminating party documented and reasonable out-of-pocket expenses of up to $5 million.

    The Fee and aforesaid expenses are payable within one business day after a demand for payment following the occurrence of the event requiring such payment, PROVIDED that, in no event will a party be required to pay such Fee and/or expenses to the other if, immediately prior to the termination of the Merger Agreement, the party to receive the Fee and/or expenses was in material breach of its obligations under the Merger Agreement.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended in writing by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, PROVIDED, HOWEVER that after approval of the Merger by the stockholders of US Surgical, no amendment may be made which by law requires further approval by such stockholders without such further approval.

    At any time prior to the Effective Time, any party to the Merger Agreement may, with respect to any other party, extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

STOCKHOLDER AGREEMENTS

    The description of the Stockholder Agreements set forth below does not purport to be complete and is qualified in its entirety by reference to the original agreements, copies of which are filed as exhibits to the Registration Statement.

    Concurrently with the execution of the Merger Agreement, Leon C. Hirsch, US Surgical's Chairman of the Board and Chief Executive Officer, and Turi Josefsen, US Surgical's Executive Vice President and President, International Operations (the "Stockholders") entered into certain agreements with respect to the securities of US Surgical (the "Stockholder Agreements") held by them.

    AGREEMENT TO VOTE. The Stockholder Agreements each provide that the respective Stockholder will vote the voting securities of US Surgical beneficially owned by the Stockholder (the "Subject Securities") in favor of adoption of the Merger Agreement and approval of the Merger and any matter necessary to facilitate the Merger and against approval of any Acquisition Proposal made in opposition to or in competition with the Merger, any corporate transaction of US Surgical with any person other than Tyco or its affiliates, and any liquidation or winding up of US Surgical (each, an "Opposing Proposal").

    SOLICITATION. The Stockholder Agreements provide that each Stockholder will not, and will not permit any representative or entity under its control, to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any person in taking or planning any action that would constitute an Opposing Proposal or initiate a stockholders' vote or action by written consent of US Surgical's stockholders with respect to an Opposing Proposal. However, the Stockholders may exercise their fiduciary duties as a director or officer of US Surgical as opposed to taking action with respect to the direct or indirect ownership of Subject Securities, and no such exercise of fiduciary duties shall be a breach of, or a violation of the restrictions of the Stockholder Agreements, PROVIDED that such duties are exercised in accordance with the Merger Agreement.

    TRANSFERS OR SALES. From and after the date of the Stockholder Agreements until the earlier to occur of 30 days prior to the Effective Time and the Termination Date (hereinafter defined), each Stockholder has agreed not to effect a sale or other transfer of any US Surgical securities to any person unless such person shall agree in writing and be bound by all provisions of the respective Stockholder Agreement.

    From and after 30 days prior to the Effective Time, each Stockholder has agreed not to engage in any sale of securities of US Surgical or Tyco until such time as Tyco has published financial results covering at least 30 days combined operations of Tyco and US Surgical after the Effective Time. Tyco has agreed that it will use its reasonable best efforts to publish financial results covering at least 30 days of combined operations of Tyco and US Surgical after the Effective Time, as soon as practicable and in no event later than 30 days after the end of the first fiscal quarter which includes at least 30 days of such combined operations after the Effective Time.

    The Stockholder Agreements also contain provisions relating to the restrictions on sales of Tyco Common Shares received in the Merger by affiliates of US Surgical pursuant to Rule 145 under the Securities Act, as they may apply to the Stockholders.

    TERMINATION. The Stockholder Agreements will terminate at such time as the Merger Agreement is terminated according to its terms (the "Termination Date").

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

TYCO

    Tyco Common Shares are listed and traded on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange. The following table sets forth the high and low sales prices per Tyco Common Share, as reported in the NYSE Composite Transaction Tape, and the dividends paid on such shares, for the quarterly periods presented below. The price and dividends for the Tyco Common Shares have been restated to reflect the 0.48133 reverse stock split related to the ADT Merger on July 2, 1997 and a two-for-one stock split effected in the form of a stock dividend which was distributed October 22, 1997. The prices per Tyco Common Share listed in the table for periods prior to the ADT Merger are for common shares of ADT.

                                                            TYCO COMMON SHARES
                                                          ----------------------
                                                                                    DIVIDENDS
                                                             HIGH        LOW      PER SHARE(2)
                                                          ----------  ----------  -------------
Fiscal 1996:
  First quarter.........................................  $  18.6982  $  14.5430           --
  Second quarter........................................     20.2564     16.8803           --
  Third quarter.........................................     25.7100     16.4908           --
  Fourth quarter........................................     24.3466     19.0877           --
Fiscal 1997 (1):
  First quarter.........................................  $  28.6965  $  22.0743           --
  Second quarter........................................     35.4487     25.4503           --
  Third quarter.........................................     43.0000     34.4099    $   0.025
Fiscal 1998:
  First quarter.........................................  $  45.5000  $  34.0000    $   0.025
  Second quarter........................................     57.4375     42.3750        0.025
  Third quarter.........................................     63.0625     51.4375        0.025
  Fourth quarter (through July   , 1998)................

(1) Fiscal 1997 represents the transitional nine-month fiscal year ended September 30, 1997.

(2) Tyco declared a dividend of $0.025 per Common Share in each of the first three quarters of Fiscal 1998 and in the third quarter of Fiscal 1997. Prior to the ADT Merger, ADT had not declared any dividends on its common shares since April 1991. Former Tyco declared quarterly dividends of $0.025 per share in the first two quarters of Fiscal 1997 and aggregate dividends of $0.10 per share in Fiscal 1996. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

    On May 22, 1998, the last trading day prior to announcement of the execution of the Merger Agreement, the closing price per Tyco Common Share, as reported in the NYSE Composite Transaction Tape, was $55.875. Based upon multiplying such closing price by the Exchange Ratio, US Surgical stockholders would receive in the Merger Tyco Common Shares (or cash in lieu of a fractional share) with a market value of $42.50 for each share of US Surgical Common Stock held. On July
      , 1998, the most recent date for which prices were available prior to printing this Proxy Statement/Prospectus, the closing price per Tyco Common
Share, as reported in the NYSE Composite Transaction Tape, was $         . Based
upon multiplying such closing price by the Exchange Ratio, US Surgical stockholders would receive in the Merger Tyco Common Shares (or cash in lieu of
a fractional share) with a market value of $     for each share of US Surgical
Common Stock held. Stockholders are urged to obtain current market quotations. See also "Summary--Certain Considerations--Fixed Exchange Ratio."

US SURGICAL

    US Surgical Common Stock is listed and traded on the NYSE. The following table sets forth the high and low sales prices per share of US Surgical Common Stock as reported in the NYSE Composite Transaction Tape, and the dividends paid on such US Surgical Common Stock, for the quarterly periods presented below.

                                                                 HIGH        LOW      DIVIDEND
                                                               ---------  ---------  -----------
                                                                   US SURGICAL COMMON STOCK
                                                               ---------------------------------
1996:
  First quarter..............................................  $  33.125  $  19.750   $    0.02
  Second quarter.............................................     38.750     29.375        0.02
  Third quarter..............................................     43.750     26.500        0.02
  Fourth quarter.............................................     46.625     35.750        0.02
1997:
  First quarter..............................................     47.000     29.500        0.04
  Second quarter.............................................     38.875     30.000        0.04
  Third quarter..............................................     40.250     28.000        0.04
  Fourth quarter.............................................     33.375     23.250        0.04
1998:
  First quarter..............................................     35.188     27.000        0.04
  Second quarter.............................................     46.000     29.313        0.04
  Third quarter (through       1998).........................

    On May 22, 1998, the last trading day prior to announcement of the execution of the Merger Agreement, the closing price per share of US Surgical Common Stock, as reported in the NYSE Composite Transaction Tape, was $39.25. On July
      , 1998, the most recent date for which prices were available prior to printing this Proxy Statement/Prospectus, the closing price per share of US Surgical Common Stock, as reported in the NYSE Composite Transaction Tape, was
$         . Stockholders are urged to obtain current market quotations.

    Under the terms of the Merger Agreement, other than in respect of its regularly scheduled quarterly dividend of $0.04 per share of US Surgical Common Stock, US Surgical is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The Merger is to be accounted for in accordance with the pooling of interests method of accounting pursuant to APB Opinion No. 16. Accordingly, the accompanying unaudited pro forma combined condensed financial information gives effect to the transaction in accordance with the pooling of interests method of accounting. Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined condensed financial information excludes the results of extraordinary items.

    The unaudited pro forma combined condensed financial information should be read in conjunction with (i) Tyco's consolidated financial statements, including the accounting policies and notes thereto, included in Tyco's Form 10-K, as supplemented by Tyco's Current Report on Form 8-K dated April 23, 1998, (ii) Tyco's consolidated financial statements and notes thereto included in its quarterly reports on Form 10-Q for the quarterly periods ended December 31, 1997 and March 31, 1998, (iii) US Surgical's consolidated financial statements, including the accounting policies and notes thereto, included in its annual report on Form 10-K for the year ended December 31, 1997 ("US Surgical's Form 10-K"), and (iv) US Surgical's consolidated financial statements and notes thereto included in its quarterly report on Form 10-Q for the quarterly period ended March 31, 1998. In September 1997, Tyco changed its fiscal year end from December 31 to September 30. US Surgical has a calendar year end. The historical results for the six months ended March 31, 1998 and 1997 and the nine months ended September 30, 1997 have been combined using the actual results of Tyco and US Surgical for those periods. See "Where To Find More Information."

    The unaudited pro forma combined condensed financial information has been prepared in United States dollars in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). These principles require management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The unaudited pro forma combined condensed results of operations are not necessarily indicative of future operating results.

    The unaudited pro forma combined condensed balance sheet gives effect to the Merger as if it had occurred on March 31, 1998, combining the balance sheets of Tyco and US Surgical at March 31, 1998. The unaudited pro forma combined condensed statements of operations give effect to the Merger as if it had occurred on January 1, 1995.

               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                            OF CONTINUING OPERATIONS

                   FOR THE SIX MONTHS ENDED MARCH 31, 1998(1)

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                 US       PRO FORMA   PRO FORMA
                                                                     TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                  ----------  ---------  -----------  ----------
Net sales.......................................................  $  5,539.5  $   619.8   $           $  6,159.3
Cost of sales...................................................    (3,664.3)    (247.2)                (3,911.5)
Research and development (3)....................................      --          (43.3)       43.3       --
Selling, general and administrative expenses (3)................    (1,027.6)    (254.3)      (43.3)    (1,325.2)
Restructuring charges(8)........................................      --          (12.0)                   (12.0)
                                                                  ----------  ---------  -----------  ----------
Operating income................................................       847.6       63.0      --            910.6
Interest income (3).............................................        13.7     --             1.4         15.1
Interest expense (3)............................................       (95.4)      (7.5)       (1.4)      (104.3)
                                                                  ----------  ---------  -----------  ----------

Income from continuing operations before income taxes...........       765.9       55.5      --            821.4
Income taxes....................................................      (248.9)     (15.5)                  (264.4)
                                                                  ----------  ---------  -----------  ----------
Income from continuing operations...............................  $    517.0  $    40.0   $  --       $    557.0
                                                                  ----------  ---------  -----------  ----------
                                                                  ----------  ---------  -----------  ----------

Income per common share from continuing operations(2)(4):
  Basic.........................................................  $     0.94  $    0.52               $     0.91
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................  $     0.91  $    0.52               $     0.89
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

Weighted average number of common shares(2)(4):
  Basic.........................................................       552.6       76.2                    610.6
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................       574.1       77.4                    632.9
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                            OF CONTINUING OPERATIONS

                   FOR THE SIX MONTHS ENDED MARCH 31, 1997(1)

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                 US       PRO FORMA   PRO FORMA
                                                                     TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                  ----------  ---------  -----------  ----------
Net sales.......................................................  $  4,564.9  $   567.7   $           $  5,132.6
Cost of sales...................................................    (3,096.4)    (229.4)                (3,325.8)
Research and development (3)....................................      --          (34.5)       34.5       --
Selling, general and administrative expenses (3)................      (927.2)    (220.4)      (34.5)    (1,182.1)
Restructuring and other non-recurring charges(8)................      (246.9)    --                       (246.9)
                                                                  ----------  ---------  -----------  ----------
Operating income................................................       294.4       83.4      --            377.8
Interest income (3).............................................        15.0     --             4.3         19.3
Interest expense (3)............................................       (94.8)      (0.8)       (4.3)       (99.9)
Other income less expenses(8)...................................       118.4     --                        118.4
                                                                  ----------  ---------  -----------  ----------

Income from continuing operations before income taxes...........       333.0       82.6      --            415.6
Income taxes....................................................      (117.6)     (21.1)                  (138.7)
                                                                  ----------  ---------  -----------  ----------
Income from continuing operations...............................  $    215.4  $    61.5   $  --       $    276.9
                                                                  ----------  ---------  -----------  ----------
                                                                  ----------  ---------  -----------  ----------

Income per common share from continuing operations(2)(4):
  Basic.........................................................  $     0.44  $    0.81               $     0.50
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................  $     0.43  $    0.78               $     0.48
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

Weighted average number of common shares(2)(4):
  Basic.........................................................       489.6       64.0                    538.2
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................       518.7       66.5                    569.2
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF CONTINUING OPERATIONS

         FOR THE TRANSITIONAL FISCAL YEAR ENDED SEPTEMBER 30, 1997 (1)

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                 US       PRO FORMA   PRO FORMA
                                                                     TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                  ----------  ---------  -----------  ----------
Net sales.......................................................  $  7,588.2  $   869.6   $           $  8,457.8
Cost of sales...................................................    (5,102.6)    (352.6)                (5,455.2)
Research and development (3)....................................      --          (51.9)       51.9       --
Selling, general and administrative expenses (3)................    (1,534.9)    (334.5)      (51.9)    (1,921.3)
Merger, restructuring and other non-recurring charges (9).......      (917.8)     (30.1)                  (947.9)
Charge for the impairment of long-lived assets (9)..............      (148.4)                             (148.4)
Write-off of purchased in-process research and development
  (9)...........................................................      (361.0)                             (361.0)
                                                                  ----------  ---------  -----------  ----------
Operating (loss) income.........................................      (476.5)     100.5      --           (376.0)
Interest income (3).............................................        24.2     --             7.0         31.2
Interest expense (3)............................................      (137.5)      (0.3)       (7.0)      (144.8)
                                                                  ----------  ---------  -----------  ----------

(Loss) income from continuing operations before income taxes....      (589.8)     100.2      --           (489.6)
Income taxes....................................................      (187.0)     (21.1)                  (208.1)
                                                                  ----------  ---------  -----------  ----------

(Loss) income from continuing operations........................  $   (776.8) $    79.1   $  --       $   (697.7)
                                                                  ----------  ---------  -----------  ----------
                                                                  ----------  ---------  -----------  ----------

(Loss) income per common share from continuing operations(2)(4):
  Basic.........................................................  $    (1.50) $    1.05               $    (1.23)
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................  $    (1.50) $    1.02               $    (1.22)
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

Weighted average number of common shares(2)(4):
  Basic.........................................................       519.5       70.8                    573.4
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------
  Diluted.......................................................       519.5       72.7                    574.8
                                                                  ----------  ---------               ----------
                                                                  ----------  ---------               ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF CONTINUING OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                  US       PRO FORMA   PRO FORMA
                                                                      TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                   ----------  ---------  -----------  ----------
Net sales........................................................  $  8,103.7  $ 1,112.7   $           $  9,216.4
Cost of sales....................................................    (5,475.2)    (460.6)                (5,935.8)
Research and development (3).....................................      --          (58.0)       58.0       --
Selling, general and administrative expenses (3).................    (1,656.5)    (443.4)      (58.0)    (2,157.9)
Merger, restructuring and other non-recurring charges (10).......      (246.1)                             (246.1)
Charge for the impairment of long-lived assets (10)..............      (744.7)                             (744.7)
                                                                   ----------  ---------  -----------  ----------
Operating (loss) income..........................................       (18.8)     150.7      --            131.9
Interest income (3)..............................................        31.5     --             5.0         36.5
Interest expense (3).............................................      (193.3)      (9.0)       (5.0)      (207.3)
Other income less expenses (10)..................................       119.4     --                        119.4
                                                                   ----------  ---------  -----------  ----------
(Loss) income from continuing operations before income taxes.....       (61.2)     141.7      --             80.5
Income taxes.....................................................      (235.5)     (32.6)                  (268.1)
                                                                   ----------  ---------  -----------  ----------
(Loss) income from continuing operations.........................  $   (296.7) $   109.1   $  --       $   (187.6)
                                                                   ----------  ---------  -----------  ----------
                                                                   ----------  ---------  -----------  ----------
(Loss) income per common share from continuing operations (2)(4):
  Basic..........................................................  $    (0.62) $    1.48               $    (0.40)
                                                                   ----------  ---------               ----------
                                                                   ----------  ---------               ----------
  Diluted........................................................  $    (0.62) $    1.43               $    (0.40)
                                                                   ----------  ---------               ----------
                                                                   ----------  ---------               ----------
Weighted average number of common shares (2)(4):
  Basic..........................................................       475.6       60.5                    521.6
                                                                   ----------  ---------               ----------
                                                                   ----------  ---------               ----------
  Diluted........................................................       475.6       62.6                    523.2
                                                                   ----------  ---------               ----------
                                                                   ----------  ---------               ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF CONTINUING OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                US       PRO FORMA   PRO FORMA
                                                                    TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                 ----------  ---------  -----------  ----------
Net sales......................................................  $  6,915.6  $ 1,022.3   $           $  7,937.9
Cost of sales..................................................    (4,665.3)    (451.7)                (5,117.0)
Research and development (3)...................................      --          (43.1)       43.1       --
Selling, general and administrative expenses (3)...............    (1,495.4)    (417.0)      (43.1)    (1,955.5)
Merger, restructuring and other non-recurring charges..........       (97.1)                              (97.1)
Charge for the impairment of long-lived assets.................        (8.2)                               (8.2)
                                                                 ----------  ---------  -----------  ----------
Operating income...............................................       649.6      110.5      --            760.1
Interest income (3)............................................        19.0     --             2.0         21.0
Interest expense (3)...........................................      (187.5)     (20.7)       (2.0)      (210.2)
Other income less expenses.....................................        (5.0)    --                         (5.0)
                                                                 ----------  ---------  -----------  ----------
Income from continuing operations before income taxes..........       476.1       89.8      --            565.9
Income taxes...................................................      (208.6)     (10.6)                  (219.2)
                                                                 ----------  ---------  -----------  ----------
Income from continuing operations..............................  $    267.5  $    79.2   $  --       $    346.7
                                                                 ----------  ---------  -----------  ----------
                                                                 ----------  ---------  -----------  ----------
Income per common share from continuing
  operations (2)(4):
  Basic........................................................  $     0.58  $    1.05               $     0.65
                                                                 ----------  ---------               ----------
                                                                 ----------  ---------               ----------
  Diluted......................................................  $     0.57  $    1.04               $     0.64
                                                                 ----------  ---------               ----------
                                                                 ----------  ---------               ----------
Weighted average number of common shares (2)(4):
  Basic........................................................       460.6       57.0                    504.0
                                                                 ----------  ---------               ----------
                                                                 ----------  ---------               ----------
  Diluted......................................................       469.6       57.4                    513.3
                                                                 ----------  ---------               ----------
                                                                 ----------  ---------               ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                               AT MARCH 31, 1998

                                 (IN MILLIONS)

                                                                                US       PRO FORMA   PRO FORMA
                                                                    TYCO     SURGICAL   ADJUSTMENTS   COMBINED
                                                                 ----------  ---------  -----------  ----------
                                                    ASSETS
  Current assets:
  Cash and cash equivalents....................................  $    562.0  $    11.9   $           $    573.9
  Accounts receivable, net.....................................     2,091.0      399.0                  2,490.0
  Contracts in process.........................................       147.7                               147.7
  Inventories..................................................     1,411.7      260.9                  1,672.6
  Deferred income taxes........................................       493.7                               493.7
  Prepaid expenses and other current assets....................       198.7       92.3                    291.0
                                                                 ----------  ---------  -----------  ----------
      Total current assets.....................................     4,904.8      764.1                  5,668.9
  Property, plant and equipment, net...........................     3,269.0      461.4                  3,730.4
  Goodwill and other intangibles, net(3).......................     4,622.4                  702.4      5,324.8
  Deferred income taxes........................................       123.3                               123.3
  Other assets(3)..............................................       419.0      983.5      (702.4)       700.1
                                                                 ----------  ---------  -----------  ----------
      Total assets.............................................  $ 13,338.5  $ 2,209.0   $  --       $ 15,547.5
                                                                 ----------  ---------  -----------  ----------
                                                                 ----------  ---------  -----------  ----------

                                     LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
  Loans payable and current portion of long-term debt(11)......  $    255.0  $     5.4   $           $    260.4
  Accounts payable.............................................       972.7       43.0                  1,015.7
  Accrued expenses and other current liabilities(6)............     2,142.5      189.6        50.0      2,382.1
  Contracts in process-billings in excess of cost..............       297.7                               297.7
  Deferred revenue.............................................       174.1                               174.1
  Income taxes payable.........................................       375.5       65.2                    440.7
  Deferred income taxes........................................        27.7                                27.7
                                                                 ----------  ---------  -----------  ----------
      Total current liabilities................................     4,245.2      303.2        50.0      4,598.4
  Long-term debt(11)...........................................     3,144.4      582.1                  3,726.5
  Other long-term liabilities..................................       485.0                               485.0
  Deferred income taxes........................................        61.1       30.0                     91.1
                                                                 ----------  ---------  -----------  ----------
      Total liabilities........................................     7,935.7      915.3        50.0      8,901.0
                                                                 ----------  ---------  -----------  ----------
  Retained (deficit) earnings(6)...............................      (375.8)     417.7       (50.0)        (8.1)
  Other shareholders' equity...................................     5,778.6      876.0                  6,654.6
                                                                 ----------  ---------  -----------  ----------
      Total shareholders' equity...............................     5,402.8    1,293.7       (50.0)     6,646.5
                                                                 ----------  ---------  -----------  ----------
        Total liabilities and shareholders' equity.............  $ 13,338.5  $ 2,209.0   $  --       $ 15,547.5
                                                                 ----------  ---------  -----------  ----------
                                                                 ----------  ---------  -----------  ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA

                    COMBINED CONDENSED FINANCIAL INFORMATION

(1) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. US Surgical has a calendar year end. The historical results for the six months ended March 31, 1998 and 1997 and the nine months ended September 30, 1997 have been combined using the actual results of Tyco and US Surgical for those periods.

(2) The pro forma combined per share amounts are based on the combined weighted average number of Tyco Common Shares and US Surgical Common Stock outstanding for all periods presented based on US Surgical stockholders receiving 0.7606 of a Tyco Common Share for each share of US Surgical Common Stock held.

(3) Certain reclassifications, none of which affects (loss) income from continuing operations, have been made to the US Surgical statements of operations in the pro forma combined condensed statements of operations to classify research and development expenses and interest income on a consistent basis. The pro forma adjustments to the balance sheet were required to classify on a consistent basis goodwill, patents, licenses and other intangibles.

(4) Basic earnings (loss) per common share from continuing operations for Tyco, after deducting dividends on Tyco convertible preference shares, was based on adjusted (loss) income from continuing operations available to common shareholders of $215.3 million for the six months ended March 31, 1997, ($297.0) million for the twelve months ended December 31, 1996 and $267.2 million for the twelve months ended December 31, 1995. There were no dividends on Tyco convertible preference shares in Fiscal 1997 and during the six months ended March 31, 1998.

    Diluted earnings per common share from continuing operations for Tyco, after adding Liquid Yield Option Notes ("LYONS") discount amortization, was based on adjusted income from continuing operations available to common shareholders of $521.3 million for the six months ended March 31, 1998 and $222.2 million for the six months ended March 31, 1997. The effects on diluted earnings per common share resulting from the assumed exchange of LYONS debt are anti-dilutive in Fiscal 1997, 1996 and 1995.

    Earnings per common share from continuing operations for US Surgical, after deducting dividends on US Surgical convertible preferred stock, was based on income from continuing operations available to common shareholders of $74.4 million for the nine months ended September 30, 1997, $51.9 million for the six months ended March 31, 1997, $89.6 million for the twelve months ended December 31, 1996 and $59.7 million for the twelve months ended December 31, 1995. There were no dividends on US Surgical convertible preferred stock during the six months ended March 31, 1998.

(5) There were no material transactions between Tyco and US Surgical during any of the periods presented.

(6) Total transaction costs to be incurred by Tyco and US Surgical in connection with the Merger are estimated to be approximately $50.0 million. These costs, related to legal, printing, accounting, financial advisory services, and other expenses, will be charged against income upon consummation of the Merger. These charges were not considered in the pro forma combined condensed statements of operations.

(7) A restructuring charge to operations is expected to be recognized in connection with the Merger to reflect the combination of the two companies. Such charges, which have not yet been estimated, may include amounts with respect to the elimination of excess facilities, the write-off of certain goodwill and fixed assets, severance costs and the satisfaction of certain liabilities. The effects of these costs have not been reflected in the pro forma combined condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA

(8) During the six months ended March 31, 1998, US Surgical recorded $12 million for restructuring charges. On a pro forma combined basis, income from continuing operations for the six months ended March 31, 1998 before these non-recurring items was $565.4 million, or $0.90 per common share on a diluted basis.

    During the comparative six months ended March 31, 1997, Tyco recorded certain restructuring charges related to ADT and its security services division and certain non-recurring gains (see (10) below). On a pro forma combined basis, income from continuing operations for the six months ended March 31, 1997 before these non-recurring items was $366.8 million, or $0.64 per share on a diluted basis.

(9) In Fiscal 1997 Tyco recorded $917.8 million of merger and transaction costs, restructuring and integration costs related to the mergers with Former Tyco, Keystone and INBRAND, $148.4 related to the impairment of long-lived assets and $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp. During the nine months ended September 30, 1997, US Surgical recorded charges of $24.3 million for litigation and other related costs and $5.8 million for restructuring charges. On a pro forma combined basis, income from continuing operations for Fiscal 1997 before these non-recurring items, was 643.2 million, or $1.07 per common share on a diluted basis.

(10) In 1996 Tyco recorded certain non-recurring items including (i) a non-cash charge relating to the write-down of specific assets of ADT Security and ADT Automotive to their estimated fair values in accordance with SFAS 121, (ii) a charge principally relating to costs associated with integrating the businesses of Automated Security (Holdings) plc in the United Kingdom and the United States into ADT Security, together with the costs of administrative accounting, management information and technological infrastructure enhancements currently being implemented in the United States electronic security services division, (iii) a gain arising on the sale of Tyco's entire interest in Limelight Group plc, which was recorded in the balance sheet at a nominal value and (iv) a gain represented by cash receivable as a result of the settlement of ADT's litigation against BDO Binder Hamlyn. On a pro forma combined basis, income from continuing operations for the twelve months ended December 31, 1996 before these non-recurring items is $647.8 million, or $1.15 per common share on a diluted basis.

(11) In June 1998, Tyco International Group S.A., a Luxembourg company and a subsidiary of Tyco, issued $750 million 6 1/8% Notes due 2001, $750 million 6 3/8% Notes due 2005, $750 million 6 1/4% Dealer Remarketable Securities-SM- (Drs.)-SM- due 2013 and $500 million 7.0% Notes due 2028. Repayment of amounts outstanding under these debt securities are fully and unconditionally guaranteed by Tyco. The net proceeds of approximately $2.74 billion were ultimately used to repay borrowings under a $2.2 billion bank credit facility and uncommitted lines of credit of Tyco US.

                               BUSINESSES OF TYCO

    Tyco is a diversified manufacturing and service company that, through its subsidiaries, operates in four segments: (i) the design, manufacture and distribution of disposable medical supplies and other specialty products, and the conduct of vehicle auctions and related services; (ii) the design, manufacture, installation and service of fire detection and suppression systems, and the installation, monitoring and maintenance of electronic security systems;
(iii) the design, manufacture and distribution of flow control products; and
(iv) the design, manufacture and distribution of electrical and electronic components, and the design, manufacture, installation and service of undersea cable communication systems.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco reviews acquisition opportunities in the ordinary course of its business, some of which may be material and some of which are currently under investigation, discussion or negotiation. There can be no assurance that any of such acquisitions will be consummated.

DISPOSABLE AND SPECIALTY PRODUCTS

    The principal divisions in the Disposable and Specialty Products group are Kendall International ("Kendall"), ADT Automotive and the Tyco Plastics and Adhesive Group.

    Kendall manufactures and distributes medical supplies, disposable medical products, personal absorbent products and other products. ADT Automotive is the second largest provider of vehicle auction services in the United States. The Tyco Plastics and Adhesive Group manufactures polyethylene films and packaging, industrial and consumer plastic products, molded plastic garment hangers, laminated and coated products and adhesive products and tapes.

    KENDALL

    Kendall conducts its operations through four business units: Kendall Healthcare, Kendall International, Sherwood-Davis & Geck and Ludlow Technical Products. In each of its business units, Kendall competes with numerous companies, including a number of larger, well-established companies. Kendall relies on its reputation for quality and dependable service, together with its low-cost manufacturing and innovative products, to compete in its markets.

    The Kendall Healthcare business unit manufactures and markets a broad range of wound care, vascular therapy, urological care, incontinence care, anesthetic care and other products to hospitals in the United States and Canada and to alternate site health care customers. Kendall Healthcare is the industry leader in gauze production with its Kerlix-Registered Trademark- and Curity-Registered Trademark- brands. Kendall Healthcare's other core product category consists of its vascular therapy products, principally anti-embolism stockings, marketed under the T.E.D.-Registered Trademark- brand name, sequential pneumatic compression devices sold under the SCD-Registered Trademark- brand name and a venous plexus foot pump. Kendall Healthcare pioneered the pneumatic compression form of treatment and continues to be the dominant participant in the pneumatic compression and elastic stocking segments of the vascular therapy market.

    Kendall Healthcare has become an industry leader in the adult incontinence market serving both the acute care and long-term care markets. It offers a complete line of disposable adult briefs, underpads and other related products. INBRAND also manufactures a broad range of disposable personal absorbent products, including adult incontinence products, feminine hygiene products and baby diapers for the clinical and retail markets in North America and Europe.

    Kendall Healthcare distributes its products through its own sales force and through a network of more than 250 independent distributors. Kendall Healthcare's sales force is divided into three groups: one promoting its vascular therapy products, one promoting its wound care and other health care products and one selling all of its products into the alternate site markets. Most of the distributors in the United States also sell similar products made by Kendall's competitors, a practice common in the industry.

    Kendall International is responsible for the manufacturing, marketing, distribution and export of Kendall products worldwide. Kendall International markets directly to hospitals and medical professionals, as well as through independent distributors. Its operations are organized primarily into three geographic regions: Europe, Latin America and the Far East. The range of products marketed is similar to that of Kendall Healthcare, although the mix of product lines varies from country to country.

    The Sherwood-Davis & Geck division manufactures and distributes medical and surgical devices, such as catheters, needles and syringes, sutures, thermometers and other specialized disposable medical products. This division distributes its products through its own sales force and independent distributors. The products are distributed around the world with approximately 50% of the sales coming from within the United States.

    The Ludlow Technical Products division manufactures and sells a variety of disposable medical products, specialized paper and film products. These products include transcutaneous electrical nerve stimulation electrodes and related products which are used primarily in physical therapy and other forms of rehabilitative medicine, medical electrodes for EKGs and similar diagnostic tests, gels which are used with medical electrodes for testing and other monitoring purposes, hydrogel wound care products and neonatal electrodes, diagnostic and monitoring electrodes, defibrillation electrodes, electrotherapy electrodes and cable and lead wires. The division also produces adhesive tapes used for business forms and in printing applications, high quality facsimile paper and recording chart papers for medical and industrial instrumentation.

    These products are marketed primarily by the division's own sales force. Competitors vary from small regional firms to larger firms that compete on a national basis. Competition is on the basis of price and quality.

    ADT AUTOMOTIVE

    ADT Automotive operates a network of 27 large modern auction centers in the United States, providing an organized wholesale marketplace for the sale and purchase of used vehicles. A substantial majority of the vehicles sold at ADT Automotive auctions are passenger cars and light trucks. Other vehicles sold consist of heavy trucks and industrial vehicles. Sales of vehicles from specific market sources are held on a regularly scheduled basis and additional specialized sales are scheduled as necessary. ADT Automotive operates almost exclusively in the wholesale marketplace and, in general, the public is not permitted to attend its auctions. It acts solely as an agent in auction transactions and does not purchase vehicles for its own account.

    The principal sources of vehicles for sale at auction are consignments by new and used vehicle dealers, vehicle manufacturers, corporate owners of vehicles such as fleet operators, rental companies, leasing companies, banks and other financial institutions, manufacturers' credit subsidiaries and government agencies. The vehicles consigned by dealers consist of vehicles of all types and ages and include vehicles that have been traded in against new car sales. Vehicles consigned by corporate and financial owners include both repossessed and off-lease vehicles and, as a result, are normally in the range of one to four years old. The principal purchasers of vehicles at auction are new and used vehicle dealers and distributors.

    In addition to the sale process, ADT Automotive provides a comprehensive range of vehicle redistribution services including transportation, reconditioning, title transfer assistance, vehicle repossession and fleet management services. Vehicle reconditioning is carried out on-site and principally consists of appearance reconditioning and paint and body work to bring vehicles up to retail ready condition. More extensive body work services including body panel painting and repair of minor collision damage are also carried out. Reconditioning services are also provided for vehicles other than those going through the auction process, principally for fleet owners and insurance companies.

    ADT Automotive competes with two other significant auction chains and a large number of independently owned local auctions which are members of the National Auto Auction Association. Competition is based primarily on price in relation to the quality and range of services offered to sellers and buyers of vehicles and on ease of accessibility of auction locations.

    TYCO PLASTICS AND ADHESIVE GROUP

    The Tyco Plastics and Adhesive Group consists of Armin Plastics, Carlisle Plastics, A&E Products, Tyco Adhesive and Ludlow Coated Products.

    ARMIN

    Armin manufactures polyethylene film and packaging products in a wide range of size, gauge, construction strength, stretch capacity, clarity and color. Armin extrudes low density, high density and linear low density polyethylene film from resin purchased in pellet form, incorporating such additives as coloring, slip and anti-block chemicals. Armin's products include plastic supermarket packaging, greenhouse sheeting, shipping covers and liners and a variety of other packaging configurations for the aerospace, agricultural, automotive, construction, cosmetics, electronics, food processing, healthcare, pharmaceutical and shipping industries. Armin also manufactures a number of other polyethylene products such as reusable plastic pallets, transformer pads for electric utilities and a large variety of disposable gloves for the cosmetic, medical, food handling and pharmaceutical industries. Armin generates the majority of its sales through its own internal sales force and services more than 6,000 customers in the United States.

    Armin competes with a wide range of manufacturers, including some vertically integrated companies and companies that manufacture polyethylene resins for their own use. Armin competes in many market segments by emphasizing product innovation, specialization and customer service.

    CARLISLE

    Carlisle is a leading producer of industrial and consumer plastic products, including trash bags, flexible packaging and sheeting. Carlisle supplies plastic trash bags to mass merchants, grocery chains, and institutional customers primarily in North America. Carlisle manufactures Ruffies-Registered Trademark-, a national brand consumer trash bag, for mass merchants and other retail stores. Carlisle also provides heavy duty trash can liners for institutional customers, such as food service distributors, janitorial supply houses, restaurants, hotels and hospitals. In the consumer trash bag market, Carlisle competes primarily with two nationally advertised brands. Carlisle has historically concentrated on mass merchants as the primary market for its branded
Ruffies-Registered Trademark- trash bags, while the other major national brands are marketed primarily through food retailers.

    Film-Gard-Registered Trademark-, Carlisle's leading plastic sheeting product, is sold to consumers and professional contractors through do-it-yourself outlets, home improvement centers and hardware stores. A wide range of Film-Gard-Registered Trademark- products are sold for various uses, including painting, renovation, construction, landscaping and agriculture.

    A&E PRODUCTS

    A&E Products sells molded plastic garment hangers to garment manufacturers, national, regional and local retailers and mass merchants. Garment manufacturers put their products on A&E Products hangers before shipping to retail outlets. National retailers purchase customized hanger designs created and manufactured by A&E Products. Regional and local retailers buy standard A&E Products hanger lines for retail clothing displays, and A&E Products also supplies mass merchants with consumer plastic hangers for sale to the general public.

    Carlisle and A&E Products operate in a competitive marketplace where success is dependent upon price, service and quality.

    TYCO ADHESIVE

    The Tyco Adhesive division, formerly known as Kendall Polyken, manufactures and markets specialty adhesive products and tapes for industrial applications, including external corrosion protection tape products for oil, gas and water pipelines. Other industrial applications include tapes used in the automotive industry for wire harness wraps, sealing and other purposes, and tapes used in the aerospace and heating, ventilation and air conditioning (HVAC) industries. Tyco Adhesive also produces duct, foil, strapping, packaging and electrical tapes and spray adhesives for industrial and consumer markets worldwide and manufactures cloth and medical tapes for Kendall Healthcare and others. Tyco Adhesive's Betham division develops and markets pressure sensitive adhesives and coatings, principally for the automotive, medical and specialty markets.

    Tyco Adhesive generally markets its pipeline products directly, working with local manufacturers' representatives, international engineering and construction companies and the owners and operators of pipeline transportation facilities. Tyco Adhesive sells its other industrial products either directly to major end users or through diverse distribution channels, depending upon the industry being supplied.

    LUDLOW COATED PRODUCTS

    Ludlow Coated Products produces protective packaging and other materials made of coated or laminated combinations of paper, polyethylene and foil. Coated packaging materials provide barriers against grease, oil, light, heat, moisture, oxygen and other contaminants. The division produces structural coated and laminated products such as plastic coated kraft, linerboard and bleached boards for rigid urethane insulation panels, automotive components and wallboard panels. Other product applications include packaging for photographic film, frozen foods, health care products, electrical and metallic components, agricultural chemicals, cement and specialty resins.

    Ludlow markets its laminated and coated products through its own sales force and through independent manufacturers' representatives. Tyco competes with many large manufacturers of laminated and coated products on the basis of price, service, marketing coverage and custom application engineering. There are various specialized competitors in different markets.

FIRE AND SECURITY SERVICES

    Tyco, through its subsidiaries, is the largest company in the world for the design, manufacture, installation and service of fire detection, suppression and sprinkler systems and is the largest provider of electronic security services in the world.

    FIRE PROTECTION CONTRACTING AND SERVICES

    Operating under several trade names including Grinnell, Wormald, Mather & Platt, Total Walther, O'Donnell Griffin and Tyco, Tyco designs, fabricates, installs and services automatic fire sprinkler systems, fire alarm and detection systems, special hazard suppression systems and security systems in buildings and other installations.

    Tyco's fire protection contracting and service business in North America operates through a network of offices in the United States, Canada, Mexico, Latin America and Puerto Rico. Tyco also operates worldwide through a network of offices in the United Kingdom, continental Europe, Saudi Arabia, United Arab Emirates, Australia, New Zealand, Asia and South America.

    Tyco installs fire protection systems in both new and existing structures. Typically, the contracting businesses bid on contracts for fire protection installation which are let by owners, architects, construction engineers and mechanical or general contractors. In recent years, the business of retrofitting existing buildings has grown as a result of legislation mandating the installation of fire protection systems and also as a result of lower insurance premiums available in respect of structures with automatic sprinkler systems.

    The majority of the fire suppression systems installed by Tyco are water-based. However, Tyco is also the world's leading provider of custom designed special hazard fire protection systems which incorporate various specialized non-water agents such as foams, dry chemicals and gases. Systems using agents other than water are especially suited to fire protection in certain manufacturing, power generation, petrochemical, offshore oil exploration, transportation, telecommunications, mining, and marine applications. Tyco holds exclusive manufacturing and distribution rights in several regions of the world for INERGEN-Registered Trademark- fire suppression products. INERGEN-Registered Trademark- is an alternative to the ozone depleting agent known as halon and consists of a mixture of three inert gases designed to effectively extinguish fires without polluting the environment or damaging costly equipment.

    In Australia, New Zealand and Asia, Tyco also engages in the installation of electrical wire and related electrical equipment in new and existing structures and provides specialized electrical contracting services, including applications for railroad and bridge construction through its O'Donnell Griffin division.

    Substantially all of the mechanical components (and, in North America, a high proportion of the pipe) used in the fire protection systems installed by Tyco are manufactured by Tyco. Tyco also has fabrication plants worldwide that cut, thread and weld pipe, which is then shipped with other prefabricated components to job sites for installation. Tyco has developed its own computer-aided design technology that reduces the time required to design systems for specific applications and coordinates the fabrication and delivery of system components.

    Tyco's fire protection contracting business employs both non-union and union employees in North America, Europe and Asia-Pacific. Many of the union employees are employed on an hourly basis for particular jobs. In North America, the largest number of union employees is represented by a number of local unions affiliated with the United Association of Plumbers and Pipefitters ("UA"). In April 1994, following lengthy negotiations, contracts between Tyco's Grinnell Corporation ("Grinnell") subsidiary and a number of locals of the UA were not renewed. Employees in those locations, representing 64 percent of those employees represented by the UA unions, went on strike. Grinnell has continued to operate with former union members who have crossed over and with replacement workers. The labor action has not had, and is not expected to have, any material adverse effect on Tyco's business or results of operations.

    Generally, competition in the fire protection business varies by geographic location. In North America, Tyco competes with hundreds of smaller contractors on a regional or local basis for the installation of fire suppression and fire alarm and detection systems. Many of the regional and local competitors employ non-union labor. In Europe, Tyco competes with many regional or local contractors on a country by country basis. In Australia, New Zealand and Asia, Tyco competes with a few large fire protection contractors as well as with many smaller regional or local companies. Tyco competes for fire protection contracts primarily on the basis of price, service and quality.

    ELECTRONIC SECURITY SERVICES

    Tyco provides electronic security services principally under the ADT trade name and also under other trade names including Modern, Thorn Security, Holmes Protection, Zettler, Sonitrol, Securesys, Securiville and Armourguard Security. Services are provided in the United States, Canada, the United Kingdom, Spain, France, Belgium, Greece, The Netherlands, Germany, The Republic of Ireland, Malaysia, Singapore, Hong Kong, New Zealand and Australia.

    Electronically monitored security systems involve the installation and use on a customer's premises of devices designed to detect or react to various occurrences or conditions, such as intrusion, movement, fire, smoke, flooding, environmental conditions (including temperature or humidity variations), industrial operations (such as water, gas or steam pressure and process flow controls) or other hazards. These detection devices are connected to a microprocessor-based control panel which communicates through telephone lines to a monitoring center, often located at remote distances from the customer's premises, where alarm and supervisory signals are received and recorded. In most systems, control panels can identify the nature of the alarm and the areas within a building where the sensor was activated. Depending upon the type of service for which the subscriber has contracted, monitoring center personnel respond to alarms by relaying appropriate information to the local fire or police departments, notifying the customer or taking other appropriate action, such as dispatching employees to the customer's premises. In some instances, the customer may monitor the system at its own premises or the system may be connected to local fire or police departments.

    Thorn Security manufactures certain alarm, detection and activation devices and central monitoring station equipment which is both installed by Tyco's own units and sold to other installers of alarm and detection devices. Otherwise, Tyco does not manufacture the electronic security system components which it installs, although it does provide its own specifications to manufacturers for certain security system components and undertakes some final assembly work in respect of more sophisticated systems.

    Tyco provides electronic security services to both commercial and residential customers. Commercial customers include financial institutions, industrial and commercial businesses, facilities of federal, state and local government departments, defense installations, and health care and educational facilities. Residential electronic security services are provided primarily in North America. Customers are often prompted to purchase security systems by their insurance carriers, which may offer lower insurance premium rates if a security system is installed or require that a system be installed as a condition to coverage.

    Tyco's systems and products are tailored to customers' specific needs and include electronic monitoring services that provide intrusion and fire detection, as well as card or keypad activated access control systems and closed circuit television systems. Systems may be monitored by the customer at its premises or connected to one of Tyco's monitoring centers. In either case, Tyco usually provides support and maintenance through service contracts. It has been Tyco's experience that commercial and residential contracts are generally renewed after their initial terms. Contract discontinuances occur principally as a result of customer relocation or closure. Systems installed at commercial customers' premises may be owned by Tyco or by the customer. Tyco usually retains ownership of standard residential systems, but more sophisticated residential systems are usually purchased by the customer.

    Tyco markets its electronic security services to commercial and residential customers through a direct sales force and an authorized dealer network. Commercial customers which have multiple locations in North America are serviced by a separate national accounts sales force. Tyco also utilizes advertising, telemarketing and direct mail to market its services.

    The electronic security services business in North America is highly competitive, with a number of major firms and approximately 12,000 smaller regional and local companies. Tyco also competes with several national companies and several thousand regional and local companies in the United Kingdom, continental Europe, Asia and New Zealand. Competition is based primarily on price in relation to quality of service. Tyco believes that the quality of its services is higher than that of many of its competitors and, therefore, Tyco's prices may be higher than those charged by its competitors.

    MANUFACTURING

    Tyco manufactures most of the components which are used in its own fire protection contracting business, as well as a variety of products for sale to other fire protection contractors. In North America, Tyco manufactures pipe and pipe fittings, fire hydrants, sprinkler heads and substantially all of the mechanical sprinkler components used in automatic fire suppression systems. In the United Kingdom, France, Germany and the Asia-Pacific region, Tyco manufactures and sells sprinkler heads, specialty valves, fire doors and electronic panels for use in fire detection systems. In Mexico, Tyco manufactures fire extinguishers, fire hose and related equipment.

    Tyco's Ansul subsidiary manufactures and sells various lines of dry chemical, liquid and gaseous portable fire extinguishers and related agents for industrial, government, commercial and consumer applications. Ansul also manufactures and sells special hazard fire suppression systems designed for use in restaurants, marine applications, mining applications, the petrochemical industry, confined industrial spaces and commercial spaces housing electronic and other delicate equipment. Ansul also manufactures spill control products designed to absorb, neutralize and solidify spills of various hazardous materials.

    Fire protection products are sold through Tyco's flow control products distribution network, discussed in "Flow Control Products" below, and through independent distributors.

    ENVIRONMENTAL SERVICES

    Through its Earth Technology Corporation ("Earth Tech") subsidiary, Tyco provides a broad range of environmental, consulting and engineering services. Earth Tech's principal services consist of full-spectrum environmental and hazardous waste management services. These include infrastructure design and construction services, facilities engineering and construction management services for institutional, civic, commercial and industrial clients, and contract operations and management services for water and wastewater treatment facilities operated by municipal and industrial clients.

    Earth Tech has a network of 40 offices located throughout North America. It competes with a number of national, regional and local companies on the basis of price and breadth and quality of services.

FLOW CONTROL PRODUCTS

    Tyco, through its subsidiaries, manufactures and distributes flow control products in North America, Latin America, Europe, Asia and the Pacific region. Flow control products include pipe, fittings, valves, meters and related products which are used to transport, control and measure the flow of liquids and gases. The principal subsidiaries in the Flow Control Products group are Grinnell, Allied Tube & Conduit ("Allied"), Mueller Co. ("Mueller") and Keystone. The group also includes a number of other specialized manufacturers of valves, fittings and couplings.

    MANUFACTURING

    Tyco manufactures and distributes a wide range of flow control products, including pipe and pipe fittings, tubing, valves, meters, couplings, pipe hangers, strut and related components. These products are used in plumbing, heating, ventilation and air conditioning (HVAC) systems, mechanical contracting, power generation, manufacture of food and beverage products, water and gas utilities, wastewater treatment, oil and gas exploration, pulp and paper, petrochemical and numerous other industrial applications. Tyco also manufactures certain related products such as steel tubing, custom iron castings, malleable iron pipe fittings and fencing materials.

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    Allied is the leading North American manufacturer of pipe and other tubular products. Allied manufactures a full line of steel pipe for the fire protection and construction industries and for commercial, residential and institutional markets. Its mechanical tube division offers steel tubing in a wide assortment of shapes and sizes for a variety of industrial and commercial applications. Allied's fence division is a leader in the manufacture of products for the residential, industrial and commercial fence markets. Allied also manufactures metal framing systems used in the construction, industrial and original equipment manufacturer markets. In November 1996, Tyco acquired Unistrut Europe, a manufacturer and distributor of metal framing, cable ladder and safety systems and, in January 1997, acquired American Tube and Pipe Co., Inc., a manufacturer and distributor of steel pipe for the fire protection and fence markets and steel products for the housing market.

    Mueller, a manufacturer of water and gas distribution products, manufactures fire hydrants, iron butterfly and gate valves, service-line brass valves and fittings, gas valves and meter bars, water meters, backflow preventers and related products for sale to independent distributors and, to a lesser extent, directly to waterworks contractors, municipalities and gas companies throughout the United States and Canada.

    In August 1997, Tyco acquired Keystone, one of the world's leading manufacturers of valves and flow control products. Keystone operates on a worldwide basis through two groups, Industrial Valves and Controls and Engineered Products, manufacturing valves and other industrial products that control the flow of liquids, gases and fibrous and slurry materials.

    The Flow Control Products group, operating under several trade names including Grinnell, Mueller, Hersey, Keystone, Anderson-Greenwood, Yarway, Henry Pratt Co., James Jones Company, Edward Barber & Co., Neotecha, Belgicast, Hindle Cockburns, Charles Winn (Valves) Ltd., Sempell, Smith Valve, Anvil, Canvil and others, supplies a wide range of valves and flow control devices to the chemical, power, food and beverage, oil and gas, processing, water utility, wastewater treatment, power generation and other industries. Products are manufactured and assembled at facilities in the United States, Canada, the United Kingdom, France, Italy, Spain, Germany, The Netherlands, Switzerland, South Korea, China, India, Malaysia, Australia, New Zealand, Mexico and Brazil.

    DISTRIBUTION

    Tyco sells flow control and fire protection products in North America through a distribution network of five regional distribution centers, strategically located in Georgia, Illinois, California, Pennsylvania and Texas, which support local branches' product needs and ship directly to customers. Each center stocks more than 8,500 products. Tyco's worldwide flow control operations stock and sell products through distribution centers in Europe, Australia, New Zealand, the Middle East and Asia. In Europe, Tyco distributes fire protection products, industrial valves and products for mechanical markets through warehouses located in The Netherlands, the United Kingdom, Germany and France. Products are sold principally to fire protection contractors and in some instances to mechanical and industrial contractors and original equipment manufacturers. In Asia, the Pacific region and the Middle East, Tyco distributes fire protection and flow control products through warehouses located in Australia, New Zealand, Dubai and Singapore. Products are sold directly to fire protection and other contractors as well as to mechanical and industrial contractors and independent distributors. While distribution patterns vary, most centers stock an extensive line of valves, fittings, pipe and other products for fire protection systems, components for HVAC installations and water and gas distribution and specialized valves and piping for the chemical, food, power and beverage processing industries.

    Grinnell's North American distribution network competes with independent manufacturers' representatives and other manufacturers and, to a lesser extent, with local and regional supply houses all of which carry lines from other United States and non-United States manufacturers. Grinnell competes on the basis of price, the breadth of its product line, service and quality. Grinnell competes for the sale of gray

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iron pipe fittings, malleable and ductile iron fittings and other flow control products and fire protection sprinklers and devices principally with other United States producers as well as with non-United States manufacturers of fittings. Grinnell uses an internal sales force for the sale of certain other iron castings sold direct to original equipment manufacturers and other end users.

    Allied competes for the sale of steel pipe, which is sold through Grinnell's distribution network, with pipe from other United States and non-United States producers. Competition for the sale of pipe is based on price, service and breadth of product line. Fence and other specialized industrial tubing is sold to wholesalers, original equipment manufacturers and other distributors. Competition for the sale of fence products is principally from national and regional United States producers and to a lesser extent from non-United States companies on the basis of price, service and distribution. Tyco competes with many small regional manufacturers for sales of specialized industrial tubing on the basis of price and breadth of product line.

    Mueller's water and natural gas distribution flow control products are sold through independent distributors, and, to a lesser extent, directly to utilities, municipalities and gas distribution companies. Certain of its gas distribution products are also sold through the Grinnell distribution network. Tyco competes for the sale of these products on the basis of product quality, service, price, breadth of product line and conformity with municipal codes and other engineering standards. Tyco competes with several other manufacturers in the United States and Canada for the sale of iron and brass flow control devices for water and natural gas distribution systems.

    Keystone's products are sold both in the United States and internationally. Tyco has numerous competitors in these markets, which, in some instances, are divisions of larger corporations and, in some instances, are companies with limited product lines. Advanced technology, global presence, experienced personnel and price are the primary factors in competition.

ELECTRICAL AND ELECTRONIC COMPONENTS

    The Electrical and Electronic Components group consists of Tyco Submarine Systems Ltd. ("TSSL"), Allied's Electrical Conduit division and the Tyco Printed Circuit Group ("TPCG"). TSSL designs, manufactures, installs and services undersea communications cable systems. Allied manufactures and distributes electrical conduit and related components used in commercial electrical installations. TPCG manufactures printed circuit boards and assembles backplanes for the electronics industry.

    TYCO SUBMARINE SYSTEMS

    TSSL, which includes Tyco's Simplex Technologies business and the submarine systems business acquired from AT&T Corp. in July 1997, is the world's only fully-integrated source for the design, engineering, manufacturing, installation and servicing of undersea cable communication systems. TSSL designs and builds both repeatered and non-repeatered cable systems. Repeatered cable systems, which use Wave Division Multiplexing, can provide 20 gigabytes per second of capacity over 10,000 kilometers. Non-repeatered systems, which allow for even greater circuit capacity and reduced transmission costs, support short haul systems of several hundred kilometers. TSSL has designed, manufactured and installed approximately 265,000 kilometers of undersea optical cable.

    TSSL also operates one of the world's largest fleet of ships designed to install and service undersea fiber optic transmission systems. These ships lay cable, perform upgrades and repairs, monitor transmission quality and perform system tests. TSSL also uses a variety of other undersea tools, including robotic vehicles for undersea cable burial and retrieval operations.

    Simplex Technologies has been the primary supplier of cable and cable assemblies to the United States Navy for use in data-gathering systems for more than thirty years. It also manufactures underwater electric power cable and optical ground wire for use by power authorities and utilities, and electro-mechanical

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cable for unique field operations. In September 1996, Tyco acquired Rochester
Corporation which manufactures wire rope, wirelines, electro-optical products and subsea products.

    TSSL competes on a worldwide basis primarily against two other entities:
Alcatel-Alsthom, headquartered in France, and KDD, located in Japan. Alcatel, like TSSL, is vertically integrated and produces its own cable, whereas KDD utilizes a Japanese cable manufacturer.

    ALLIED ELECTRICAL CONDUIT

    Allied's Electrical Conduit division is one of the leading producers of steel electrical conduit in the United States. Electrical conduit is galvanized steel tubing designed to contain current-carrying electrical wires both inside and outside building structures. The conduit also serves as an electrical ground, which ensures proper operation of circuit interrupters, and provides a channel into which additional wires can be inserted as requirements change. The division manufactures a full line of electrical conduit as well as metal framing and other products.

    The division's electrical conduit and related products are sold to wholesale electrical distributors through Allied's distribution facilities by an internal sales force and a network of commissioned sales agents. The division competes for the sale of electrical products primarily with several other large United States manufacturers. Competition in the electrical conduit industry is primarily based upon price, quality, delivery and breadth of product line.

    TYCO PRINTED CIRCUIT GROUP

    TPCG is one of the largest independent manufacturers of complex multi-layered printed circuit boards and assemblers of backplanes in the United States. Printed circuit boards are used in the electronics industry to mount and interconnect components to create electronic systems. They are categorized by the number of sides or layers that contain circuitry and can be single-sided, double-sided or multi-layer. In general, single and double-sided boards are less advanced. Multi-layer boards provide greater interconnection density while decreasing the number of separate printed circuit boards which are required to accommodate powerful and sophisticated components. Backplanes include printed circuit boards and are assemblies of connectors and other electronic components which distribute power and interconnect printed circuit boards, power supplies and other system elements. The group maintains manufacturing facilities in Connecticut, California and Utah, which provide its customers with prompt service and delivery capabilities.

    TPCG manufactures highly sophisticated double-sided, mass molded boards of up to eight layers, precision tooled, custom laminated multi-layer boards of up to 68 layers and sophisticated flex-rigid circuit boards for use in environmentally demanding conditions. The majority of sales are derived from high-density multi-layer boards. The backplanes facility produces fully assembled units utilizing press-fit or soldered connection technology, custom pin grid array sockets and surface mounted assembly. Printed circuit boards and backplanes are manufactured on a job order basis to the customers' designs and specifications.

    TPCG markets its products mainly through independent manufacturers' representatives and, to a lesser extent, through its own internal sales organization. Customers are generally original equipment manufacturers in the telecommunications, aircraft, computer, military and other industrial and consumer electronics industries. Tyco competes with several large companies which manufacture less complex single-sided and double-sided printed circuit boards in the United States, as well as with many companies that have their own in-house manufacturing capabilities. Competition is on the basis of quality, price, reliability and timeliness of delivery. Tyco believes that fewer competitors manufacture the more complex, high-density double-sided and multi-layer boards.

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
                            BUSINESS OF US SURGICAL

    US Surgical is a Delaware corporation primarily engaged in developing, manufacturing and marketing a proprietary line of technologically advanced surgical products to hospitals throughout the world. US Surgical develops, manufactures and markets surgical staplers, laparoscopic products and sutures and products in numerous surgical specialties including spine surgery; vascular and cardiovascular surgery and interventional cardiology; urology; and breastcare. US Surgical has also completed the acquisition of Valleylab, the world's leading manufacturer and marketer of electrosurgical and ultrasound surgical products. US Surgical currently operates in the U.S. and internationally.

    US Surgical believes that in the evolving domestic health care system, its products offer a significant opportunity for reducing costs for the total health care system while providing considerable advantages for the patient. US Surgical has expanded its marketing efforts to meet the needs of hospital management through cost effective pricing programs, by assisting hospitals in implementing more efficient surgical practices, and by demonstrating the favorable economics associated with the use of US Surgical's products. US Surgical has also implemented a strategy to expand its product lines beyond general surgery through a program of acquisitions and alliances in a number of surgical specialties where US Surgical believes market conditions and product innovation offer substantial growth opportunities. In addition, US Surgical continues to expand its product and technology base in its established businesses through investment in internal research and development and acquisition of new technologically advanced products that provide better patient care and an effective means of reducing hospital costs.

    For additional information regarding the business of US Surgical, refer to US Surgical's Form 10-K. See "Where to Find More Information."

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                      DESCRIPTION OF SHARE CAPITAL OF TYCO

    The summary of the terms of the share capital of Tyco set forth below does not purport to be complete and is qualified by reference to the Tyco Memorandum and the Tyco Bye-Laws. Copies of the Tyco Memorandum and the Tyco Bye-Laws are incorporated by reference in this Proxy Statement/Prospectus and will be sent to holders of US Surgical Common Stock upon request. See "Where To Find More Information."

AUTHORIZED SHARE CAPITAL

    Tyco's authorized share capital consists of 1,503,750,000 Tyco Common Shares and 125,000,000 Preference Shares. 7,500,000 Preference Shares have been designated as Series A Preference Shares and are reserved for issue upon exercise of rights under Tyco's Shareholder Rights Plan. As of June 30, 1998, there were 585,479,856 Tyco Common Shares outstanding and no Preference Shares outstanding.

TYCO COMMON SHARES

    DIVIDENDS. The Board of Directors of Tyco may declare dividends out of profits of Tyco available for that purpose as long as there are no reasonable grounds for believing that Tyco is, or after such dividend would be, unable to pay its liabilities as they become due or if the realizable value of Tyco's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Subject to such special rights as may be attached to any other shares in Tyco, all dividends are payable according to the amounts paid or credited as paid on Tyco Common Shares. Dividends are normally payable in U.S. dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency. Any dividend which is unclaimed may be invested or otherwise made use of by the Board of Directors of Tyco and after a period of 12 years is forfeited and reverts to Tyco.

    VOTING RIGHTS. At any general meeting of Tyco, votes may be given in person or by proxy and each holder of Tyco Common Shares is entitled, on a show of hands, to one vote and, on a poll, to one vote for each Tyco Common Share held by him. The Tyco Bye-Laws require that any proxy must be a shareholder of Tyco. Under the Tyco Bye-Laws, two holders of Tyco Common Shares present, in person or by proxy, constitute a quorum at a general meeting.

    LIQUIDATION. On a liquidation of Tyco, holders of Tyco Common Shares are entitled to receive any assets remaining after the payment of Tyco's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

    SUSPENSION OF RIGHTS. In certain circumstances, the rights of a shareholder to vote and to receive any payment or income or capital in respect of a Tyco Common Share may be suspended. Those circumstances include failure to provide information about ownership of and other interests in Tyco Common Shares, if so required in accordance with the Tyco Bye-Laws. See "Comparison of Shareholder Rights."

    VARIATION OF RIGHTS. If at any time the share capital of Tyco is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of that class by a majority of three-fourths of such holders voting in person or by proxy.

    TRANSFERS. A Tyco Common Share may be transferred in any manner the Tyco Board of Directors may approve. The Tyco Board of Directors may require the transfer to be by an instrument signed by the transferor and, in the case of a partly paid share, also by the transferee. The instrument must be in writing in the usual common form or in any other form which the Tyco Board of Directors may approve and must be lodged at the office of the registrar of Tyco for registration. The Tyco Board of Directors may decline to register any transfer of shares on which Tyco has a lien, any transfer of shares not fully paid up, any transfer of shares to a transferee of whom they do not approve and any transfer of shares by a transferor or to a transferee on whom Tyco has duly served a notice under the provisions of the Tyco Bye-Laws referred to under "--Suspension of Rights" above during a period of suspension of voting rights pursuant to those provisions.

    GENERAL. The Tyco Common Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable. All such shares will be in registered form.

    REGISTRAR AND TRANSFER AGENT. AS&K Services Limited is Tyco's Registrar. ChaseMellon Shareholder Services, L.L.C. is the transfer agent for Tyco Common Shares.

TYCO PREFERENCE SHARES

    Under the Tyco Bye-Laws, the Tyco Board of Directors, in its sole discretion, may designate, allot and issue one or more series of Preference Shares from the authorized and unissued Preference Shares. Subject to limitations imposed by law, the Tyco Memorandum or the Tyco Bye-Laws, the Board of Directors is empowered to determine the designation of, and the number of shares constituting, each series of Preference Shares, the dividend rate for each series, the terms and conditions of any voting and conversion rights for each series, the amounts payable on each series on redemption or return of capital and the preference and relative rights among each series of Preference Shares. At present, 7,500,000 Preference Shares have been designated as Series A Preference Shares and are reserved for issue upon exercise of the Rights under the Shareholder Rights Plan. For a description of the Shareholder Rights Plan, see "Comparison of Shareholder Rights--Shareholder Rights Plan."

STOCK EXCHANGE LISTING

    The Tyco Common Shares are listed on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange. It is a condition to the Merger that the Tyco Common Shares issuable in the Merger be approved for listing on the NYSE at or prior to the Effective Time, subject to official notice of issuance. Application will also be made to list such shares on the London Stock Exchange and the Bermuda Stock Exchange.

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
                        COMPARISON OF SHAREHOLDER RIGHTS

    The rights of Tyco shareholders are governed by Bermuda law, the Tyco Memorandum and the Tyco Bye-Laws. The rights of US Surgical stockholders are governed by Delaware law, the US Surgical Certificate of Incorporation and the US Surgical By-laws. Upon consummation of the Merger, Bermuda law, the Tyco Memorandum and the Tyco Bye-Laws will govern the rights of US Surgical stockholders who become Tyco shareholders. The following is a summary of certain of the principal differences between the current rights of US Surgical stockholders and those of Tyco shareholders following the Merger.

    The following summary of shareholder rights is not intended to be complete, and it is qualified by reference to Bermuda law, Delaware law, the Tyco Memorandum, the Tyco Bye-Laws, the US Surgical Certificate of Incorporation and the US Surgical By-Laws. Copies of the Tyco Memorandum, the Tyco Bye-Laws, the US Surgical Certificate of Incorporation and the US Surgical By-Laws will be sent to holders of US Surgical Common Stock upon request. See "Where You Can Find More Information."

    NOTICE OF ANNUAL MEETINGS. The US Surgical By-Laws provide that written notice of annual stockholder meetings shall be delivered to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law.

    Under the Tyco Bye-Laws, written notice of annual general meetings of shareholders shall be delivered to shareholders at least five days before the date of such meeting.

    SPECIAL MEETINGS OF THE SHAREHOLDERS. Delaware law provides that special meetings of stockholders of a company may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of that company. The US Surgical By-Laws provide that special meetings of the stockholders may be called only by the Board of Directors, the Chairman of the Board, the President or any Vice President. Written notice of such meeting shall be delivered to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting.

    The Tyco Bye-Laws provide that the directors of Tyco may call a special general meeting at any time on not less than five days' notice. Bermuda law and the Tyco Bye-Laws also require the Tyco Board of Directors, on the written request of Tyco shareholders holding at least 10% of the paid-up capital of Tyco entitled to vote at a general meeting, to convene a special general meeting of Tyco. If the directors do not convene a meeting within twenty-one days from the date of the request, the requesting shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened may not be held later than three months from the date of the request.

    QUORUM. The US Surgical By-Laws provide that the presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

    The Tyco Bye-Laws provide that the presence, either in person or by proxy, of two holders of Tyco Common Shares form a quorum for the transaction of business at any general meeting.

    VOTING RIGHTS. Pursuant to the US Surgical Certificate of Incorporation, stockholders are entitled to one vote for each share of common stock held by such stockholder on all matters on which shareholders generally are entitled to vote. Under the US Surgical By-Laws, directors shall be chosen by a plurality of the votes cast at an election, and, except as otherwise provided by law or by the US Surgical Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question. No share shall be entitled to vote if any installment payable thereon to the company is overdue and unpaid. The US Surgical By-Laws and Certificate of Incorporation, and Delaware law, do not provide for stockholder voting by a show of hands.

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    Under Bermuda law questions proposed for consideration at a company's general meeting shall be decided by a simple majority vote or by such majority as the bye-laws of a company may prescribe except where a larger majority is required by law. Any question proposed for consideration at a general meeting may be decided on a show of hands in which each shareholder present in person or by proxy shall be entitled to one vote and casts such vote by raising his or her hand, unless, before or on the declaration of the result of a show of hands, a poll is demanded by (i) the Chairman of the meeting; (ii) at least three shareholders present in person or represented by proxy; (iii) any shareholder or shareholders present in person or represented by proxy holding between them at least 10% of the total voting rights of all shareholders having the right to vote at the meeting; or (iv) a shareholder or shareholders present in person or by proxy holding shares in such company conferring the right to vote at such meeting and on which an aggregate sum has been paid up equal to at least 10% of the total sum paid up on all such shares entitled to vote. Where a poll has been demanded, each shareholder present in person or represented by proxy at the meeting is entitled to one vote for each share held by him or her.

    The Tyco Bye-Laws provide that a Tyco shareholder is not entitled (except as proxy for another shareholder) to be present or vote at any meeting, either personally or by proxy, in respect of any share held by the shareholder (whether alone or jointly with any other person) on which there shall not have been paid all calls for the time being due and payable, together with interest and expenses. The Tyco Bye-Laws also provide that any person who is known or believed by Tyco to be interested in Tyco Common Shares, and who has failed to comply with a notice from Tyco requesting specified information regarding such person's interest in Tyco shares, will lose voting rights for the period such person fails to comply with the notice, plus an additional ninety days. In addition, a shareholder loses voting rights if such shareholder has failed to comply with a notice under the Tyco Bye-Laws requiring the shareholder to make an offer in accordance with the City Code on Takeovers and Mergers of the United Kingdom (the "City Code"), as applied by the Tyco Bye-Laws, or, as the case may be, in accordance with the Tyco Bye-Laws. A Tyco shareholder also loses the right to vote for a period of 180 days if such shareholder acquires three percent or more of the issued share capital of any class of Tyco shares, either alone or in concert with others, and fails to notify Tyco of such acquisition within two days or, already possessing three percent or more, the shareholder fails to notify Tyco of a change in the shareholder's interests amounting to one percent or more of the share capital of any class, and such shareholder is so notified by the Tyco Board of Directors of such loss of right.

    Delaware law allows for cumulative voting provided that the company's articles of incorporation allow for cumulative voting. Under cumulative voting, each shareholder casts as many votes for directors as he or she has shares of stock multiplied by the number of directors to be elected. The US Surgical By-Laws and Certificate of Incorporation do not provide for cumulative voting.

    Bermuda law allows, but does not require, cumulative voting for the election of directors. Tyco shareholders do not have cumulative voting rights for the election of directors, either under Bermuda law or under the Tyco Bye-Laws.

    ACTION BY CONSENT. The US Surgical By-Laws provide that any action which might have been taken by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be individually signed and dated by the holders of all outstanding shares entitled to vote thereon, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation.

    Pursuant to Bermuda law, action by written consent of shareholders is permitted where the written resolution is signed by all of the shareholders who would be entitled to attend and vote at a meeting, with the exception of a resolution to remove an auditor or a director before the expiration of his or her term of office.

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    STOCKHOLDER PROPOSALS.  The US Surgical By-Laws provide that notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of stockholders by a stockholder must be provided in writing to the company not later than 60 days prior to the meeting, nor earlier than 120 days prior to the meeting. As to each person whom the stockholder proposes to nominate for election as a director, the notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, and evidence reasonably satisfactory to the company that such nominee has no interests that would limit their ability to fulfill their duties of office. As to any other business that the stockholder proposes to bring before the meeting, the notice shall set forth a brief description of the business, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

    Under Bermuda law, a shareholder wishing to move a resolution at an annual general meeting of a company must give notice to the company of the resolution at least six weeks before the meeting. If after notice has been given an annual general meeting is called for a date less than six weeks after the giving of that notice, the notice shall be deemed to have been given in time. Only shareholders who represent not less than one-twentieth of the total voting rights of shareholders having a right to vote at the meeting or who are one hundred or more in number may requisition a resolution at an annual general meeting. The Tyco Bye-Laws provide that other than the circumstance of a director retiring at a general meeting of shareholders, or unless recommended by the Tyco Board of Directors, advance written notice to the Secretary of Tyco of shareholder nominations of persons for election to the Tyco Board of Directors is required. To be timely, such notice must be received by the Secretary of Tyco not less than six and not more than twenty-eight clear days before the day appointed for the meeting at which such election is to be held. Such notice must be given by a shareholder (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given, and must also include notice in writing, signed by the person to be proposed, of such person's willingness to be elected.

    INSPECTION RIGHTS. Under Delaware law, any shareholder, upon written demand under oath stating the purpose of the requested inspection, has the right to inspect the company's stock ledger, a list of its shareholders, and its other books and records for any purpose reasonably related to such person's interest as a shareholder. If the company refuses to permit such an inspection or does not reply to the shareholder's inspection demand within 5 business days after the demand has been made, then the shareholder may apply to the Court of Chancery for an order to compel such inspection.

    Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general (shareholder) meetings, and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

    DIVIDENDS. Under Delaware law, the directors of a company, subject to any restrictions in the company's certificate of incorporation, may declare and pay dividends out of the company's surplus (i.e. the excess of the net assets of the company over the company's capital). Alternatively, dividends may be paid out of the company's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. A dividend may not be declared if the capital of the company has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

    Bermuda law provides that a dividend may not be declared if there are reasonable grounds for believing that the company is, or after such payment would be, unable to pay its liabilities as they become

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due, or if the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Under the Tyco Bye-Laws, dividends may only be paid out of profits available for the purpose, and a shareholder's right to receive dividends is suspended during such time as the shareholder is disqualified from voting, as stated above under "Voting Rights."

    DERIVATIVE ACTIONS. Pursuant to Delaware law, a shareholder may institute a derivative suit in the right of the company against the shareholders, officers or directors of a company if he or she was a shareholder at the time of the transaction complained of, or if his or her stock thereafter devolved upon him or her by operation of law. In addition, the shareholder bringing the derivative suit must be an adequate representative of the interests of the company in enforcing the rights of the company.

    The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only (a) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (b) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided, that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (c) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (d) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a violation of the company's memorandum of association or bye-laws. The actions summarized above are generally recognized as exceptions to the rule in Foss v. Harbottle, under which only the company could initiate an action for a wrong done to the company.

    There is a statutory remedy under Bermuda law which enables a shareholder who complains that the affairs of a company are being or have been conducted in a manner oppressive or prejudicial to some part of the shareholders, including himself or herself, to petition the court, which may, if it is of the opinion that to wind up a company would unfairly prejudice those shareholders, but that otherwise the facts would justify a winding up order on just and equitable grounds, make such order as it thinks fit. Bermuda law also provides that a company may be wound up by the court if the court is of the opinion that it is just and equitable to do so. The latter provision is also available to minority shareholders seeking relief from the oppressive conduct of the majority. Traditionally, such relief has been granted in relatively limited circumstances. The court retains the discretion to make such order as it may think fit.

    BOARD OF DIRECTORS. Under Delaware law, the board of directors of a company shall consist of one or more members. The US Surgical By-Laws provide that the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders, with any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them. The US Surgical Certificate of Incorporation provides that elections of directors need not be by ballot unless the By-Laws of the company so provide. The US Surgical By-Laws do not provide that election of directors must be by ballot.

    The Tyco Bye-Laws provide that the number of directors shall be such number, not less than two, as the shareholders at a general meeting may from time to time determine. The Tyco Bye-Laws require a director to be a shareholder.

    CLASSIFICATION OF THE BOARD OF DIRECTORS. Delaware law allows the directors of a company to be divided into one, two or three classes, with the effect that directors are elected and serve for staggered terms. The US Surgical Board of Directors is not classified, and the US Surgical By-Laws do not contemplate a classified board.

    The Tyco Board is not classified, and the Tyco Bye-Laws do not contemplate a classified board. Under Bermuda law, the election of directors of a company may be regulated by its bye-laws or otherwise

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determined by the company in general meeting. The Tyco Bye-Laws do not prescribe any particular term of office for a director, except one appointed to fill a casual vacancy.

    REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS. Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) that class-designated directors may be removed only for cause (unless the articles of incorporation otherwise provide); and (ii) for companies with cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he or she is a part. Under Delaware law, the board of directors fills any vacancy on the board of directors

    The US Surgical By-Laws provide that at any special meeting of the stockholders any director or directors may be removed from office, with or without cause, as provided by law. At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy. US Surgical does not have class-designated directors or cumulative voting.

    Bermuda law provides that, subject to a company's bye-laws, the shareholders of a company may, at a special general meeting called for the purpose, remove a director or the entire board of directors, with or without cause, by a majority of the votes cast, subject to statutory due process requirements. The Tyco Bye-Laws further provide that any director may at any time be removed from office by a written resolution signed by all the other Tyco directors. The remaining Tyco directors have the power to appoint any qualified person to fill a casual vacancy in the Tyco Board who will hold office until the next following annual general meeting, and the existing directors may act notwithstanding any vacancy in the board of directors.

    EXCULPATION OF DIRECTORS. Under Delaware law, a company's bylaws or articles of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for acts pertaining to the unlawful payment of dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit. The US Surgical Certificate of Incorporation includes such an exculpatory provision.

    Bermuda law permits a company to exempt a director from liability with respect to any negligence, default, breach of duty, or breach of trust of which a director may be guilty in relation to the company or any of its subsidiaries, except for any liability resulting from fraud or dishonesty. The Tyco Bye-Laws provide for such exculpation for directors except in relation to the director's own willful negligence, willful default, fraud or dishonesty.

    INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. Delaware law provides that a company may indemnify any director, officer, employee or agent against liability incurred by them by reason of their position with the company if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, to the extent that a present or former director or officer of the company has been successful on the merits or otherwise in defense of any suit referred to above, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense.

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    The US Surgical By-Laws provide that the company shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the company.

    Delaware law permits a company to purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL. The US Surgical By-Laws provide that the company may, to the full extent permitted by law, purchase and maintain insurance for directors, officers, employees or agents of the company on behalf of any such person against any liability which may be asserted against such person.

    Bermuda law permits a company to indemnify its officers and employees with respect to any loss arising or liability attaching to such person by virtue of any rule of law concerning any negligence, default, breach of duty, or breach of trust of which the officer or employee may be guilty in relation to the company or any subsidiary thereof, provided that the company shall not indemnify an officer or employee against any liability arising out of that person's fraud or dishonesty. The Tyco Bye-Laws provide that every director, secretary and other officer of Tyco shall be indemnified by Tyco by reason of any contract entered into, or any act or thing done by such officer in the discharge of such officer's duties, provided that the indemnity contained in the Tyco Bye-Laws shall not extend to any matter which would render such indemnification void under applicable Bermuda law.

    Bermuda law provides that a company may purchase insurance for the benefit of any officer of the company against any liability incurred by him or her as a result of failure to exercise reasonable care, diligence or skill in discharging his or her duties. The company may also purchase insurance indemnifying such officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust in relation to the company.

    INTERESTED DIRECTOR TRANSACTIONS. Under Delaware law, a transaction between a company and one or more of its directors and officers, or between a company and another company (or other organization) in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall not be void solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board, or committee, which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest, and as to the contract or transaction, are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest, and as to the contract or transaction, are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the company as of the time it is authorized, approved or ratified, by the board of directors, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors, or of a committee, which authorizes the contract or transaction.

    The Tyco Bye-Laws provide that no director is disqualified from contracting with Tyco, and no contract will be avoided by reason of such director holding that office, or of the fiduciary relationship thereby established, if the requisite disclosure by the interested director is made. A director who to his or her knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement with Tyco shall declare the nature of his or her interest at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, if he or she knows his or her interest then exists, or in any other case at the first meeting of the directors after he or she knows that he

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or she is or has become so interested. Subject to certain exceptions, an interested director shall not be counted towards a quorum, nor vote, with respect to the board of directors' authorization of such contract. Failure to make a declaration of interest constitutes a breach of duty of a director under Bermuda law.

    AMENDMENTS TO CONSTITUTIONAL DOCUMENTS. Delaware law provides that amendments to the certificate of incorporation (after a corporation has received payment for any of its capital stock) require the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and of a majority of the outstanding stock of each class entitled to vote thereon as a class. The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the power, preferences, or special rights of the shares of such class so as to affect them adversely.

    Bermuda law provides that a company may alter the provisions of its memorandum of association by resolution passed at a general meeting of shareholders of which due notice has been given, and with the consent of the Minister of Finance. Holders of at least 20% of any class of the company's share capital may apply to the Bermuda Supreme Court to annul an alteration and, if such application is made, the alteration shall not have effect except insofar as it is confirmed by the Court. In addition, under Bermuda law a company may alter the conditions of its memorandum of association so as to increase its share capital, divide its shares into several classes, consolidate and divide its share capital into shares of a larger par value, sub-divide its shares into shares of a smaller par value, change the currency denomination of its share capital, and cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount so canceled, if so authorized by a general meeting and by the company's bye-laws. The Tyco Bye-Laws include such authority (except as to changing the currency denomination of its share capital).

    Bermuda law also permits a company or any of its subsidiaries to purchase its own shares, but such purchases by the company itself may only be made if the company is so authorized by its memorandum of association or bye-laws, and if its issued share capital is not thereby reduced below the minimum capital specified in its memorandum. The Tyco Bye-Laws provide that the rights attached to any class of shares (unless otherwise provided by the terms of such class) may be varied either by the consent in writing of the holders of three-fourths of the shares of the class, or by a resolution passed at a separate meeting of the holders of such class of shares by holders of three-fourths of the shares of such class voting at such separate meeting. The rules of a Tyco general shareholder meeting shall apply, MUTATIS MUTANDIS, to such separate meeting, except that (i) the quorum required shall be three or more persons holding or representing by proxy not less than one-third of the issued shares of the class, except that at any adjourned meeting, two holders of the shares of the class present in person or by proxy (whatever the number of shares held by them) shall constitute a quorum; (ii) every holder of shares of the class shall be entitled on a poll to one vote for every share of such class held; and (iii) any holder of shares of the class present in person or by proxy may demand a poll. Pursuant to Bermuda law, holders of at least 10% of a class of shares in a company in which the share capital is divided into different classes may apply to the Bermuda Supreme Court to cancel a variation otherwise approved by the requisite vote. Upon such application, the variation shall not have effect unless and until it is confirmed by the Court.

    Under Delaware law, after a company has received any payment for any of its stock, the power to adopt, amend or repeal bylaws lies with the shareholders entitled to vote, unless the company's certificate of incorporation confers these powers on the directors. In the latter circumstance, however, the shareholders retain their power to adopt, amend or repeal bylaws. The US Surgical Certificate of Incorporation gives the Board of Directors the power to adopt, amend and repeal from time to time the US Surgical By-Laws. The US Surgical By-Laws provide that all By-Laws of the company may be amended or repealed, and new By-Laws made, by an affirmative majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the company entitled to vote, or by an affirmative vote of a

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majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

    Pursuant to Bermuda law and the Tyco Bye-Laws, the Tyco Board may amend the Tyco Bye-Laws, provided that no such amendment will be operative unless and until it is confirmed by the Tyco shareholders at a general meeting of the Tyco shareholders.

    SALE, LEASE OR EXCHANGE OF ASSETS AND MERGERS. Delaware law provides that the merger or the sale, lease or exchange of all or substantially all of a company's property and assets must be approved by a majority of the outstanding stock of the company entitled to vote thereon.

    Under Bermuda law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. Bermuda law provides that a company may enter into a compromise or arrangement in connection with a scheme for the reconstruction of the company on terms which include, among other things, the transfer of all or part of the undertaking or assets of the company to another company. Any such compromise or arrangement requires the approval of a majority in number representing three-fourths in value of the creditors or shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, and the sanction of the Bermuda Supreme Court.

    Pursuant to Bermuda law, unless the company's bye-laws provide otherwise, an amalgamation requires the approval of the holders of at least three-fourths of those voting at a meeting of shareholders at which a requisite quorum is present. The Tyco Bye-Laws do not contain any contrary provisions. For purposes of approval of an amalgamation, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of such class would be altered by virtue of the amalgamation.

    PROVISIONS CONCERNING CERTAIN BUSINESS COMBINATIONS. Delaware law prohibits a company from engaging in any business combination with any interested shareholder for a period of 3 years following the time that such shareholder became an interested shareholder, unless: (i) prior to such time the board of directors of the company approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting stock (excluding for purposes of determining the number of shares outstanding shares owned by directors who are also officers and by certain employee plans); or (iii) on or after such time that the shareholder became an interested shareholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. Such business combinations include mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An interested shareholder is a person (other than the company or a majority-owned subsidiary of the company) who, alone or together with affiliates and associates, owns 15% or more of the outstanding voting stock of the company, or who is an affiliate or associate of the company and was the owner, alone or with affiliates, of 15% or more of the outstanding voting stock of the company at any time within the previous 3 years.

    Pursuant to Tyco Bye-Law 104(1)(A), if any person, whether as a result of one transaction or a series of transactions, would be obligated to make an offer to the Tyco security holders pursuant to the Rules of the City Code, the Tyco Board may require such person to make such an offer as if the City Code applied to Tyco. The City Code provides that when any person (and persons acting in concert with such person) acquires shares which carry 30% or more of the voting rights of a company, such person must make an offer for all shares of any class of equity share capital (whether voting or non-voting), and also any voting non-equity share capital in which any such person or persons hold shares. The offer must be for cash or offer a cash alternative, in each case at not less than the highest price paid (in cash or otherwise) by the offeror, or anyone acting in concert with the offeror, for shares of the same class during the offer period and within the 12 months prior to commencement of the offer.

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    Tyco Bye-Law 104(3) further provides that where any person is interested in
30% or more of the company's outstanding shares, the Tyco Board of Directors may serve a notice requiring that person to make an offer for all of the outstanding securities of Tyco if the Tyco Board of Directors determines that an offer pursuant to Tyco Bye-Law 104(1)(A) is not expedient, or if a person required to make such an offer fails to do so. Such offer must be made within 30 days of the demand on terms that payment in full therefor will be made within 21 days of such offer becoming unconditional in all respects. If the Tyco Board of Directors serves a notice under this provision, the directors may also require that the offeror offer to purchase securities of Tyco convertible into voting or non-voting shares of Tyco on terms considered "fair and reasonable" by directors in their sole discretion. Unless the Tyco Board of Directors otherwise agree, such an offer must be for cash or must offer a cash alternative at not less than the highest price paid by the offeror, or any person acting in concert with the offeror, for shares of such class within the preceding 12 months or, if such price is unavailable or inappropriate, at a price fixed by the Directors. Any such offer must remain open for at least 14 days after the date on which it becomes unconditional as to acceptance.

    Tyco Bye-Law 104(1)(B) provides that when any person has acquired, is in the process of acquiring, or appears to the Tyco Board of Directors likely to acquire an interest in the capital stock of Tyco in circumstances in which such person would be subject to the Rules Governing Substantial Acquisitions of Shares issued by the Takeover Panel of the United Kingdom ("SARs"), the directors may give notice requiring such person to comply with the SARs. If such person fails to comply, the directors may give further notice requiring such person to dispose, or to procure the disposal by any person with whom such person has acted in concert, of any interest in shares acquired within 28 days of the date of such notice. The SARs provide that a person may not, in any period of seven days, acquire shares representing 10% or more of the voting rights in a company if such shares, aggregated with shares already held by the purchaser, would carry 15% or more, but less than 30%, of the voting rights of such company. The SARs do not apply to an acquisition from a single shareholder if such acquisition is the only acquisition within a seven-day period. The SARs also do not apply to a person who acquires 30% or more of the voting rights in a company.

    Under the Tyco Bye-Laws, any person who acquires an interest in three percent or more of the issued share capital of any class of Tyco is required to notify Tyco of that interest and, on any change in that person's interest amounting to one percent or more of the issued capital of any class, of such change. Any such notification must be made within two days (Saturday and Sundays excluded) after the relevant event. In determining the percentage interest of any person for these purposes and for the purposes of Bye-Law 104 provisions, interests of persons acting in concert may be aggregated.

    REQUIRED PURCHASE AND SALE OF SHARES. Pursuant to Bermuda law, where the transfer of shares or any class of shares in a company (the "transferor company") to another company ("the transferee company") has, within four months after the making of the offer, been approved by the holders of not less than 90% in value of the shares or class of shares for which the offer was made, subject to the satisfaction of certain conditions, the transferee company may, within two months after the expiration of the four month period, give notice to any dissenting shareholder that it desires to acquire his or her shares. Such transferee company shall then be entitled and bound to acquire such shares on the terms on which shareholders that approved such scheme or contract transferred their shares, unless the Bermuda Supreme Court orders otherwise upon application by the dissenting shareholder. "Dissenting shareholder" includes a shareholder who has not assented to a scheme or contract and any shareholder who has failed or refused to transfer shares to the transferee company.

    Within one month of the transfer of 90% in value of the transferor company's shares or class of shares to the transferee company, or to its nominee, the transferee company shall notify the holders of the remaining shares of such transfer. Within three months of the giving of notice, any such remaining holder of shares may require the transferee company to acquire such shares on the same terms as provided for in the scheme or contract, or upon such terms as may be agreed, or upon such terms as the Bermuda Supreme Court may determine upon application of the transferee company or the shareholder.

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    Under Bermuda law, a holder or holders of not less than 95% of the shares or any class of shares in a Bermuda company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares, on the terms set out in the notice. Bermuda law provides that when such notice is given, the acquiring holder or holders shall be entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless the remaining shareholders exercise statutory appraisal rights.

    SHORT FORM MERGER. Under Delaware law, where at least 90% of outstanding shares of each class of the stock of a company is owned by another company, the parent company may merge such other company into itself by vote of the parent company's directors only.

    Bermuda law provides for short form mergers between companies and their wholly-owned subsidiaries.

    APPRAISAL RIGHTS. Pursuant to Delaware law, shareholders may demand appraisal of their shares in the case of a merger or a consolidation, except where: (i) they are shareholders of the surviving company and the merger did not require their approval under Delaware law; or (ii) the company's shares are either listed on a national securities exchange or NASDAQ, or held of record by more than 2,000 shareholders, as of the record date for the vote on such merger or consolidation. Appraisal rights are available in either (i) or (ii) above, however, if the shareholders are required by the terms of the merger or consolidation to accept any consideration other than: (a) stock of the company surviving or resulting from the merger or consolidation; (b) shares of stock of another company which at the effective date of the merger or consolidation will be either listed on a national securities exchange or NASDAQ, or held of record by more than 2,000 shareholders; (c) cash in lieu of fractional shares; or (d) any combination of the foregoing.

    Under Bermuda law, a properly dissenting shareholder who did not vote in favor of an amalgamation and who is not satisfied that he or she has been offered fair value for his or her shares may apply to the court to appraise the fair value of his or her shares. Bermuda law additionally provides a right of appraisal in respect of the situation in which a holder of not less than 95% of the shares or any class of shares in the company proposes to acquire the remaining shares.

    SHAREHOLDER RIGHTS PLAN. Under Delaware law, subject to any provisions in the certificate of incorporation, every company may create and issue rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes. The price and terms of such shares shall be stated in the certificate of incorporation. US Surgical has not adopted a shareholder rights or similar plan.

    In November 1996, Tyco adopted a Shareholder Rights Plan which was amended in March and July, 1997. Under the Plan, each Right (as defined therein), other than those Rights owned by an Acquiring Person (as defined therein), will become exercisable a specified period of time after any person becomes the beneficial owner of 15% or more of the Tyco Common Shares, or commences a tender offer or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Tyco Common Shares. Each Right entitles its holder, among other things, to purchase Tyco Common Shares from Tyco at a 50% discount from the market price of Tyco Common Shares on the Distribution Date (as defined therein) in the event that a person becomes an Acquiring Person.

    The Tyco Board of Directors may redeem the Rights prior to their becoming exercisable; PROVIDED, HOWEVER, that the Tyco Board may not redeem the Rights if a majority of the directors on the Tyco Board have been changed as a result of a proxy or consent solicitation or other shareholder initiative by a person who has stated, or Tyco has determined in good faith, that such person intends to take such actions which would result in such person becoming an Acquiring Person, unless such redemption has been authorized by a majority of the Continuing Directors (as defined therein).

                                 OTHER MATTERS

    It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the US Surgical proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                                 LEGAL MATTERS

    The validity of the Tyco Common Shares to be issued to US Surgical stockholders pursuant to the Merger will be passed upon by Appleby, Spurling & Kempe, Hamilton, Bermuda, special counsel to Tyco. Certain other legal matters in connection with the Merger will be passed upon for Tyco by Kramer, Levin, Naftalis & Frankel, New York, New York, and by Appleby, Spurling & Kempe. Joshua
M. Berman, a director and vice president of Tyco, is counsel to Kramer, Levin, Naftalis & Frankel and owns 68,000 Tyco Common Shares. Certain legal matters in connection with the Merger will be passed upon for US Surgical by Skadden, Arps, Slate, Meagher & Flom, L.L.P., New York, New York.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule included in Tyco's Transition Report on Form 10-K for the fiscal year ended September 30, 1997 and included in Tyco's Current Report on Form 8-K dated April 23, 1998 and incorporated by reference in this Proxy Statement/Prospectus have been audited by PricewaterhouseCoopers, independent public accountants, as set forth in their reports included therein. In those reports, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent public accountants, namely PricewaterhouseCoopers LLP and Arthur Andersen LLP. The consolidated financial statements and financial statement schedule referred to above have been incorporated herein in reliance upon said reports given upon the authority of those firms as experts in accounting and auditing.

    The financial statements and the related financial statement schedule incorporated in this Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of US Surgical for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited interim financial information of US Surgical for the periods ended March 31, 1998 and 1997 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the quarterly report on Form 10-Q of US Surgical for the quarter ended March 31, 1998 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.

                          FUTURE STOCKHOLDER PROPOSALS

    Due to the contemplated consumation of the Merger, US Surgical does not currently expect to hold a 1999 Annual Meeting of Stockholders because US Surgical will be a wholly owned subsidiary of Tyco following the Merger. In the event the Merger is not consummated, proposals of US Surgical stockholders to be included in the proxy statement to be mailed to all US Surgical stockholders entitled to vote at the 1999 Annual Meeting of US Surgical stockholders must be received at US Surgical's principal executive offices either (1) within a reasonable time after US Surgical announces publicly the date of the meeting and before US Surgical mails its proxy statement to stockholders in connection with such meeting, or (ii) no later than November 30, 1998, if US Surgical shall have announced publicly its intent not to consummate the Merger prior to such date.

                         WHERE TO FIND MORE INFORMATION

    Tyco and US Surgical file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Tyco and US Surgical at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The filings of Tyco and US Surgical with the Commission are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Commission at "http://www.sec.gov."

    Tyco filed a Registration Statement on Form S-4 to register with the Commission the Tyco Common Shares to be issued to US Surgical stockholders in the Merger. This Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Tyco in addition to being a proxy statement of US Surgical. As allowed by Commission rules, this Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    The Commission allows Tyco and US Surgical to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that they can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the documents set forth below that Tyco and US Surgical have previously filed with the Commission. These documents contain important information about Tyco and US Surgical and their finances.

TYCO COMMISSION FILINGS (FILE NO. 0-16979)                                         PERIOD
--------------------------------------------------------  --------------------------------------------------------
Transition Reports on Form 10-K and 10-K/A                Fiscal year ended September 30, 1997
Quarterly Reports on Form 10-Q                            Quarters ended December 31, 1997 and
                                                          March 31, 1998
Current Reports on Form 8-K                               Filed on March 6, 1998, March 11, 1998, April 23, 1998,
                                                          May 13, 1998 and June 24, 1998

US SURGICAL COMMISSION FILINGS (FILE NO. 1-9776)                                   PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year Ended December 31, 1997
Quarterly Report on Form 10-Q                             Quarter Ended March 31, 1998
Current Reports on Form 8-K                               Filed on February 11, 1998 and March 5, 1998

    Tyco and US Surgical are also incorporating by reference additional documents that they file with the Commission between the date of this Proxy Statement/Prospectus and the date of the Special Meeting.

    Tyco has supplied all information contained or incorporated by reference in this Proxy Statement/ Prospectus relating to Tyco, and US Surgical has supplied all such information relating to US Surgical.

    If you are a stockholder, Tyco and US Surgical may have sent you some of the documents incorporated by reference, but you can obtain any of them through Tyco, US Surgical or the Commission. Documents incorporated by reference are available from Tyco and US Surgical without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference as exhibits in this Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Tyco International Ltd.                        United States Surgical Corporation
The Gibbons Building                           150 Glover Avenue
10 Queen Street, Suite 301                     Norwalk, Connecticut 06856
Hamilton HM11, Bermuda                         USA
(441) 292-8674                                 (203) 845-1404

    If you would like to request documents from Tyco or US Surgical, please do
so by             , 1998 to receive them before the Special Meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NEITHER TYCO NOR US SURGICAL HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY
STATEMENT/PROSPECTUS IS DATED       , 1998. YOU SHOULD NOT ASSUME THAT THE
INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF TYCO COMMON SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                    GLOSSARY

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
Acquisition Proposals........................  Any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving US Surgical or any of its subsidiaries.

Adjusted Option..............................  A Stock Option assumed by Tyco at the Effective Time and deemed to constitute an option to acquire Tyco Common Shares, as provided in the Merger Agreement.

ADT..........................................  ADT Limited (now Tyco International Ltd.)

ADT Automotive...............................  A division of Tyco's Disposable and Specialty Products group which operates vehicle auction centers.

ADT Security.................................  A division of Tyco's Electronic Security Services division.

ADT Merger...................................  The business combination on July 2, 1997 of Former Tyco and ADT.

Allied.......................................  Allied Tube & Conduit Corporation, one of the principal Tyco subsidiaries in Tyco's Flow Control Products group.

Antitrust Division...........................  The Antitrust Division of the U.S. Department of Justice.

Certificate of Merger........................  The Certificate of Merger to be filed with the Secretary of State of the State of Delaware to effectuate the Merger.

Chase........................................  Chase Securities Inc.

Chase Opinion................................  Chase's opinion to the US Surgical Board of Directors dated May
                                               25, 1998 and attached to this Proxy Statement/ Prospectus as Annex
                                               B.

City Code....................................  City Code on Takeovers and Mergers of the United Kingdom.

Closing Price................................  On any day, the last reported sale price of one Tyco Common Stock on the NYSE Composite Transaction Tape.

Code.........................................  The United States Internal Revenue Code of 1986, as amended.

Commission...................................  The Securities and Exchange Commission.

DGCL.........................................  The Delaware General Corporation Law, as amended.

Earth Tech...................................  Earth Technology Corporation, a subsidiary of Tyco.

"dollars" or $...............................  United States dollars.

EBIT.........................................  Earnings Before Income Taxes.

EBITDA.......................................  Earnings Before Income Taxes, Depreciation and Amortization.

EC Commission................................  Commission of the European Communities.

EC Merger Regulation.........................  Council Regulation (EEC) No. 4064/89 of 21 December, 1989 on the
                                               control of concentrations.

Effective Time...............................  The time of the filing of the Certificate of Merger.

EPS..........................................  Earnings Per Share

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
Exchange Act.................................  The United States Securities Exchange Act of 1934, as amended.

Exchange Agent...............................  ChaseMellon Shareholder Services, L.L.C, or such other bank or trust company mutually designated by US Surgical and Tyco as the exchange agent for the Merger.

Exchange Ratio...............................  0.7606 of a Tyco Common Share for each outstanding share of US
                                               Surgical Common Stock.

Fee..........................................  The $125 million termination fee payable by US Surgical if the
                                               Merger Agreement is terminated under certain circumstances.

Fiscal 1997..................................  Tyco's nine-month transition fiscal period ended September 30,
                                               1997.

Fiscal 1998..................................  Tyco's fiscal year ending September 30, 1998.

"5% transferee shareholders".................  This term is defined in United States Treasury Regulation Section
                                               1.367(a)-3(c)(5)(ii) and, as it relates to the Merger, means a US
                                               Surgical stockholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco Common
                                               Shares immediately after the Effective Time (determined after taking into account ownership under the applicable attribution rules of the Code).

Foreign Monopoly Laws........................  Any applicable foreign laws intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade.

Former Tyco..................................  Prior to the ADT Merger, Tyco International Ltd. (now Tyco
                                               International (US) Inc.).

FTC..........................................  The United States Federal Trade Commission.

Grinnell.....................................  Grinnell Corporation, a subsidiary of Tyco.

HSR Act......................................  The United States Hart-Scott-Rodino Antitrust Improvements Act of
                                               1976, as amended.

IBES.........................................  Institutional Brokers Estimate System.

INBRAND......................................  INBRAND Corporation, a subsidiary of Tyco acquired in August 1997.

incorporate by reference.....................  Information in another document filed with the Commission is deemed to be a part of this Proxy Statement/Prospectus.

Kendall......................................  Kendall International, a division of Tyco's Disposable and
                                               Specialty Products group.

Keystone.....................................  Keystone International, Inc., a subsidiary of Tyco acquired in
                                               August, 1997.

LTM..........................................  Latest Twelve Months

Material Adverse Effect......................  Please see Section 1.13 of the Merger Agreement attached as Annex
                                               A for a complete definition of this term.

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
Merger.......................................  The merger of US Surgical with Merger Sub.

Merger Agreement.............................  The Agreement and Plan of Merger, dated as of May 25, 1998, by and among Tyco, Merger Sub and US Surgical and attached to this Proxy
                                               Statement/Prospectus as Annex A.

Merger Consideration.........................  The Tyco Common Shares, dividends and distributions, if any, declared or made after the Effective Time with respect to Tyco
                                               Common Shares and cash in respect of Tyco fractional shares, if any, to be received by holders of US Surgical Common Stock in exchange therefor.

Merger Sub...................................  T11 Acquisition Corp., a wholly owned subsidiary of Tyco.

Mergers......................................  The 1997 mergers of Tyco with Former Tyco, INBRAND and Keystone, respectively, each of which was accounted for as a pooling of interests.

NYSE.........................................  New York Stock Exchange.

Opposing Proposal............................  Any Acquisition Proposal made in opposition to or in competition with the Merger, any corporate transaction of US Surgical with any person other than Tyco or its affiliates, and any liquidation or winding up of US Surgical.

PAS..........................................  Progressive Angioplasty Systems, Inc., acquired by US Surgical in
                                               1997.

PAS Obligations..............................  Certain contingent obligations of US Surgical to issue shares of
                                               US Surgical Common Stock to certain former stockholders of PAS.

pooling of interests.........................  A method of accounting under which the recorded assets and liabilities of the parties to a merger are carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the companies.

Preference Shares............................  Preference shares of Tyco, par value $1 per share.

Record Date..................................  , the record date for US Surgical stockholders entitled to receive notice of and to vote at the Special Meeting.

Registration Statement.......................  Registration Statement on Form S-4, as amended, (file no.
                                               333-      ) filed with the Commission of which this Proxy
                                               Statement/Prospectus is a part.

Retained Employees...........................  Persons who immediately prior to the Effective Time were employees of US Surgical or its subsidiaries.

SARs.........................................  Rules Governing Substantial Acquisitions of Shares of the United
                                               Kingdom.

Securities Act...............................  The United States Securities Act of 1933, as amended.

SFAS 121.....................................  Statements of Financial Accounting Standards No. 121 "Accounting
                                               for the Impairment of Long-Lived Assets to be Disposed Of."

Shareholder Rights Plan......................  Tyco's Shareholder Rights Plan adopted in 1996.

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
Special Meeting..............................  The special meeting of US Surgical stockholders on       to
                                               consider and vote upon the Merger and the Merger Agreement.

Stockholder Agreements.......................  Agreements entered into by the Stockholders with respect to the securities of US Surgical held by them.

Stockholders.................................  Leon C. Hirsch, US Surgical's Chairman of the Board and Chief
                                               Executive Officer, and Turi Josefsen, US Surgical's Executive Vice
                                               President and President, International Operations. Mr. Hirsch and
                                               Ms. Josefsen beneficially own, in the aggregate,    % of the
                                               outstanding shares of US Surgical Common Stock as of the Record
                                               Date.

Stock Option.................................  An option under the US Surgical Stock Option Plans to purchase shares of US Surgical Common Stock outstanding at the Effective
                                               Time.

Subject Securities...........................  Voting securities of US Surgical beneficially owned by a
                                               Stockholder.

Surviving Corporation........................  US Surgical as the continuing corporation following the Merger.

Terminating Breach...........................  A breach of any covenant or agreement on the part of US Surgical or Tyco, respectively, set forth in the Merger Agreement that gives rise to the right of the non-breaching party to terminate the Merger Agreement.

Terminating Change...........................  A US Surgical Terminating Change or a Tyco Terminating Change.

Terminating Misrepresentation................  A representation or warranty of US Surgical or Tyco, respectively, set forth in the Merger Agreement is untrue when made and such failure to be true is reasonably expected to have a Material
                                               Adverse Effect on the misrepresented party.

TIN..........................................  Taxpayer Identification Number.

TPCG.........................................  Tyco Printed Circuit Board Group.

Transfer Taxes...............................  Any state or local transfer taxes imposed on US Surgical stockholders as a result of the Merger.

TSSL.........................................  Tyco Submarine Systems Ltd., a subsidiary of Tyco and a part of
                                               Tyco's Electrical and Electrical Components group.

Tyco.........................................  Tyco International Ltd., a Bermuda company.

Tyco Bye-Laws................................  The Bye-laws of Tyco.

Tyco Common Shares...........................  The common shares of Tyco, par value $0.20 per share.

Tyco Comparables.............................  The 11 diversified companies deemed by Chase to be reasonably similar to Tyco.

Tyco Memorandum..............................  The Tyco Memorandum of Association.

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
Tyco Street Case.............................  A scenario analyzed by Chase and based on discussion with Tyco's management and a set of financial forecasts that comprised an average of publicly available analysts' estimates of Tyco's future performance.

Tyco Street Case with Synergies..............  A scenario analyzed by Chase which added certain synergies to the
                                               Tyco Street Case scenario.

Tyco Terminating Change......................  A representation or warranty of Tyco set forth in the Merger
                                               Agreement becomes untrue prior to the Effective Time and such untruth is reasonably expected to result in a Material Adverse
                                               Effect on Tyco.

Tyco US......................................  Tyco International (US) Inc., Tyco's principal U.S. subsidiary.

Tyco's Form 10-K.............................  Tyco's Transition Report on Form 10-K for the nine month transition period ended September 30, 1997.

UA...........................................  United Association of Plumbers and Pipefitters

U.S..........................................  United States

US Surgical..................................  United States Surgical Corporation.

US Surgical Common Stock.....................  US Surgical common stock, par value $0.10 per share.

US Surgical's Form 10-K......................  US Surgical's Annual Report on Form 10-K for the year ended
                                               December 31, 1997.

US Surgical Management Case..................  A scenario analyzed by Chase and based upon projections provided by US Surgical management.

US Surgical Management Sensitivity Case......  A scenario analyzed by Chase which adjusted downward the US
                                               Surgical Management Case based on a range of several contingencies reviewed by US Surgical management.

US Surgical Selected Comparables.............  Arrow International Inc., Baxter International Inc., Becton,
                                               Dickinson & Co.; C.R. Bard, Inc.

US Surgical Broad Universe Comparables.......  The group of nine medical products companies (including the US
                                               Surgical Selected Comparables) to which Chase compared US
                                               Surgical.

US Surgical Street Case......................  A scenario analyzed by Chase and based on a set of financial forecasts that comprised an average of publicly available
                                               analysts' estimates of US Surgical's future performance.

US Surgical Stock Option Plans...............  US Surgical 1990 Employee Stock Option Plan, the US Surgical 1993
                                               Employee Stock Option Plan, the US Surgical 1996 Employee Stock
                                               Option Plan, the US Surgical 1997 Key Management Equity Investment
                                               Plan, the PAS Stock Option Plans, the US Surgical 1997 Stock
                                               Option Purchase Agreement, the US Surgical Serviced Based Stock
                                               Option Plan, US Surgical's Outside Directors Stock Option Plan or
                                               any other stock option plan or agreement of US Surgical.

TERM                                                                       DEFINITION
---------------------------------------------  ------------------------------------------------------------------
US Surgical Terminating Change...............  A representation or warranty of US Surgical set forth in the
                                               Merger Agreement becomes untrue prior to the Effective Time and such untruth is reasonably expected to result in a Material
                                               Adverse Effect on US Surgical.

U.S. GAAP....................................  Generally accepted accounting principles in the United States.

Wells Fargo Alarm............................  The Wells Fargo Alarm business of Borg-Warner Security Corporation acquired by a subsidiary of Tyco in May, 1998.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            TYCO INTERNATIONAL LTD.,
                             T11 ACQUISITION CORP.
                                      AND
                       UNITED STATES SURGICAL CORPORATION

                            Dated as of May 25, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

             THE MERGER................................................................        A-1
SECTION 1.01. The Merger...............................................................        A-2
SECTION 1.02. Effective Time...........................................................        A-2
SECTION 1.03. Effect of the Merger.....................................................        A-2
SECTION 1.04. Certificate of Incorporation; By-Laws....................................        A-2
SECTION 1.05. Directors and Officers...................................................        A-2
SECTION 1.06. Effect on Capital Stock..................................................        A-2
SECTION 1.07. Exchange of Certificates.................................................        A-4
SECTION 1.08. Stock Transfer Books.....................................................        A-5
SECTION 1.09. No Further Ownership Rights in Company Common Stock......................        A-6
SECTION 1.10. Lost, Stolen or Destroyed Certificates...................................        A-6
SECTION 1.11. Tax and Accounting Consequences..........................................        A-6
SECTION 1.12. Taking of Necessary Action; Further Action...............................        A-6
SECTION 1.13. Material Adverse Effect..................................................        A-6

                                            ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................        A-7
SECTION 2.01. Organization and Qualification; Subsidiaries.............................        A-7
SECTION 2.02. Certificate of Incorporation and By-Laws.................................        A-7
SECTION 2.03. Capitalization...........................................................        A-8
SECTION 2.04. Authority Relative to this Agreement.....................................        A-8
SECTION 2.05. No Conflict; Required Filings and Consents...............................        A-8
SECTION 2.06. Compliance; Permits......................................................        A-9
SECTION 2.07. SEC Filings; Financial Statements........................................       A-10
SECTION 2.08. Absence of Certain Changes or Events.....................................       A-10
SECTION 2.09. No Undisclosed Liabilities...............................................       A-10
SECTION 2.10. Absence of Litigation....................................................       A-11
SECTION 2.11. Employee Benefit Plans; Employment Agreements............................       A-11
SECTION 2.12. Labor Matters............................................................       A-13
SECTION 2.13. Registration Statement; Proxy Statement/Prospectus.......................       A-13
SECTION 2.14. Restrictions on Business Activities......................................       A-14
SECTION 2.15. Title to Property........................................................       A-14
SECTION 2.16. Taxes....................................................................       A-14
SECTION 2.17. Environmental Matters....................................................       A-15
SECTION 2.18. Brokers..................................................................       A-17
SECTION 2.19. Intellectual Property....................................................       A-17
SECTION 2.20. Interested Party Transactions............................................       A-18
SECTION 2.21. Insurance................................................................       A-18
SECTION 2.22. Product Liability and Recalls............................................       A-18
SECTION 2.23. Opinion of Financial Advisor.............................................       A-18
SECTION 2.24. Pooling Matters..........................................................       A-18
SECTION 2.25. Tax Matters..............................................................       A-19
SECTION 2.26 Accuracy of Information...................................................       A-19

                                           ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................       A-20
SECTION 3.01. Organization and Qualification; Subsidiaries.............................       A-20
SECTION 3.02. Articles of Organization and By-Laws.....................................       A-20
SECTION 3.03. Capitalization...........................................................       A-20
SECTION 3.04. Authority Relative to this Agreement.....................................       A-21
SECTION 3.05. No Conflict; Required Filings and Consents...............................       A-21
SECTION 3.06. Compliance; Permits......................................................       A-22
SECTION 3.07. SEC Filings; Financial Statements........................................       A-22
SECTION 3.08. Absence of Certain Changes or Events.....................................       A-23
SECTION 3.09. No Undisclosed Liabilities...............................................       A-23
SECTION 3.10. Absence of Litigation....................................................       A-23
SECTION 3.11. Employee Benefit Plans; Employment Agreements............................       A-23
SECTION 3.12. Labor Matters............................................................       A-25
SECTION 3.13. Registration Statement; Proxy Statement/Prospectus.......................       A-26
SECTION 3.14. Restrictions on Business Activities......................................       A-26
SECTION 3.15. Title to Property........................................................       A-26
SECTION 3.16. Taxes....................................................................       A-26
SECTION 3.17. Environmental Matters....................................................       A-27
SECTION 3.18. Brokers..................................................................       A-28
SECTION 3.19. Intellectual Property....................................................       A-28
SECTION 3.20. Interested Party Transactions............................................       A-28
SECTION 3.21. Insurance................................................................       A-29
SECTION 3.22. Product Liability and Recalls............................................       A-29
SECTION 3.23. Ownership of Merger Sub; No Prior Activities.............................       A-29
SECTION 3.24. Pooling Matters..........................................................       A-29
SECTION 3.25. Tax Matters..............................................................       A-29
SECTION 3.26. DGCL Section 203.........................................................       A-29
SECTION 3.27. Accuracy of Information..................................................       A-29

                                            ARTICLE IV

             CONDUCT OF BUSINESS PENDING THE MERGER....................................       A-30
SECTION 4.01. Conduct of Business by the Company Pending the Merger....................       A-30
SECTION 4.02. No Solicitation..........................................................       A-31
SECTION 4.03. Conduct of Business by Parent Pending the Merger.........................       A-32

                                            ARTICLE V

             ADDITIONAL AGREEMENTS.....................................................       A-33
SECTION 5.01. Proxy Statement/Prospectus; Registration Statement.......................       A-33
SECTION 5.02. Company Shareholders Meeting.............................................       A-33
SECTION 5.03. Access to Information; Confidentiality...................................       A-33
SECTION 5.04. Consents; Approvals......................................................       A-33
SECTION 5.05. Agreements with Respect to Affiliates....................................       A-34
SECTION 5.06. Indemnification and Insurance............................................       A-34
SECTION 5.07. Notification of Certain Matters..........................................       A-35
SECTION 5.08. Further Action/Tax Treatment.............................................       A-35
SECTION 5.09. Public Announcements.....................................................       A-36
SECTION 5.10. Listing of Parent Shares.................................................       A-36
SECTION 5.11. Conveyance Taxes.........................................................       A-36
SECTION 5.12. Option Plans and Benefits, etc...........................................       A-36
SECTION 5.13. Accountant's Letters.....................................................       A-36

SECTION 5.14. Pooling Accounting Treatment.............................................       A-37
SECTION 5.15. Connecticut Transfer Act.................................................       A-37
SECTION 5.16. Director Appointment.....................................................       A-37

                                            ARTICLE VI

             CONDITIONS TO THE MERGER..................................................       A-38
SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger..............       A-38
SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub............       A-39
SECTION 6.03. Additional Conditions to Obligation of the Company.......................       A-39

                                           ARTICLE VII

             TERMINATION...............................................................       A-40
SECTION 7.01. Termination..............................................................       A-40
SECTION 7.02. Effect of Termination....................................................       A-41
SECTION 7.03. Fees and Expenses........................................................       A-42

                                           ARTICLE VII

             GENERAL PROVISIONS........................................................       A-43
SECTION 8.01. Effectiveness of Representations, Warranties and Agreements                     A-43
SECTION 8.02. Notices..................................................................       A-43
SECTION 8.03. Certain Definitions......................................................       A-44
SECTION 8.04. Amendment................................................................       A-45
SECTION 8.05. Waiver...................................................................       A-45
SECTION 8.06. Headings.................................................................       A-45
SECTION 8.07. Severability.............................................................       A-45
SECTION 8.08. Entire Agreement.........................................................       A-45
SECTION 8.09. Assignment; Merger Sub...................................................       A-45
SECTION 8.10. Parties in Interest......................................................       A-45
SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative....................       A-45
SECTION 8.12. Governing Law; Jurisdiction..............................................       A-45
SECTION 8.13. Counterparts.............................................................       A-46
SECTION 8.14. WAIVER OF JURY TRIAL.....................................................       A-46

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of May 25, 1998 (this "Agreement"), among TYCO INTERNATIONAL LTD., a Bermuda company ("Parent"), T11 ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and UNITED STATES SURGICAL CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

    WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes; and

    WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, par value $.10 per share (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.01. THE MERGER. (a) EFFECTIVE TIME. At the Effective Time (as defined in Section 1.02 hereof), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

    (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated as of the day of the Closing by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that Article FOURTH shall be amended and restated in its entirety to provide that the capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, par value $.01 per share.

    (b) BY-LAWS. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

    (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to

Section 1.06(f), into the right to receive 0.7606 (the "Exchange Ratio") validly issued, fully paid and nonassessable Parent Common Shares, par value $.20 ("Parent Common Shares").

    (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (c) ASSUMPTION OF OUTSTANDING STOCK OPTIONS, ETC.. (1) Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Stock Option") granted under (I) (i) the Company's 1990 Employee Stock Option Plan, (ii) the Company's 1993 Employee Stock Option Plan, (iii) the Company's 1996 Employee Stock Option Plan, (iv) the Company's 1997 Key Management Equity Investment Plan, (v) the PAS Stock Option Plans, (vi) the Company's 1997 Stock Option Purchase Agreement, (vii) the Company's Serviced Based Stock Option Plan, and (viii) the Company's Outside Directors Stock Option Plan, or (II) any other stock plan or agreement of the Company (collectively, the "Company Stock Option Plans"), which by its terms is not extinguished in the Merger, shall be assumed by Parent and shall constitute an option (an "Adjusted Option") to acquire, on the same terms and conditions mutatis mutandis as were applicable under such Stock Option prior to the Effective Time (but taking account of the Merger), the number of Parent Common Shares (rounded to the nearest whole Parent Common Share) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time, at a price per share (rounded to the nearest whole cent) equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Common Shares deemed purchasable pursuant to such Adjusted Option. The other terms of each such Stock Option, and the plans under which they were issued, shall continue to apply in accordance with their terms, including, to the extent provided therein, the acceleration of vesting of such Stock Options in connection with the transactions contemplated hereby.

    As soon as practicable after the Effective Time, Parent shall cause to be delivered to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and that such Stock Option shall continue in effect on the same terms and conditions.

    Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Stock Options in accordance with this Section 1.06(c)(1). As soon as practicable following the Effective Time, Parent shall cause the Parent Common Shares subject to the Adjusted Options to be registered under the Securities Act of 1933, as amended, and the SEC's rules thereunder (the "Securities Act") pursuant to a registration statement on Form S-8 (or any successor or other appropriate form), and shall use at least such efforts as are applied to Parent's other stock options generally to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Adjusted Options remain outstanding (subject to interruptions of such effectiveness or current status as may be reasonably required from time to time, and are applicable to registration statements of Parent with respect to its option plans generally, because of developments affecting Parent or otherwise).

    (2) The contingent obligations of the Company (the "PAS Obligations") to issue shares of Company Common Stock to certain former stockholders of Progressive Angioplasty Systems, Inc. ("PAS"), pursuant to Section 2.07 and
Section 2.08 of the Agreement and Plan of Merger dated February 4, 1997, by and among the Company, a wholly owned subsidiary of the Company and PAS (as amended by the First Amendment dated as of August 6, 1997, the "PAS Agreement") shall be assumed by Parent from and after the Effective Time and shall constitute an obligation to issue, on the same terms and conditions mutatis mutandis as were applicable under the PAS Agreement prior to the Effective Time, Parent Common

Shares (rounded to the nearest whole Parent Common Share), and Parent Common Shares shall be substituted for Company Common Stock in the definition of the term "Closing Price" for purposes of determining the number of Parent Common Shares, if any, that may be issued in accordance with the PAS Agreement as aforesaid.

    As soon as reasonably practicable following the Effective Time, Parent shall cause the Parent Common Shares that may be issued pursuant to the PAS Obligations to be registered under the Securities Act pursuant to a resale shelf registration statement on Form S-3 (or any successor or other appropriate form) and shall use its commercially reasonable efforts, subject to the receipt of information from and as to the relevant former PAS stockholders, to cause such registration statement to become effective as promptly after filing as practicable. The provisions of Sections 6.01 and 6.02 of the PAS Agreement shall apply to such registration statement mutatis mutandis.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares), reorganization, recapitalization, split up, combination or exchange of shares or other like event with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Closing Price of the Parent Common Shares on the date of the Effective Time. "Closing Price" shall mean, on any day, the last reported sale price of one Parent Common Share on the NYSE Composite Transaction Tape.

    SECTION 1.07. EXCHANGE OF CERTIFICATES. (a) Exchange Agent. At the Effective Time Parent shall cause to be supplied, to or for such bank or trust company as shall be mutually designated by the Company and Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares and the cash to be paid in lieu of fractional shares.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in respect of fractional shares as provided in Section 1.06(f) (the Parent Common Shares and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Shares, dividends, distributions, and cash in respect of fractional shares, may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full Parent Common Shares, and cash in respect of fractional shares, into which such shares of the Company Common Stock shall have been so converted.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 1.07(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares.

    (d) TRANSFERS OF OWNERSHIP. If any certificate for Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

    (g) UNDISTRIBUTED CERTIFICATES. Any portion of the certificates evidencing the Parent Common Shares and the cash to be paid in lieu of fractional shares supplied to the Exchange Agent which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.07 shall thereafter look only to Parent for payment of their claim for Merger Consideration, any dividends or distributions with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

    SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares as may be required pursuant to Section 1.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 1.11. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) subject to applicable accounting standards, qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

    SECTION 1.13. MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur with respect to the Company: the effects of changes that are applicable to (A) the healthcare or medical device industries generally, (B) the United States economy generally or (C) the United States securities markets generally.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's 1997 Annual Report on Form 10-K. The Company will furnish to Parent a list of all subsidiaries of the Company together with the jurisdiction of incorporation of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary on a supplement to the Company Disclosure Schedule (as defined below) to be delivered to Parent not later than 14 days from the date of this Agreement (the "Supplemental Company Disclosure Schedule"). Except as set forth in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule") or the Company SEC Reports (as defined in Section 2.07 below), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $5,000,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

    SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws as amended to date, and has made available to Parent the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its material subsidiaries (the "Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or such By-Laws or equivalent organizational documents, except for immaterial violations of the documents which may exist.

    SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $5.00 per share (the "Company Preferred Stock"). As of April 30, 1998, (i) 76,698,965 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and an additional 7,003,014 shares were held in treasury, (ii) no shares of Company Preferred Stock were outstanding or held in treasury, (iii) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (iv) 24,348,700 shares of Company Common Stock were reserved for existing grants and 3,799,689 shares were reserved for future grants pursuant to the Company Stock Option Plans, and (v) not in excess of 294,928 shares of Company Common Stock were reserved and are available for future issuance pursuant to the USCC Employees 1979 Stock Purchase Plan and the Company's 1994 Employee Stock Purchase Plan (together, the "Stock Purchase Plans"). The Company may be obligated to issue additional shares of Company Common Stock pursuant to the PAS Obligations. Except as set forth in

Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred between April 30, 1998 and the date hereof, except for changes resulting from the exercise of Stock Options and shares purchased under the Stock Purchase Plans. Except as set forth in Section 2.01, this
Section 2.03 or Section 2.11 or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule or the Company SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Sections 2.01 and 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (including pursuant to Section 203 of the DGCL), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). As of the date hereof, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company.

    SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $10,000,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contact, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $5,000,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which, as of the date hereof, are required to be filed as "material contracts" with the Securities and Exchange Commission

("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (the "Exchange Act") but have not been so filed with the SEC as of the date hereof.

    (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings and consents under any applicable foreign laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Foreign Monopoly Laws"), filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

    SECTION 2.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits") except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Reports or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1994 and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "March 31, 1998 10-Q"), and, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 1994, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above filed by the Company with the SEC since December 31, 1994, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). Except as disclosed in Section 2.07 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 2.08 of the Company Disclosure Schedule or the Company SEC Reports, between December 31, 1997 and the date hereof, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; or (v) any sale of a material amount of assets of the Company, except in the ordinary course of business.

    SECTION 2.09. NO UNDISCLOSED LIABILITIES. Except as set forth in Section
2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of March 31, 1998 included in the Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 1998 (the "1998 Balance Sheet"),
(b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1998 Balance Sheet, (c) incurred since March 31, 1998 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in Section 2.10 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect.

    SECTION 2.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any other entity (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (a "Company ERISA Affiliate"), or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") (together for the purposes of this Section 2.11, the "Employee Plans"). The Company has made available to Parent, prior to the date of this Agreement, or the Company will make available not later than 14 days after the date of this Agreement, copies of (i) each such written Employee Plan (or a written description of any Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Employee Plan required to make such filing and (v) the most recent favorable determination letters issued for each Employee Plan and related trust which is subject to Parts 1, 2 and 4 of the Subtitle B of Title I of ERISA (and, if an application for such determination is pending, a copy of the application for such determination). For purposes of this
Section 2.11, the term "material," when used with respect to (i) any Employee Plan, shall mean that the Company or a Company ERISA Affiliate has incurred or may incur obligations in an amount exceeding $500,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that the Company or a Company ERISA Affiliate has incurred or may incur obligations in an amount exceeding $500,000, with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

    (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule or the Company SEC Reports, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or
Section 4975 of the Code; (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company or any Company ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and may by their terms be amended and/or terminated at any time subject to applicable law and the terms of each Employee Plan, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (v) each Employee Plan which is subject to Parts 1, 2 and 4 of Subtitle B of ERISA is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (vi) all contributions required to be made with respect to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates (including any extensions thereof); (vii) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) or any event described in
Section 4062, 4063 or 4041 of ERISA has occurred for which there is any material outstanding liability to the Company or any Company ERISA Affiliate nor would the consummation of the transaction contemplated hereby (including the execution of this agreement) constitute a reportable event for which the 30- day requirement has not been waived; and (viii) neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur any material liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course).

    (c) Section 2.11(c) of the Supplemental Company Disclosure Schedule will set forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule sets forth (x) the total number of any such ISOs and any such nonqualified options and other such rights by exercise price and (y) the amount by which the value of the Merger Consideration (using $42.50 as the value of the Merger Consideration) exceeds the option or exercise price of all such ISOs, non-qualified options and rights (including pursuant to the Company Stock Option Plan) in the aggregate (such excess being the "Aggregate Option Exercise Spread").

    (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $250,000; (iii) all agreements with respect to the services of independent contractors or leased employees whether or not they participate in any of the Employee Plans; (iv) all officers of the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (v) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $150,000, excluding programs and policies required to be maintained by law; and (vi) all plans, programs, agreements and other arrangements of Company which contain change in control provisions.

    (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, no employee of the Company or any of its subsidiaries has participated in any employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by or on behalf of the Company. The PBGC has not instituted proceedings to terminate any Employee Plan that is subject to Title IV of ERISA (each, a "Defined Benefit Plan"). The Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto. The present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Defined Benefit Plans, determined on a termination basis using actuarial assumptions that would be used by the PBGC does not exceed by more than $1,000,000 the value of the Defined Benefit Plans' assets. All applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid. No facts or circumstances exist with respect to any Defined Benefit Plan which would give rise to a lien on the assets of the Company under Section 4068 of ERISA or otherwise. All the assets of the Defined Benefit Plans are readily marketable securities or insurance contracts.

    (f) Except as provided in Schedule 2.11(f) of the Company Disclosure Schedule or as contemplated by this Agreement, (i) the Company has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Employee Plan that invests in Company stock; (ii) since December 31, 1997, the Company has not proposed nor agreed to any increase in benefits under any Employee Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee; (iv) no person will be entitled to any severance benefits under the terms of any Employee Plan solely by reason of the consummation of this transaction contemplated by this Agreement.

    (g) Each Employee Plan covering non-U.S. employees (an "International Plan") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The fair market value of the assets of each funded International Plan, if any, (or the liability of each funded International Plan funded through insurance) is sufficient to procure or provide for the benefits accrued thereunder through the Effective Time according to the actuarial assumptions and valuations most recently used to determine employer contributions to the International Plan.

    (h) The Company has fiduciary liability insurance of at least $1,500,000 in effect covering the fiduciaries of the Employee Plans (including the Company) with respect to whom the Company may have liability.

    SECTION 2.12. LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule or the Company SEC Reports, (i) there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.13. REGISTRATION STATEMENT; PROXY STATEMENT/ PROSPECTUS. Subject to the accuracy of the representations of Parent in Section 3.13, the information supplied by the Company in writing specifically for inclusion in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the Merger (the "Company Shareholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will not, on the date the Proxy Statement/ Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders Meeting contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement/Prospectus.

    SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Reports, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.15. TITLE TO PROPERTY. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good title to all of their real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1998 Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.16. TAXES. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

    (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 1997 Balance Sheet have been established or which are being contested in good faith. There are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 1997 Balance Sheet have been established or which are being contested in good faith or are immaterial in amount). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable.

    (b) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

    (c) Except as set forth in Section 2.16 of the Company Disclosure Schedule:
(i) Neither the Company nor any of its subsidiaries has ever been a member of an affiliated group within the meaning of Section 1504 of the Code or filed or been included in a combined, consolidated or unitary Tax Return, other than of the Company and its subsidiaries; (ii) other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes; (iii) neither the Company nor any of its subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (iv) neither the Company nor any of its subsidiaries has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (v) neither the Company nor any of its subsidiaries has agreed or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (vi) neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (vii) the prices for any property or services (or for the use of property) provided by the Company or any of its subsidiaries to any other subsidiary or to the Company have been arm's length prices, determined using a method permitted by the Treasury Regulations under
Section 482 of the Code; (viii) neither the Company nor any of its subsidiaries is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes;
(ix) neither the Company nor any of its subsidiaries is a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and (x) none of the assets owned by the Company or any of its subsidiaries is property that is required to be treated as owned by any other person pursuant to Section 168(g)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

    SECTION 2.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in material compliance with the Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company and its subsidiaries of all material permits and governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined), including claims based on "arranger liability," pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

    (c) There are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern (as hereinafter defined), that would form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern has been listed on the National Priority List, CERCLIS, state Superfund site list or state analog to CERCLIS, and the Company and its subsidiaries have not been notified that either of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls (PCB's) or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

    (e) For purposes of this Agreement:

        (i) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

        (ii) "Environmental Laws" means all Federal, state, local and foreign laws, regulations, codes, ordinances, any guidance or directive relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub- surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to CERCLA, RCRA, TSCA, OSHA, the Clean Air Act, the Clean Water Act, each as amended or supplemented, and any applicable transfer statutes or laws.

        (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, poly chlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

    SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Chase Securities Inc. ("Chase"), the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    SECTION 2.19. INTELLECTUAL PROPERTY. (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks and copyrights, and registrations and applications therefor, trade names, know-how, trade secrets, computer software programs or applications and proprietary information. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

    (b) The Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property Assets that are used in the business of the Company and its subsidiaries as currently conducted, without conflict with the rights of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) Except as disclosed in Section 2.19(c) of the Supplemental Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims with respect to the Company Intellectual Property Assets, or the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are threatened by any person.

    (d) Except as disclosed in Section 2.19(d) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries knows of any valid grounds for any bona fide claim to the effect that the manufacture, sale, licensing or use of any product now used, sold or licensed or proposed for use, sale, license by the Company or any of its subsidiaries infringes on any Third Party Intellectual Property Assets.

    (e) Section 2.19(e) of the Supplemental Company Disclosure Schedule will set forth a list of (i) all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications and all trade names owned by the Company and/or each of its subsidiaries worldwide; (iii) all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; and (iv) all licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in the Company Disclosure Schedule; or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are publicly available. To its knowledge, the Company has heretofore made available to Parent a list of all such patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations, copyright applications and licenses. The Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (f) Except as set forth in Section 2.19(f) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material

Adverse Effect: (i) each patent, patent application, trademark or service mark registration, and trademark or service mark application and copyright registration or copyright application of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each license of Company Intellectual Property Assets is valid, subsisting and enforceable.

    (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge: there is no material unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

    (h) Except as set forth on Schedule 2.19(h) on the Company Disclosure Schedule, the disclosure under the heading "IMPACT OF THE YEAR 2000 ISSUE" contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is accurate and correct in all material respects.

    SECTION 2.20. INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
2.20 of the Company Disclosure Schedule or the Company SEC Reports or for events as to which the amounts involved do not, in the aggregate, exceed $300,000, since the date of the Company's proxy statement dated March 30, 1998 (the "1998 Company Proxy Statement"), no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 2.21. INSURANCE. Except as disclosed in Section 2.21 of the Company Disclosure Schedule or the Company SEC Reports, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses conducted by the Company, except as would not reasonably be expected to have a Material Adverse Effect.

    SECTION 2.22. PRODUCT LIABILITY AND RECALLS. (a) Except as disclosed in
Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Reports, the Company is not aware of any claim, pending or threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Reports, there is no pending or, to the knowledge of the Company, overtly threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.23. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Chase, to the effect that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Shares.

    SECTION 2.24. POOLING MATTERS. To the Company's knowledge and based upon consultation with its independent accountants, the Company has provided to Parent and its independent accountants all information concerning actions taken or agreed to be taken by the Company or any of its affiliates on or before the date of this Agreement that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests, and the Company has no knowledge that such business combination cannot be accounted for in that manner. For purposes of this Section 2.24, "to the Company's knowledge" means to the actual knowledge of the
Company's Chairman and Chief Executive Officer, President and Chief Operating Officer or Chief Financial Officer.

    SECTION 2.25. TAX MATTERS. The representations, statements and covenants set forth in paragraph 2 through 18 of Exhibit A hereto are true and correct in all material respects.

    SECTION 2.26 ACCURACY OF INFORMATION. The Company acknowledges that none of Parent, its subsidiaries or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its agents or representatives including, without limitation, any estimations, projections or other statement regarding future performance, except to the extent set forth in this Agreement (including the Parent Disclosure Schedule).

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized and existing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.01 of the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"). Except as set forth in Section 3.01 of the Parent Disclosure Schedule or the Parent SEC Reports (as defined in Section 3.07 below), Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which Parent has invested or is required to invest $3,000,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding capital stock of such company.

    SECTION 3.02. ARTICLES OF ORGANIZATION AND BY-LAWS. Parent has heretofore made available to the Company a complete and correct copy of its Memorandum of Association and Bye-Laws, as amended to date. Such Memorandum of Association and Bye-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Memorandum of Association (or Certificate of Incorporation) or by-laws.

    SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 1,503,750,000 Parent Common Shares and 125,000,000 Preference Shares, $1.00 par value per share ("Parent Preferred Shares"). (i) As of April 23, 1998, (I) 583,096,885 Parent Common Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (II) no Parent Preferred Shares were outstanding and (III) no more than 5,000,000 Parent Common Shares and no Parent Preferred Shares were held by subsidiaries of Parent; (ii) as of March 31, 1998, warrants to purchase 185,933 Parent Common Shares were outstanding; and (iii) as of September 30, 1997, approximately 44 million Parent Common Shares were reserved for issuance upon exercise of stock options issued under the Tyco International Ltd. Long Term Incentive Plan. No material change in such capitalization has occurred between such dates and the date hereof other than as a result of the exercise of options or warrants outstanding as of such dates. Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no options, warrants or other rights, agreements arrangements or commitments of any character binding on Parent or any of its subsidiaries relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Common Shares or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 3.01 or 3.03 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

    (b) The Parent Common Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and shall be listed, upon official notice of issuance, for trading on the NYSE.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's shareholders for Parent to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 3.05(a) of the Parent Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which Parent or any of its subsidiaries is a party or by which any of them is bound, each in an amount exceeding $25,000,000, but excluding any such agreement between Parent and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of Parent; (ii) all contracts, agreements, commitments or other understandings or arrangements to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by Parent or any of its subsidiaries of less than $20,000,000 in any single instance; and (iii) all agreements which, as of the date hereof, are required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts" but have not been so filed with the SEC as of the date hereof.

    (b) Except as set forth in Section 3.05(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Memorandum of Association (or Certificate of Incorporation) or by-laws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, Foreign Monopoly Laws, and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective material obligations under this Agreement, and would not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by Parent.

    SECTION 3.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 3.06(a) of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 3.06(b) of the Parent Disclosure Schedule or the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits" except where the failure to hold such Parent Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect). Parent and its subsidiaries are in compliance with the terms of Parent Permits, except as described in the Parent SEC Reports or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1994, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996 and its Transition Report on Form 10-K for the nine month period ended September 30, 1997, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ending December 31, 1997, and March 31, 1998, (iii) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since December 31, 1996, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since December 31, 1994, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Reports) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.08 of the Parent Disclosure Schedule or the Parent SEC Reports, between December 31, 1997 and the date hereof, Parent has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or changed circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Memorandum of Association or Bye-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(iv) any material change by Parent in its accounting methods; or (v) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 3.09. NO UNDISCLOSED LIABILITIES. Except as is disclosed in Section
3.09 of the Parent Disclosure Schedule and the Parent SEC Reports, neither the Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Parent's unaudited balance sheet (including any related notes thereto) as of March 31, 1998 included in Parent's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (the "1998 Balance Sheet"),
(b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1998 Balance Sheet, (c) incurred since March 31, 1998 in the ordinary course of business, (d) incurred in connection with this Agreement, or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.10. ABSENCE OF LITIGATION. Except as set forth in Section 3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect.

    SECTION 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 3.11(a) of the Parent Disclosure Schedule lists all employee pension benefit plans (as defined in Section 3(2) of ERISA), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of Parent or any entity (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA ("Parent ERISA Affiliate"), or any subsidiary of Parent, as well as each plan with respect to which Parent or a Parent ERISA Affiliate could incur liability under Title IV of ERISA or Section 412 of the Code (together for the purposes of this Section 3.11, the "Employee Plans"). Prior to the date of this Agreement, Parent has made available to the Company copies of (i) each such written Employee Plan (or a written description of any Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Employee Plan required to make such filing and (v) the most recent favorable determination letters issued for each Employee Plan and related trust which is subject to Parts 1, 2 and 4 of the Subtitle B of Title I of ERISA (and, if an application for such determination is pending, a copy of the application for such determination). For purposes of this Section 3.11, the term "material," when used with respect to (i) any Employee Plan, shall mean that Parent or a Parent ERISA Affiliate has incurred or may incur obligations in an amount exceeding $5,000,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that Parent or a Parent ERISA Affiliate has incurred or may incur obligations in an amount exceeding $3,000,000, with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

    (b) Except as set forth in Section 3.11(b) of the Parent Disclosure Schedule or the Parent SEC Reports, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject Parent or any Parent ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to Parent or any Parent ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and may by their terms be amended and/or terminated at any time subject to applicable law and the terms of each Employee Plan, and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (v) each Employee Plan which is subject to Parts 1, 2 and 4 of Subtitle B of ERISA is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (vi) all contributions required to be made with respect to any Employee Plan pursuant to
Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates (including any extensions thereof); (vii) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to
Section 4043 of ERISA) or any event described in Section 4062, 4063 or 4041 of ERISA has occurred for which there is any material outstanding liability to Parent or any Parent ERISA Affiliate nor would the consummation of the transaction contemplated hereby (including the execution of this agreement) constitute a reportable event for which the 30-day requirement has not been waived; and (viii) neither Parent nor any Parent ERISA Affiliate has incurred or reasonably expects to incur any material liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

    (c) Section 3.11(c) of the Parent Disclosure Schedule sets forth a true and complete list of the aggregate number of (i) options to purchase Parent Common Shares as of the date hereof, together with the number of shares of Parent Common Shares subject to such options, the option prices of such options (to the extent determined as of the date hereof), whether such options are intended to qualify as ISOs, and the expiration date of such options; (ii) any shares of Parent Common Shares that are restricted; and (iii) any other rights, directly or indirectly, to receive Parent Common Shares, together with the number of Parent Common Shares subject to such rights, held by each current or former employee, officer or director of Parent or any of its subsidiaries.

    (d) Section 3.11(d) of the Parent Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of Parent or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating Parent or any of its subsidiaries to make annual cash payments in an amount exceeding $1,500,000; (iii) all agreements with respect to the services of independent contractors or leased employees whether or not they participate in any of the Employee Plans obligating Parent or any of its subsidiaries to make annual cash payments in an amount exceeding $1,500,000; (iv) all officers of Parent or any of its subsidiaries who have executed a non-competition agreement with Parent or any of its subsidiaries; (v) all severance agreements, programs and policies of Parent or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $1,500,000, excluding programs and policies required to be maintained by law; and (vi) all plans, programs, agreements and other arrangements of Company which contain change in control provisions.

    (e) Except as set forth in Section 3.11(e) of the Parent Disclosure Schedule, no employee of Parent or any of its subsidiaries has participated in any employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by or on behalf of Parent. The PBGC has not instituted proceedings to terminate any Employee Plan that is subject to Title IV of ERISA (each, a "Defined Benefit Plan"). The Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto. The present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Defined Benefit Plans, determined on a termination basis using actuarial assumptions that would be used by the PBGC does not exceed by more than $10,000,000 the value of the Defined Benefit Plans' assets. All applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid. No facts or circumstances exist with respect to any Defined Benefit Plan which would give rise to a lien on the assets of Parent under Section 4068 of ERISA or otherwise. All the assets of the Defined Benefit Plans are readily marketable securities or insurance contracts.

    (f) Except as provided in Schedule 3.11(f) of the Parent Disclosure Schedule, Parent has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Employee Plan that invests in Parent stock.

    (g) Each Employee Plan covering non-U.S. employees (an "International Plan") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The benefit liabilities of the International Plans are adequately provided for on the consolidated financial statements of Parent.

    (h) Parent has fiduciary liability insurance of at least $15,000,000 in effect covering the fiduciaries of the Employee Plans (including Parent) with respect to whom Parent may have liability.

    SECTION 3.12. LABOR MATTERS. Except as set forth in Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Reports, (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "Registration Statement") pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent in writing specifically for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to shareholders or at the time of the Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

    SECTION 3.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by Parent or any of its subsidiaries as currently conducted by Parent or such Subsidiary, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.15. TITLE TO PROPERTY. Parent and each of its subsidiaries have good title to all of their real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1998 Balance Sheet; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from other material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.16. TAXES. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

    (a) Parent and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the September 1997 Balance Sheet have been established or which are being contested in good faith. There are no material claims or assessments pending against Parent or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and Parent has not been notified in writing of any proposed Tax claims or assessments against Parent or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the September 1997 Balance Sheet have been established or which are being contested in good faith or are immaterial in amount). Neither Parent nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Parent or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. To the best knowledge of Parent, there are no liens for material amounts of Taxes on the assets of Parent or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable.

    (b) Except as set forth in Section 3.16 of the Parent Disclosure Schedule:
(i) Neither Parent nor any
of its subsidiaries has ever been a member of an affiliated group within the meaning of Section 1504 of the Code or filed or been included in a combined, consolidated or unitary Tax Return, other than of Parent and its subsidiaries;
(ii) other than with respect to Parent and its subsidiaries, neither Parent nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by Parent or any of its subsidiaries with respect to Taxes; (iii) neither Parent nor any of its subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (iv) neither Parent nor any of its subsidiaries has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law);
(v) neither Parent nor any of its subsidiaries has agreed or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (vi) the prices for any property or services (or for the use of property) provided by Parent or any of its subsidiaries to any other subsidiary or to Parent have been arm's length prices, determined using a method permitted by the Treasury Regulations under Section 482 of the Code; (vii) neither Parent nor any of its subsidiaries is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes; (viii) neither Parent nor any of its subsidiaries is a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and (ix) none of the assets owned by Parent or any of its subsidiaries is property that is required to be treated as owned by any other person pursuant to
Section 168(g)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

    SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 3.17(a) to the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of Parent and its subsidiaries are in material compliance with the Environmental Laws, which compliance includes the possession by Parent and its subsidiaries of all material permits and governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 3.17(b) of the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law.

    (c) There are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries have retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as set forth in Section 3.17(d) of the Parent Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no off-site locations where Parent or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern has been listed on the National Priority List, CERCLIS, state Superfund site list or state analog to CERCLIS, and Parent and its subsidiaries have not been notified that either of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by Parent or any of its subsidiaries;
(iii) there is no asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by Parent or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls (PCB's) or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by Parent or any of its subsidiaries.

    SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the fees and expenses of whom will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    SECTION 3.19. INTELLECTUAL PROPERTY. (a) Parent and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Parent Intellectual Property Assets that are used in the business of Parent and its subsidiaries as currently conducted without conflict with the rights of others except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As used herein, "Parent Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Parent or any of its subsidiaries.

    (b) Except as disclosed in Section 3.19(b) of the Parent Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims with respect to the Parent Intellectual Property Assets, or Third Party Intellectual Property Assets to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through Parent or any of its subsidiaries, are currently pending or, to the knowledge of Parent, are threatened by any person.

    (c) Except as set forth in Section 3.19(c) of the Parent Disclosure Schedule or the Parent SEC Reports or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect each patent, patent application, trademark or service mark registration, and trademark or service mark application and copyright registration or copyright application of Parent and/or each of its subsidiaries is valid and subsisting.

    (d) Except as set forth in Section 3.19(d) of the Parent Disclosure Schedule, to Parent's knowledge: there is no material unauthorized use, infringement or misappropriation of any of Parent's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of Parent or any of its subsidiaries.

    SECTION 3.20. INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
3.20 of the Parent Disclosure Schedule or the Parent SEC Reports, since the date of Parent's proxy statement dated

February 20, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 3.21. INSURANCE. Except as disclosed in Section 3.21 of the Parent Disclosure Schedule or the Parent SEC Reports, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses conducted by Parent, except as would not reasonably be expected to have a Material Adverse Effect.

    SECTION 3.22. PRODUCT LIABILITY AND RECALLS. (a) Except as disclosed in
Section 3.22(a) of the Parent Disclosure Schedule or the Parent SEC Reports, Parent is not aware of any claim, pending or threatened, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 3.22(b) of the Parent Disclosure Schedule or the Parent SEC Reports, there is no pending or, to the knowledge of Parent, overtly threatened, recall or investigation of any product sold by Parent, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.23. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.24. POOLING MATTERS. To Parent's knowledge and based upon consultation with its independent accountants, Parent has provided to the Company and its independent accountants all information concerning actions taken or agreed to be taken by Parent or any of its affiliates on or before the date of this Agreement that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests, and Parent has no knowledge that such business combination cannot be accounted for in that manner. For purposes of this Section 3.26, "to Parent's knowledge" means to the actual knowledge of Parent's Chief Executive Officer or Chief Financial Officer.

    SECTION 3.25. TAX MATTERS. The representations, statements, and covenants set forth in paragraph 2 through 25 of Exhibit B hereto are true and correct in all material respects.

    SECTION 3.26. DGCL SECTION 203. Other than by reason of this Agreement or the transactions contemplated hereby, Parent is not an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

    SECTION 3.27 ACCURACY OF INFORMATION. Each of Parent and Merger Sub acknowledges that none of the Company, its subsidiaries or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub or their agents or representatives including, without limitation, including any estimations, projections or other statement regarding future performance, except to the extent set forth in this Agreement (including the Company Disclosure Schedule and the Supplemental Company Disclosure Schedule).

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

        (a) amend or otherwise change the Company's Certificate of Incorporation or By-Laws;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options under the Company Stock Option Plans, which options are outstanding on the date hereof);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $2,000,000 in the aggregate);

        (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, and except that the Company may declare and pay quarterly cash dividends of $0.04 per share consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

        (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or other borrowings not in excess of $5,000,000 in the aggregate or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; or (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of 110% of the amount thereof provided for in the Company's current business plan, a copy of which has heretofore been furnished to Parent; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

        (f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practices, or grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into or modify any employment or severance agreement, in excess of $100,000 with, any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining agreement, Employee Plan (within the meaning of Section 2.11 of this Agreement), trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Employee Plan, trust, fund, policy or arrangement.

        (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof;

        (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or other settlements not in excess of $2,000,000 in the aggregate;

        (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $5,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

        (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) considering, negotiating, approving and recommending to the shareholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, (ii) taking and disclosing to its shareholders a position with respect to any tender or exchange offer commenced by a third party, or amending or withdrawing such position, as contemplated by Rules 14d- 9 and 14e-2 under the Exchange Act,
(iii) making any disclosure to its shareholders or (iv) furnishing information to a third party which has made a bona fide Acquisition Proposal, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Parent; provided that, as to each of clauses (i), (ii), (iii) and (iv), the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps")) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and, unless the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel) that it is or is reasonably likely to be inconsistent with its fiduciary duties, shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of Parent, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(c).

    (c) Anything to the contrary in this Section or elsewhere in this Agreement notwithstanding, the Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of the matters set forth in Section 5.02, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal, except (x) to the extent that such Board of Directors reasonably determines in good faith (after due consultation with independent counsel) that it is or is reasonably likely to be required to cause the Company to act as provided in this Section 4.02(d) in order for the Board of Directors to discharge properly its fiduciary duties and (y) with respect to the approval or recommendation of any Acquisition Proposal or entering into any agreement with respect to any Acquisition Proposal, after the third business day following Parent's receipt of written notice of the information with respect to such Acquisition Proposal, and, if applicable, the second business day after Parent's receipt of written notice of the information with respect to all material amendments or modifications thereto, in each case as contemplated by Section 4.02(b) above.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

    (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

    SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.03 of Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change Parent's Memorandum of Association or Bye-Laws;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in any such case, would materially delay or prevent the consumma tion of the Merger and the other transactions contemplated by this Agreement;

        (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent, and except that Parent may declare and pay quarterly cash dividends of $0.025 per share consistent with past practice; or

        (d) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the shareholders of the Company pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the Company's rights pursuant to last sentence of Section 5.02.

    SECTION 5.02. COMPANY SHAREHOLDERS MEETING. The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold the Company Shareholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to its rights pursuant to the last sentence of Section 4.02(a), the Company shall solicit from its shareholders proxies in favor of approval of the Merger and this Agreement, and shall take all other reasonable action necessary or advisable to secure the vote or consent of shareholders in favor of such approval.

    SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter, dated April 9, 1998 (the "Confidentiality Letter"), between Parent and the Company.

    SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all

United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

    SECTION 5.05. AGREEMENTS WITH RESPECT TO AFFILIATES. (a) The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the " Company Affiliate Letter") identifying all persons who are, at the time of the Company Shareholders Meeting, anticipated to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"), or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions (the "Pooling Rules"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, no less than 35 days prior to the date of the Company Shareholders Meeting a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, in form mutually agreeable to the Company and Parent.

    (b) Parent shall deliver to the Company, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Parent Affiliate Letter") identifying all persons who are, at the time of the Closing, anticipated to be "affiliates" of Parent for purposes of the Pooling Rules. Parent shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Parent Affiliate Letter to deliver to Parent, no less than 35 days prior to the date of Closing a written agreement in connection with restrictions on affiliates under pooling of interests accounting treatment, in form mutually agreeable to the Company and Parent.

    SECTION 5.06. INDEMNIFICATION AND INSURANCE. (a) The By-Laws and Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, (iii) any written determination made by such counsel shall, in the first instance and subject to any contrary determination by a court of competent jurisdiction, be presumptively binding on the parties with respect to whether an Indemnified Party's conduct complies with the standards of applicable law, the Company's

Certificate of Incorporation or By-Laws, or any such applicable contract or agreement, and (iv) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers existing at or before the Effective Time.

    (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section.

    (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

    SECTION 5.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(b) or 6.03(b) unless the failure to give such notice results in material prejudice to the other party.

    SECTION 5.08. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company, except as to any line of business of the Company and its subsidiaries which accounts for no more than 10% of the total revenues of the Company and its subsidiaries taken as a whole, or any line of business of Parent which accounts for no more than 10% of the total revenues of Parent's Disposable and Specialty Products Group. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to Company shareholders who are or will be "5% transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). Parent shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368 of the Code.

    SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE, if it has used all reasonable efforts to consult with the other party.

    SECTION 5.10. LISTING OF PARENT SHARES. Parent shall use its best efforts to cause the Parent Common Shares to be issued in the Merger and upon exercise of the Adjusted Options to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    SECTION 5.11. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Company shall be responsible for the payment of all such taxes and fees.

    SECTION 5.12. OPTION PLANS AND BENEFITS, ETC. (a) Prior to the Effective Time, the Parties to this Agreement shall take all such actions as shall be necessary to effectuate the provisions of Section 1.06(c). The Company shall take such action as is necessary to cause the ending date of the then current offering period under the Company Stock Purchase Plans to be prior to the Effective Time and to terminate such plans as of the Effective Time.

    (b) The Company shall use its best efforts to obtain prior to the Effective Time an acknowledgment from each former PAS stockholder who may be entitled to receive shares of Company Common Stock pursuant to the PAS Obligations, that from and after the Effective Time Tyco Common Shares will be issued in lieu of shares of Company Common Stock issuable pursuant to the PAS Obligations, as provided in Section 1.06(c)(2) of this Agreement.

    (c) Parent and Sub agree that, effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation and its subsidiaries and successors to, provide those persons who, immediately prior to the Effective Time, were employees of the Company or its subsidiaries ("Retained Employees") with employee welfare and retirement plans and programs which provide benefits that are, in the aggregate, substantially similar to those provided to such Retained Employees immediately prior to the date hereof. With respect to such benefits, (i) service accrued by such Retained Employees during employment with the Company and its subsidiaries prior to the Effective Time shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Employee Plan (as defined in Section 2.11(a)) and eligibility waiting periods under any group health plan shall be waived with respect to such Retained Employees and their eligible dependents, and (iii) Retained Employees shall be given credit for amounts paid under an Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans maintained by Parent, the Surviving Corporation or their subsidiaries.

    SECTION 5.13. ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company shall use its best efforts to cause Deloitte & Touche, LLP to deliver to Parent, and Parent shall use its best efforts to cause Coopers & Lybrand to deliver to the Company, a letter covering such matters as are reasonably requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

    SECTION 5.14. POOLING ACCOUNTING TREATMENT. (a) Parent and the Company each agrees to use its best efforts not to take any action that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests, and Parent and the Company each agrees to use its best efforts to take such action as may be reasonably required to negate the impact of any past actions by Parent, the Company or their respective affiliates which would reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests. The taking by Parent or the Company of any action prohibited by the previous sentence, or the failure of Parent or the Company to use its best efforts to take any action required by the previous sentence, if the Merger is not able to be accounted for as a pooling of interests because of such action or failure to take action, shall constitute a breach of this Agreement by such party for the purposes of Section 7.01(i).

    (b) Parent shall use its best efforts to obtain an opinion of Cooper & Lybrand, independent public accountants, to the effect that the Merger, to the best of their knowledge after due inquiry qualifies for pooling of interest accounting treatment if consummated in accordance with this Agreement and the Company shall use its best efforts to obtain an opinion of Deloitte & Touche, independent certified public accountants, to the effect that the Merger, to the best of their knowledge, after due inquiry, qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

    SECTION 5.15. CONNECTICUT TRANSFER ACT. The Company shall comply with all applicable provisions and requirements set forth in the Connecticut Transfer Act, Conn. Gen. Stat. ss.22a-134 et. seq., as amended by Pub. Act 95- 183, in respect of the Merger, required to be complied with prior to the Effective Time, including, without limitation, making all required filings with the Connecticut Department of Environmental Protection and all investigations required to be made in respect thereof.

    SECTION 5.16. DIRECTOR APPOINTMENT. In the event that there shall be a vacancy in the Board of Directors of Parent occurring after the Effective Time and prior to the next annual general meeting of shareholders of Parent, Parent shall take all necessary action, subject to applicable fiduciary obligations of Parent's Board of Directors, to appoint Leon C. Hirsch to fill such vacancy. In the event that no such vacancy shall occur, Parent shall take all necessary action, subject to applicable fiduciary obligations of Parent's Board of Directors, to nominate Mr. Hirsch for election as a director of Parent at the next annual general meeting of shareholders of Parent occurring after the Effective Time.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

    SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy
    Statement/Prospectus shall have been initiated or threatened by the SEC;

        (b) Shareholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company;

        (c) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Foreign Monopoly Laws shall have been obtained.

        (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation or any of its subsidiaries, or (iii) compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; provided that for purposes of this Section 6.01(d) (but not for any other purpose of this Agreement or otherwise), a line of business of the Surviving Corporation and its subsidiaries which accounts for no more than 10% of the total revenues of the Surviving Corporation and its subsidiaries taken as a whole (in the case of (ii) above), or a line of business of Parent which accounts for no more than 10% of the total revenues of Parent's Disposable and Specialty Products Group (in the case of (iii) above) shall not be deemed material;

        (e) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

        (f) Tax Opinions. The Company shall have received a written opinion of Skadden, Arps, and Parent shall have received a written opinion of Kramer, Levin, Naftalis & Frankel, in form and substance reasonably satisfactory to each of them, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368 of the Code and (ii) the transfer of Company Common Stock by Company shareholders, other than Company shareholders who are or will be "5% transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii), pursuant to the Merger will qualify for an exception under Treasury Regulation Section 1.367(a)-3 and accordingly, Parent will be treated as a corporation for United States federal income tax purposes.

    Each party agrees to make all reasonable representations and covenants in connection with the rendering of such opinions; and

        (g) Opinion of Accountant. Parent shall have received an opinion of Coopers & Lybrand, independent certified public accountants, to the effect that the Merger, to the best of their knowledge after due inquiry, qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement. Such opinion shall be in form and substance reasonably satisfactory to Parent and the Company.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

        (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

        (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent;

        (d) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect; and

        (e) Capitalization. The capitalization of the Company on the date of this Agreement and as of the Effective Time (in terms of the sum of the number of shares of Company Common Stock outstanding, plus the number of shares reserved for existing grants pursuant to the Company Stock Option Plans) shall not exceed by more than the sum of the number of shares reserved and available for issuance under the Stock Purchase Plans as of the date hereof (but in no event more than the number of shares set forth in Section 2.03(v)), plus the number of shares, if any, issued pursuant to the PAS Obligations after the date hereof, plus 50,000 shares the capitalization with respect to such outstanding shares and shares reserved for Company Stock Option Plans set forth in Section 2.03 (including Section 2.03 of the Company Disclosure Schedule), and the Aggregate Option Exercise Spread as of the date of this Agreement and as of the Effective Time shall not exceed by more than $5,000,000 the amount set forth in Section 2.11(c) of the Company Disclosure Schedule.

    SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or
    (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President or Chief Financial Officer of Parent;

        (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent to such effect signed by the President or Chief Financial Officer of Parent;

        (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent; and

        (d) Listing. The Parent Common Shares issuable in the Merger and upon exercise of the Adjustment Options shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII

                                  TERMINATION

    SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company or Parent:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 1998 (other than for the reasons set forth in clause (d) below); or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by either Parent or the Company, if the requisite vote of the shareholders of the Company shall not have been obtained by December 31, 1998, or if the shareholders of the Company shall not have approved the Merger and this Agreement at the Company Shareholders Meeting; or

        (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so;
    (ii) the Board of Directors of the Company shall have approved or recommended to the shareholders of the Company an Alternative Transaction (as hereinafter defined); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company approves or recommends that the shareholders of the Company tender their shares in, such tender or exchange offer; or

        (f) by the Company, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do so, in each case in compliance with the provisions of Section 4.02; or

        (g) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, that, if such Terminating Misrepresentation is curable prior to December 31, 1998 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

        (h) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied (a "Company Terminating Change"), or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (a "Parent Terminating Change" and together with a Company Terminating Change, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that if any such Terminating Change is curable prior to December 31, 1998 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

        (i) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, that, if such Terminating Breach is curable prior to December 31, 1998 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i); or

        (j) by Parent if any representation or warranty of the Company shall be untrue when made or shall have become untrue such that the condition set forth in Section 6.02(e) would not be satisfied (other than by reason of a Terminating Breach).

    As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders (i) except that the Company or Parent or Merger Sub may have liability as set forth in Section 7.03 and Section 8.01 hereof, and (ii) except as provided in Section 7.03, nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

    SECTION 7.03. FEES AND EXPENSES. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) The Company shall pay Parent a fee of $125 million (the "Fee"), plus Parent's actual, documented and reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses", as applicable to Parent or Company), but in no event more than $5 million, upon the first to occur of any of the following events:

        (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval of the Merger and this Agreement by the shareholders of the Company by December 31, 1998 or of the failure of the shareholders of the Company to approve the Merger and this Agreement at the Company Shareholders Meeting; provided, however, that the Fee and Expenses shall not be payable under this clause (i) if the Company Shareholders Meeting is held and the holders of the requisite number of shares of Company Common Stock do not vote to approve the Merger and the Agreement, unless an Acquisition Proposal is subsequently consummated, which Acquisition Proposal was publicly announced within one year of the date the Company Shareholders Meeting (including any adjournment thereof); or

        (ii) the termination of this Agreement by Parent pursuant to Section 7.01(e); or

       (iii) the termination of this Agreement by the Company pursuant to
    Section 7.01(f); or

        (iv) the termination of this Agreement by Parent pursuant to Section 7.01(i), provided that the Terminating Breach referred to therein is willful.

    (c) Upon a termination of this Agreement by Parent pursuant to Section 7.01(g) or 7.01(j), the Company shall pay to Parent the Expenses of Parent relating to the transactions contemplated by this Agreement, but in no event more than $5 million. Upon termination of this Agreement by Company pursuant to
Section 7.01(g), Parent shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, but in no event more than $5 million.

    (d) The Fee and/or Expenses payable pursuant to Section 7.03(b) or Section 7.03(c) shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b) or Section 7.03(c); provided that, in no event shall the Company or Parent, as the case may be, be required to pay such Fee and/or Expenses to the other party, if, immediately prior to the termination of this Agreement, the party entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Sections 5.06 and 5.08 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

    SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Parent or Merger Sub:

       Tyco International Ltd.
       The Gibbons Building
       10 Queen Street, Suite 301
       Hamilton, Bermuda HM11
       Telecopier No.: (441) 295-9647
       Telephone No.: (441) 292-8674
       Attention: Secretary

    With a copy to:

       Tyco International (US) Inc.
       One Tyco Park
       Exeter, NH 03833
       Telecopier No.: (603) 778-7330
       Telephone No.: (603) 778-9700
       Attention: General Counsel, Tyco International (US) Inc.

    and

       Kramer, Levin, Naftalis & Frankel
       919 Third Avenue
       New York, NY 10022
       Telecopier No.: (212) 715-8000
       Telephone No.: (212) 715-9100
       Attention: Joshua M. Berman, Esq.

    (b) If to the Company:

       United States Surgical Corporation
       150 Glover Avenue
       Norwalk, Connecticut 06856
       Telecopier No.: (203) 846-5988
       Telephone No.: (203) 845-1000
       Attention: General Counsel

    With a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, NY 10022
       Telecopier No.: (212) 735-3000
       Telephone No.: (212) 735-2000
       Attention: Paul T. Schnell, Esq.

    SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or
    (B) the right to vote pursuant to any agreement, arrangement or understanding, or (ii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

        (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07. SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances, considering not only the Merger Consideration but also the outstanding funded indebtedness (including capital leases) of the Company and its subsidiaries. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

    SECTION 8.09. ASSIGNMENT; MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

    SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

    SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 8.12. GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

    (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the federal courts of the United States located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

    SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    [This space intentionally left blank.]

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                TYCO INTERNATIONAL LTD.

                                By   /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                     Name: Mark H. Swartz
                                     Title: Executive Vice President and
                                     Chief Financial Officer

                                T11 ACQUISITION CORP.

                                By   /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                     Name: Mark H. Swartz
                                     Title: Vice President

                                UNITED STATES SURGICAL CORPORATION

                                By   /s/ LEON C. HIRSCH
                                     -----------------------------------------
                                     Name: Leon C. Hirsch
                                     Title: Chairman of the Board and
                                     Chief Executive Officer

                                                                         ANNEX B

                                     [LOGO]

                                          May 25, 1998

Board of Directors
United States Surgical Corporation
150 Glover Avenue
Norwalk, CT 06856

Members of the Board:

    You have informed us that Tyco International Ltd. ("Acquiror"), T11 Acquisition Corp., a newly-formed, wholly-owned subsidiary of the Acquiror ("Sub"), and United States Surgical Corporation (the "Company") propose to enter into an Agreement and Plan of Merger, dated as of May 25, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with and into the Company pursuant to a transaction in which each outstanding share of the common stock, par value $.10 per share of the Company (the "Company Shares") other than shares held in the Treasury of the Company or owned by the Acquiror, Sub, or any subsidiary of the Company or Acquiror will be converted into the right to receive 0.7606 shares (the "Exchange Ratio") of common stock, par value $.20 per share, of the Acquiror (the "Acquiror Shares"). You have also informed us that the Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and to be accounted for as a pooling of interests transaction.

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the holders of Company Shares of the Exchange Ratio.

    In arriving at the opinion set forth below, we have, among other things:

    (a) reviewed the Merger Agreement dated May 25, 1998, in the form provided to us;

    (b) reviewed certain publicly available business and financial information that we deemed relevant relating to the Acquiror and the Company and the respective industries in which they operate;

    (c) reviewed certain internal non-public financial and operating data provided to us by or on behalf of the managements of the Company and the Acquiror relating to their respective businesses, including certain forecast and projection information as to the future financial results of such businesses, as well as the amount and timing of the cost savings and related expenses and synergies projected to result from the Merger (the "Expected Synergies");

    (d) discussed with members of the senior management and representatives of the Company and the Acquiror the operations, historical financial statements and future prospects (before and after giving effect to the Merger) of the Company and the Acquiror, as well as their views of the business, operational and strategic benefits and other implications of the Merger, including the Expected Synergies and such other matters as we deemed necessary or appropriate (and, in the case of the future prospects of the Acquiror, been informed by the Acquiror to rely on public analysts' estimates as the most reasonable estimates for the purposes of this opinion);

    (e) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the relevant historical stock prices and trading volumes of the Company Shares, the Acquiror Shares and certain publicly traded securities of such other companies;

    (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed relevant to the Merger and otherwise relevant to our inquiry; and

    (g) made such other analyses and examinations as we have deemed necessary or appropriate.

    We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion, and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company or the Acquiror, nor assumed any obligation to conduct nor have we conducted a physical inspection of the properties and facilities of the Company or the Acquiror. We have assumed that the financial forecast and projection information and the Expected Synergies provided to or discussed with us by or on behalf of the Company and/or the Acquiror have been reasonably determined on bases reflecting the best currently available estimates and judgements of the managements of the Company and the Acquiror as to the future financial performance of the Company and the Acquiror, as the case may be, and the Expected Synergies. We have further assumed that, in all material respects, such forecasts, projections and Expected Synergies will be realized in the amounts and time indicated thereby. We express no view as to such forecast or projection information or the assumptions on which they were based.

    We have not been asked to consider, and this opinion does not in any manner address, the prices at which the Company Shares or the Acquiror Shares will actually trade following the announcement or consummation of the Merger.

    For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either of the Company or the Acquiror are party, as contemplated by the Merger Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company and the Acquiror of the Merger.

    Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the holders of Company Shares of the Exchange Ratio and we express no opinion as to the merits of the underlying decision by the Company to engage in the Merger. This opinion does not constitute a recommendation to any holder of Company Shares as to how such holder of Company Shares should vote with respect to the Merger or any matter related thereto.

    Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, payment of a significant portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and/or investment banking services to the Acquiror and the Company. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Acquiror and the Company for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Shares.

    This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Merger and shall not be used for any other purpose without the prior written consent of Chase Securities Inc.

                                          Very truly yours,

                                          [LOGO]

                                          CHASE SECURITIES INC.

                                          [SIGNATURE]

                                          BY GREGORY L. SORENSEN, MD

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of the Tyco Bye-Laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $75,000,000 of insurance to reimburse its directors and officers for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 21. EXHIBITS

      2.1  --Agreement and Plan of Merger, dated as of May 25, 1998, by and among Tyco, T11
             Acquisition Corp. and United States Surgical Corporation (included as Annex A to the
             Proxy Statement/Prospectus which forms a part of this Registration Statement)
      3.1  --Memorandum of Association of Registrant (previously filed as an Exhibit to
             Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1996)
      3.2  --Certificate of Incorporation on Change of Name (previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed July 10, 1997 (the "July 10, 1997
             8-K"))
      3.3  --Bye-Laws of the Registrant (previously filed as an Exhibit to Registrant's
             Registration Statement on Form S-3 (File No. 333-50855))
      4.1  --Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996
             (previously filed as an Exhibit to Registrant's Form 8-A dated November 12, 1996)
      4.2  --First Amendment between Registrant and Citibank, N.A. dated as of March 3, 1997 to
             Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996
             (previously filed as an Exhibit to Registrant's Form 8-A/A dated March 3, 1997)
      4.3  --Second Amendment between Registrant and Citibank, N.A. dated as of July 2, 1997 to
             Rights Agreement between Registrant and Citibank N.A. dated as of November 6, 1996
             (previously filed as an Exhibit to Registrant's Form 8-A/A dated July 2, 1997)
       5   --Opinion of Appleby, Spurling & Kempe regarding the validity of the Tyco Common
             Shares to be issued to the US Surgical shareholders*
      8.1  --Tax Opinion of Kramer, Levin, Naftalis & Frankel*
      8.2  --Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
      8.3  --Tax Opinion of Appleby, Spurling & Kempe*
      15   --Letter re: Unaudited interim financial information of United States Surgical
             Corporation
     23.1  --Consent of PricewaterhouseCoopers
     23.2  --Consent of PricewaterhouseCoopers LLP
     23.3  --Consent of Arthur Andersen LLP
     23.4  --Consent of Deloitte & Touche LLP

     23.5  --Consent of Appleby, Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)*
     23.6  --Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 8.1)*
     23.7  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.2)*
     23.8  --Consent of Chase Securities Inc.
     24.1  --Power of Attorney (contained on signature page hereto)

------------------------

*   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The Registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 14th day of July 1998.

                                TYCO INTERNATIONAL LTD.

                                By:  /s/ MARK H. SWARTZ
                                     ------------------------------------------
                                     Mark H. Swartz
                                       Executive Vice President-Chief Financial
                                       Officer
                                       (Principal Financial and Accounting
                                       Officer)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. DENNIS KOZLOWSKI AND MARK H. SWARTZ, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and neccesary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 14, 1998 in the capacities indicated below.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

               /s/ L. DENNIS KOZLOWSKI                  Chairman of the Board, President, Chief Executive
   ------------------------------------------------       Officer and Director (Principal Executive Officer)
                 L. Dennis Kozlowski

               /s/ MICHAEL A. ASHCROFT                  Director
   ------------------------------------------------
                 Michael A. Ashcroft

                 /s/ JOSHUA M. BERMAN                   Director and Vice President
   ------------------------------------------------
                   Joshua M. Berman

                /s/ RICHARD S. BODMAN                   Director
   ------------------------------------------------
                  Richard S. Bodman

                   /s/ JOHN F. FORT                     Director
   ------------------------------------------------
                     John F. Fort

                 /s/ STEPHEN W. FOSS                    Director
   ------------------------------------------------
                   Stephen W. Foss

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------
               /s/ RICHARD A. GILLELAND                 Director
   ------------------------------------------------
                 Richard A. Gilleland

                /s/ PHILIP M. HAMPTON                   Director
   ------------------------------------------------
                  Philip M. Hampton

               /s/ JAMES S. PASMAN, JR.                 Director
   ------------------------------------------------
                 James S. Pasman, Jr.

                 /s/ W. PETER SLUSSER                   Director
   ------------------------------------------------
                   W. Peter Slusser

                  /s/ MARK H. SWARTZ                    Executive Vice President-Chief Financial Officer
   ------------------------------------------------       (Principal Financial and Accounting Officer)
                    Mark H. Swartz

               /s/ FRANK E. WALSH, JR.                  Director
   ------------------------------------------------
                 Frank E. Walsh, Jr.

                               INDEX TO EXHIBITS

                                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                                   NUMBERED
 NUMBER                                            DESCRIPTION                                               PAGE
---------  -------------------------------------------------------------------------------------------  ---------------
      2.1  --Agreement and Plan of Merger, dated as of May 25, 1998, by and among Tyco, T11
             Acquisition Corp. and United States Surgical Corporation (included as Annex A to the
             Proxy Statement/Prospectus which forms a part of this Registration Statement)
      3.1  --Memorandum of Association of Registrant (previously filed as an Exhibit to Registrant's
             Annual Report on Form 10-K for the Year Ended December 31, 1996)
      3.2  --Certificate of Incorporation on Change of Name (previously filed as an Exhibit to the
             Registrant's Current Report on Form 8-K filed July 10, 1997 (the "July 10, 1997 8-K"))
      3.3  --Bye-Laws of the Registrant (previously filed as an Exhibit to the Registrant's
             Registration Statement on Form S-3 (File No. 333-50855))
      4.1  --Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996
             (previously filed as an Exhibit to Registrant's Form 8-A dated November 12, 1996)
      4.2  --First Amendment between Registrant and Citibank, N.A. dated as of March 3, 1997 to Rights
             Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated March 3, 1997)
      4.3  --Second Amendment between Registrant and Citibank, N.A. dated as of July 2, 1997 to Rights
             Agreement between Registrant and Citibank N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated July 2, 1997)
        5  --Opinion of Appleby, Spurling & Kempe regarding the validity of the Tyco Common Shares to be issued to the US Surgical shareholders*
      8.1  --Tax Opinion of Kramer, Levin, Naftalis & Frankel*
      8.2  --Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
      8.3  --Tax Opinion of Appleby, Spurling & Kempe*
       15  --Letter re: Unaudited interim financial information of United States Surgical Corporation
     23.1  --Consent of PricewaterhouseCoopers
     23.2  --Consent of PricewaterhouseCoopers LLP
     23.3  --Consent of Arthur Andersen LLP
     23.4  --Consent of Deloitte & Touche LLP
     23.5  --Consent of Appleby, Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)*
     23.6  --Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 8.1)*
     23.7  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.2)*
     23.8  --Consent of Chase Securities Inc.
     24.1  --Power of Attorney (contained on signature page hereto)

------------------------

*   To be filed by amendment.